Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-196801 and 333-196801-04

Prospectus Supplement to Prospectus dated October 15, 2015

$952,700,000

Ford Credit Auto Lease Trust 2015-B

Issuing Entity or Trust

Ford Credit Auto	Ford Motor
Lease Two LLC	Credit Company LLC
Depositor	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors beginning on page S-15 of this prospectus supplement and on page 7 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if used with the prospectus.

The trust will issue:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes	$ 160,000,000	0.43000%	November 15, 2016
Class A-2a notes	217,000,000	1.04%	May 15, 2018
Class A-2b notes	170,000,000	one-month LIBOR + 0.53%	May 15, 2018
Class A-3 notes	247,000,000	1.38%	December 15, 2018
Class A-4 notes	108,000,000	1.54%	February 15, 2019
Class B notes	50,700,000	1.92%	March 15, 2019
Class C notes(1)	47,300,000	2.44%	April 15, 2020
Total	$ 1,000,000,000

(1)	The Class C notes are not being offered by this prospectus supplement or the prospectus and will initially be retained by the depositor. See “Underwriting” in this prospectus supplement.

•

The notes will be backed by an exchange note, which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers.

•

The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day). The first payment date will be November 16, 2015. The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full prior to that date.

•	The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.
•	The credit enhancement for the notes will be a reserve account, subordination, overcollateralization, and excess spread.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	100.00000%	0.05000%	99.95000%
Class A-2a notes	99.99801%	0.20000%	99.79801%
Class A-2b notes	100.00000%	0.20000%	99.80000%
Class A-3 notes	99.98201%	0.25000%	99.73201%
Class A-4 notes	99.97808%	0.30000%	99.67808%
Class B notes	99.99227%	0.35000%	99.64227%
Total	$952,623,653.69	$1,972,950.00	$950,650,703.69

(1)                 Before deducting expenses estimated to be $950,000 and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Bradesco BBI
Credit Agricole Securities
Goldman, Sachs & Co.
J.P. Morgan

SMBC Nikko		UniCredit Capital Markets

The date of this prospectus supplement is October 21, 2015

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus contain information about Ford Credit Auto Lease Trust 2015-B and the terms of the notes to be issued by the trust.  You should only rely on information contained or referenced in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•                  Transaction Structure Diagram — shows the structure of this securitization transaction, including the credit enhancement available for the notes,

•                  Transaction Parties and Documents Diagram — shows the role of each transaction party and transaction document in this securitization transaction,

•                  Summary — provides an overview of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents on the prior page contains references to key topics.

A glossary of terms is at the end of this prospectus supplement and an index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates in this prospectus supplement are not historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositor consider reasonable.  Forward-looking statements are about circumstances and events that have not yet taken place so they are uncertain and may vary materially from actual events.  Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus supplement and the prospectus completely for more details about this securitization transaction.

____________

(1)                 The titling companies will allocate a reference pool of leases and leased vehicles to the exchange note.  The reference pool will have an initial total securitization value of $1,126,137,291.49 and the exchange note will have an initial note balance of $1,030,927,835.05.

(2)                 The reserve account will be funded on the closing date at 0.50% of the initial total securitization value.

(3)                 Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.

(4)                Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal of the notes.

(5)                 All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred.  For more details about subordination, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

(6)                 All available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, will be used first to pay principal of the notes until the targeted overcollateralization amount is reached.

(7)                 The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and each transaction document in this securitization transaction.  Forms of the documents are exhibits to the registration statement filed with the SEC that includes the prospectus.

CAB East LLC
CAB West LLC
(titling companies)
Ford Motor Credit Company LLC
(sponsor and administrator)
Ford Credit Auto Lease Two LLC
(depositor)
The Bank of New York Mellon
(Indenture Trustee)
Ford Credit Auto Lease Trust 2015-B
(issuing entity or trust)
U.S. Bank Trust National Association
(owner trustee)
Underwriters
Investors
1
2
3
4
5
6
7
8

1. CREDIT AND SECURITY AGREEMENT AND EXCHANGE NOTE SUPPLEMENT

- the titling companies issue the exchange note to Ford Credit pursuant to the exchange note supplement
- the titling companies apply collections on the reference pool to pay the servicer and to make payments on the exchange note

2. FIRST-TIER SALE AGREEMENT

- the sponsor sells the exchange note to the depositor

3. SECOND-TIER SALE AGREEMENT

- the depositor sells the exchange note to the trust

4. INDENTURE

- the trust pledges the exchange note to the indenture trustee to secure the notes
- the trust issues the notes to the depositor
- the trust applies payments on the exchange note to pay fees and expenses of the trust and make payments on the notes in the priority of payments order
- the trust appoints The Bank of New York Mellon as Indenture Trustee

5. SERVICING AGREEMENT AND SERVICING SUPPLEMENT

- the trust appoints Ford Credit as servicer and pays the servicing fee
- Ford Credit makes representations about the leases and leased vehicles in the reference pool
- the servicer agrees to remove ineligible leases and certain other leases and leased vehicles from the reference pool

6. TRUST AGREEMENT

- Ford Credit Auto Lease Trust 2015-B established as a Delaware statutory trust
- the depositor appoints U.S. Bank Trust National Association as owner trustee
- establishes the rights of the holder of the residual interest in the trust

7. ADMINISTRATION AGREEMENT

- the trust appoints Ford Credit as administrator of the trust to perform administrative duties of the trust under the indenture

8. UNDERWRITING AGREEMENT

- the depositor sells the offered notes to the underwriters
- the underwriters purchase the offered notes and offer them to investors

TRANSACTION PAYMENTS DIAGRAM

The following diagram shows how exchange note available funds are distributed on each payment date and how available funds are distributed on each payment date.  The priority of payments shown in this diagram will apply unless (a) the exchange note is accelerated after a facility default or an exchange note default or (b) the notes are accelerated after an Event of Default.

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes.  It does not contain all of the information that you should consider in making your decision to purchase any notes.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus supplement and the prospectus completely, especially “Risk Factors” beginning on page S-15.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase an exchange note from Ford Credit.  The exchange note will be issued by the titling companies and backed by a reference pool of leases and leased vehicles purchased by the titling companies from motor vehicle dealers.  The trust will issue the notes to the depositor in consideration for the exchange note on the closing date.  The depositor will sell the offered notes to the underwriters who will offer them to investors.

Transaction Parties

Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator

Ford Motor Credit Company LLC, or “Ford Credit”

Depositor

Ford Credit Auto Lease Two LLC

Issuing Entity or Trust

Ford Credit Auto Lease Trust 2015-B

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

Titling Companies

CAB East LLC
CAB West LLC

Collateral Agent

HTD Leasing LLC

Administrative Agent

U.S. Bank National Association

For more information about the transaction parties, you should read “Transaction Parties” in this prospectus supplement.

Closing Date

The trust expects to issue the notes on or about October 27, 2015, the “closing date.”

Cutoff Date

Collections on the leases and leased vehicles included in the reference pool on or after October 1, 2015, the “cutoff date,” will be used to make payments on the exchange note.  Payments on the exchange note will be used to make payments on the notes.

Notes

The trust will issue the following notes:

	Principal Amount	Interest Rate
Class A-1 notes	$160,000,000	0.43000%
Class A-2a notes	$217,000,000	1.04%
Class A-2b notes	$170,000,000	One-month LIBOR + 0.53%
Class A-3 notes	$247,000,000	1.38%
Class A-4 notes	$108,000,000	1.54%
Class B notes	$50,700,000	1.92%
Class C notes(1)	$47,300,000	2.44%

(1)     The Class C notes are not being offered by this prospectus supplement or the prospectus and will initially be retained by the depositor.  See “Underwriting” in this prospectus supplement.

The Class A-2b notes are sometimes referred to as the “floating rate notes.”  The Class A-2a and Class A-2b notes are collectively referred to as the “Class A-2 notes” and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis.  The Class A-1, Class A-2, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.”  The Class A and Class B notes are being offered by this prospectus supplement and the prospectus and are collectively referred to as the “offered notes” and, together with the Class C notes, the “notes.”

The depositor will initially retain the Class C notes and the residual interest in the trust.

Payment Dates

The trust will pay interest and principal on the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be November 16, 2015.

The notes, except the Class A-1 and Class A-2b notes, will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to November 15, for the first period).

The Class A-1 and Class A-2b notes will accrue interest on an “actual/360” basis from the prior payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.

Final Scheduled Payment Date
Class A-1 notes	November 15, 2016
Class A-2a notes	May 15, 2018
Class A-2b notes	May 15, 2018
Class A-3 notes	December 15, 2018
Class A-4 notes	February 15, 2019
Class B notes	March 15, 2019
Class C notes	April 15, 2020

It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

For more details about the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of

Interest” and “— Payments of Principal” and “Weighted Average Life of the Notes” in this prospectus supplement.

Optional Redemption or “Clean Up Call”

The servicer will have a “clean up call” option to purchase the exchange note on any payment date that the principal amount of the notes is 5% or less of the initial principal amount of the notes.  The servicer may exercise its clean up call only if the purchase price for the exchange note is sufficient to pay in full the notes and all fees and expenses of the trust.  On the servicer’s exercise of its clean up call, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’“ in this prospectus supplement.

Calculation Agent

The “calculation agent” will be the indenture trustee.  The calculation agent will determine LIBOR and calculate the interest rate for the floating rate notes.

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Trust Assets

The trust assets will include:

•    the exchange note,

•    rights to funds in the reserve account and the collection account,

•    rights to funds from the reallocation of ineligible leases and other leases and leased vehicles from the reference pool, and

•    rights under the transaction documents for servicer advances.

Exchange Note

The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit.  The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

On the closing date, the note balance of the exchange note will be $1,030,927,835.05.  The exchange note will accrue interest at a rate of 2.45%.

The titling companies will use “exchange note available funds” received on a “reference pool” of leases and leased vehicles to make payments on the exchange note, including:

•    payments by or on behalf of the lessees on the leases,

•    net proceeds from sales of leased vehicles, and

•    proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For more details about the exchange note, you should read “Description of the Exchange Note” in this prospectus supplement.

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles.  A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

Each lease in the reference pool is assigned a securitization value.  The “securitization value” of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments plus (2) the base residual value of the related leased vehicle.  The “base residual value” of a leased vehicle is the lesser of the contract residual value and the ALG base residual value for the leased vehicle.  The “total securitization value” is the aggregate securitization value of all leases in the reference pool.

For more information about the calculation of securitization value, you should read the definition of securitization value in “Glossary of Terms” in this prospectus supplement.

Summary characteristics of the reference pool on the cutoff date:

Number of leases	47,223
Initial total securitization value	$1,126,137,291.49
Residual portion of securitization value	$729,009,536.50
Residual portion of securitization value(1)	64.74%
Base monthly payments plus base residual value	$1,264,186,713.37
Base residual value	$836,099,578.22
Base residual value(1)	74.24%
Base residual value(2)	66.14%
Weighted average(3) original term	34.5 months
Weighted average(3) remaining term	24.2 months
Weighted average(3) FICO® score(4)	741

(1)	As a percentage of the initial total securitization value.
(2)	As a percentage of base monthly payments plus base residual value.
(3)	Weighted averages are weighted by the securitization value of each lease on the cutoff date.
(4)

This weighted average excludes leases that have lessees who did not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes or (b) are individuals with minimal or no recent credit history.

For more information about the characteristics of the reference pool, you should read “Composition of the Reference Pool” attached as Annex A to this prospectus supplement.

Servicer

Ford Credit will be the servicer of the leases and leased vehicles in the reference pool.

The trust will pay the servicer on each payment date (1) a servicing fee for each month equal to 1/12 of 1.00% of the total securitization value at the beginning of the prior month and (2) an administration fee equal to 1/12 of 0.01% of the principal amount of the notes at the end of the prior month.

For more information about the servicer, you should read “Transaction Parties — Servicer” in this prospectus supplement.

Priority of Payments on the Exchange Note

On each payment date, the trust will use exchange note available funds for the prior month to make payments on the exchange note in the order of priority listed below.  Exchange note available funds generally will include all amounts collected on the reference pool from the prior month.  This priority will apply unless the exchange note is accelerated after a facility default or an exchange note default.

(1)   Servicing Fee and Advance Reimbursement — to the servicer, the servicing fee and reimbursement of outstanding servicer advances,

(2)    Interest — to the trust, interest due on the exchange note,

(3)    Shortfall Payments — to the trust, the amounts necessary to cover any shortfall in payments under items (1) through (7) under “— Priority of Payments on the Notes” below,

(4)    Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(5)    Principal — to the trust, principal on the exchange note equal to the excess of the principal amount of the notes over the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any payments of principal made in item (3) above,

(6)    Shared Amounts — to be applied as shared amounts for any exchange note other than the exchange note owned by the trust if there has been a failure to pay principal or interest owed on the other exchange note, and

(7)    Remaining Amounts — to be applied under the revolving credit facility, all remaining amounts.

For more details about the priority of payments on the exchange note and the allocation of funds on each payment date you should read “Description of the Exchange Note — Priority of Payments on the Exchange Note” and “— Shared Amounts” in this prospectus supplement.

Priority of Payments on the Notes

On each payment date, the trust will use the amounts received on the exchange note on that payment date, or “available funds,” to make payments on the notes in the order of priority listed below.  This priority will apply unless the notes are accelerated after an event of default:

(1)    Trustee Fees and Expenses — to the indenture trustee and the owner trustee, the fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $150,000 per year,

(2)    Administration Fee — to the servicer, the administration fee,

(3)    Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)    First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the total securitization value at the beginning of the month that includes the payment date,

(5)    Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)    Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A and Class B notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first priority principal payment on that payment date,

(7)    Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)    Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)    Regular Principal Payment — to the noteholders, sequentially by class, an amount equal to the excess of the principal amount of the notes over the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any first and second priority principal payment on that payment date,

(10)      Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all fees, expenses and indemnities due to the extent not paid in item (1) above, and

(11)      Residual Interest — to the holder of the residual interest in the trust, all remaining amounts.

The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

For more details about the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the leases and leased vehicles in the reference pool and potential shortfalls in the amount of cash available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $5,630,686.46 in the reserve account, which is 0.50% of the initial total securitization value.

If the exchange note available funds are insufficient to cover all amounts payable under items (1) through (3) under “— Priority of Payments on the Exchange Note” above, the indenture trustee will withdraw the amounts from the reserve account to cover the shortfall.  The indenture trustee also will withdraw the amounts from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If amounts are withdrawn from the reserve account, they will be replenished to the extent of exchange note available funds and available funds on subsequent payment dates occurring prior to the final scheduled payment date for the Class C notes after the trust makes all higher priority payments.

For more information about the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on the Class B or Class C notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes).  The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

For more details about the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  It is composed of (i) the excess of the total securitization value over the balance of the exchange note and (ii) the excess of the balance of the exchange note over the principal amount of the notes.  Overcollateralization means there will be additional leases and leased vehicles generating collections that can be used to cover losses on the reference pool.  On the closing date, overcollateralization will be $126,137,291.49, which is 11.20% of the initial total securitization value.

This securitization transaction is structured to use all available funds remaining after payments more senior to the principal payments on the notes have been made to pay principal on the notes until the targeted overcollateralization amount is reached.  After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level.  The targeted overcollateralization amount will be $154,280,808.93, which is 13.70% of the initial total securitization value.

For more details about the overcollateralization, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Excess Spread

There are two types of excess spread.  First, there is excess spread representing the excess of collections on the reference pool over the sum of the servicing fee, the interest payments on the exchange note and the reduction in the total securitization value.  This excess spread will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Second, there is excess spread representing the excess of the interest payments on the exchange note received by the trust over the senior fees and expenses of the trust and the interest payments on the notes.  This excess spread will be available to pay principal on the notes.

For more details about the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread” in this prospectus supplement.

Reallocation of Leases and Leased Vehicles from the Reference Pool

Ford Credit, as servicer, may be required from time to time to reallocate some leases and leased vehicles from the reference pool and to make a corresponding payment to the collection account.  Ford Credit will be required to reallocate a lease and leased vehicle from the reference pool if (1) the representations it made about the lease and leased vehicle are later discovered to have been untrue, are not corrected and have a material adverse effect on the lease or leased vehicle, (2) its servicing materially impairs the lease or leased vehicle or (3) it changes the amount of the base monthly payment or grants payment or term extensions under the lease that extend the lease’s term beyond a stated date.

For more details about the servicer’s obligations to reallocate ineligible leases and leased vehicles, you should read “Reference Pool — Representations about the Reference Pool and Obligation to Reallocate Ineligible Leases and Leased Vehicles on Breach” in this prospectus supplement.  For more details about the servicer’s other obligations to reallocate leases and leased vehicles, you should read “Servicing the Reference Pool and the Securitization Transaction — Obligations to Reallocate Leases and Leased Vehicles” in the prospectus.

Controlling Class

Holders of the Controlling Class will control the ability to make some decisions about the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the exchange note or direct the indenture trustee to exercise other remedies following an event of default.  Holders of notes that are not part of the Controlling Class will not have these rights.

The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding.  After the Class A notes are paid in full, the most senior class of notes outstanding will be the Controlling Class.

Ratings

The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will reflect the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms.  Each rating agency rating the notes will monitor its ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by another rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat the note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•    the offered notes will be treated as debt, and

•    the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.

Investment Considerations

None of the trust, the depositor or any titling company is registered or required to be registered as an “investment company” under the Investment Company Act of 1940 and, in making this determination for the trust, the trust is relying on the exemption in Rule 3a-7 of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust.  The trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” commonly known as the “Volcker Rule.”

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read “Investment Considerations” in this prospectus supplement.

Contact Information for the Depositor

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number: (313) 594-3495

Email: FSPEMgt@ford.com

Contact Information for the Servicer

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention: Securitization Operations Supervisor

Telephone number: (313) 248-9379

Email: FDSecops@ford.com

Website: www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-1 notes	34530X AA3
Class A-2a notes	34530X AB1
Class A-2b notes	34530X AC9
Class A-3 notes	34530X AD7
Class A-4 notes	34530X AE5
Class B notes	34530X AF2

RISK FACTORS

In addition to the risk factors starting on page 7 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the notes.

Residual value losses could result in losses on your notes

Because the leases in the reference pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the leases.  The aggregate base residual value of the leased vehicles equals 66.14% of the sum of the base monthly payments plus the base residual value. This is the amount that will be available to pay your notes assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value.  The base residual value used in this securitization transaction is the lower of the contract residual value stated in the lease and the ALG base residual value.  The base residual value of 89.79% of the leased vehicles by securitization value equals the ALG base residual value of the leased vehicles.

In order to establish residual values, Ford Credit and ALG each take into account a number of factors that will affect the value of each leased vehicle in the future.  These factors include the characteristics of the lease, such as its term, its scheduled termination month and its maximum allowable mileage, and the leased vehicle, such as vehicle make, type, power source and model and the manufacturer’s suggested retail price.  Some factors expected to affect the value of a leased vehicle in the future can be predicted with a high degree of certainty, although it is impossible to predict with certainty the magnitude of the effect.  For example, a vehicle leased under a longer term lease or with a higher maximum allowed mileage would generally be expected to have a lower residual value than an identical vehicle leased under a shorter term lease or with a lower maximum allowed mileage.  There are other factors that cannot be predicted with a high degree of certainty that will also affect the value of a leased vehicle in the future.  For example, it is impossible to predict with certainty the residual value of a vehicle of a specific make, type or model relative to the residual value of a vehicle of a different make, type or model.

In order to establish residual values, Ford Credit and ALG each make predictions about a number of factors that may affect the supply and demand for used vehicles, including changes in consumer tastes and economic factors, fuel prices, changes in technology, vehicle manufacturer decisions and government actions, as described under “Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn and market factors may reduce used vehicle prices” in the prospectus.  In making forecasts of the value of used vehicles in the future, Ford Credit and ALG each also make predictions about a number of factors that affect used vehicle pricing, including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.

In addition, almost all the leases in the reference pool were originated under Ford-sponsored marketing programs.  Under these programs, the contract residual values of the leased vehicles were set higher than the contract residual values Ford Credit would otherwise have set.  As a result, the price at which a lessee may purchase one of these leased vehicles was also set higher than it would otherwise have been set, making it more likely that the purchase price will exceed the market value of the leased vehicle at the time of lease termination and less likely that a lessee will purchase one of these leased vehicles.  Consequently, a large portion of the leased vehicles will likely be returned at lease termination and the net sales proceeds on these returned leased vehicles may be less than their base residual values.  Finally, you may not receive the full benefit if the market value is greater than the base residual value because the lessee has the right to purchase the leased vehicle.  The lease contract allows the lessee to purchase the leased vehicle for an amount that exceeds the contract residual value by no more than $500, rather than the market value.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may experience delays in payments or losses on your notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes

An event of default may result in an acceleration of payments on your notes.  If collections on the reference pool and the proceeds of any sale of the leases and leased vehicles or the exchange note are insufficient to pay the amounts owed on your notes, you may have delays in payments or losses on your notes.  If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class are paid in full.

For more details about events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus.  For more details about the change in the priority of payments following some events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Overcollateralization may not increase as expected

The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal on the notes in an amount greater than the decrease in the total securitization value of the reference pool over time.  There can be no assurance that the targeted overcollateralization amount will be reached or maintained, or that the reference pool will generate enough collections to pay your notes in full.

For more details about overcollateralization as a form of credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Geographic concentration may result in more risk to you

As of the cutoff date, the billing addresses of the lessees of the leases in the reference pool are concentrated by initial total securitization value in Michigan (19.08%), New York (12.05%), California (10.88%), New Jersey (7.24%), Ohio (6.97%) and Florida (6.23%).  No other state is more than 5% of the initial total securitization value.  Economic conditions or other factors affecting states with a higher concentration of leases could adversely impact the delinquency, repossession, credit loss or residual losses on the reference pool and could result in delays in payments or losses on your notes.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability.  The ratings reflect each rating agency’s assessment of the future performance of the reference pool, the credit enhancement available for the notes and the likelihood of repayment of the notes.  The reference pool and/or the notes may not perform as expected and the ratings may not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the reference pool, analytical errors, incorrect assumptions or otherwise.  None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes.  If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, the rating may be lower than the ratings by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the reference pool, the credit enhancement available for the notes and the likelihood of repayment of the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Act is extensive legislation that impacts financial institutions and other non-bank financial companies, including Ford Credit.  The Dodd-Frank Act created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.  In June 2015, the Consumer Financial Protection Bureau issued a final rule giving it authority to supervise the largest nonbank automotive finance companies, including Ford Credit.  This is expected to lead to an examination of Ford Credit for compliance with consumer financial protection laws as early as 2015.

In addition, the Dodd-Frank Act increased the regulation of the securitization and derivatives markets.  Many of the new requirements are the subject of implementing regulations, some of which have not yet been finalized.  Until all implementing regulations are finalized, it is not certain whether the new requirements will have an adverse impact on the servicing of the leases and leased vehicles, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For a discussion of the alternative liquidation framework established by the Dodd-Frank Act for non-bank financial companies, you should read “Risk Factors — Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust” and “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Regulatory activity relating to the automotive finance sector and auto securitization has increased, particularly for subprime auto finance.  Since July 2014, several subprime auto finance companies have reported that the U.S. Department of Justice and/or various state attorneys general have served them with subpoenas requesting information relating to their subprime auto financing practices.  Separately, in October 2014 Ford Credit received a voluntary document request from the SEC in connection with its investigation into “certain practices in subprime auto loan ABS.”  The SEC informed Ford Credit that the request was made to a number of automotive finance companies as part of an industry-wide investigation, and Ford Credit is cooperating with the request.

It is not clear whether this or other regulatory activity, if applicable to Ford Credit, would not have an adverse impact on Ford Credit’s securitization programs or your notes.

The trust will issue floating rate notes, but will not enter into interest rate hedges, which could result in losses on your notes if interest rates rise

The leases in the reference pool provide for level monthly payments and the exchange note bears interest at a fixed rate, while the floating rate notes will bear interest at a floating rate based on one-month LIBOR plus a spread.  Even though the trust will issue floating rate notes, it will not enter into any interest rate hedges or other derivatives contracts to mitigate this interest rate risk.

The trust will make payments on the floating rate notes from available funds.  There are no amounts that are dedicated only to the floating rate notes.  Therefore, an increase in market interest rates will cause more of the available funds to be allocated to the floating rate notes, reducing the amount of available funds for distribution to notes subordinate to the floating rate notes.

If the floating rate payable by the trust increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the trust, exceeds the available funds, the trust may not have sufficient funds to make payments on the notes subordinate to the floating rate notes.  In this case, you may experience delays in payments or losses on your notes.

Eligibility of the Class A-1 notes under Rule 2a-7

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  However, the Class A-1 notes could fail to be “eligible securities” under Rule 2a-7 if any NRSRO reduces or withdraws its short-term ratings assigned to the Class A-1 notes.

Any determinations about the qualification of the Class A-1 notes under, and compliance of the class A-1 notes with, other applicable requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

For more information about Rule 2a-7 under the Investment Company Act of 1940, you should read “Investment Considerations” in this prospectus supplement.

TRANSACTION PARTIES

The following information identifies specific transaction parties for this securitization transaction.  For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “Sponsor and Servicer,” “Depositor,” “Issuing Entity,” “Owner Trustee,” “Indenture Trustee,” “Titling Companies,” “Collateral Agent” and “Administrative Agent” in the prospectus.

Depositor

The depositor is Ford Credit Auto Lease Two LLC.  Ford Credit is the sole member of the depositor.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Lease Trust 2015-B.  The trust’s fiscal year is the calendar year.

On the closing date, the depositor will sell the exchange note to the trust and make an initial deposit in the reserve account in consideration for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$160,000,000.00
Class A-2 notes	387,000,000.00
Class A-3 notes	247,000,000.00
Class A-4 notes	108,000,000.00
Class B notes	50,700,000.00
Class C notes	47,300,000.00
Residual Interest —- Overcollateralization	30,927,835.05
Total —- Exchange Note Initial Note Balance	$1,030,927,835.05

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,”  a national banking association, will act as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,”  the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $419 billion as of June 30, 2015, is the parent company of U.S. Bank.  As of June 30, 2015, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of June 30, 2015, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000.  As of June 30, 2015, U.S. Bank Trust was acting as owner trustee on 83 issuances of auto-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto leases.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.

Titling Companies

The titling companies are CAB East LLC and CAB West LLC.  The titling companies purchase leases and the related leased vehicles from dealers.  Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC.  CAB West Holdings, LLC is the sole member of CAB West LLC.  CAB East Holdings, LLC and CAB West Holdings, LLC are wholly-owned subsidiaries of Ford Credit.

For a description of the duties and responsibilities of the titling companies, you should read “Titling Companies” in the prospectus.

Collateral Agent

HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement.  U.S. Bank is the sole member of HTD.

For a description of the duties and responsibilities of the collateral agent, you should read “Collateral Agent” in the prospectus.

Administrative Agent

U.S. Bank, a national banking association, is the administrative agent under the credit and security agreement.  U.S. Bancorp, with total assets exceeding $419 billion as of June 30, 2015, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2015, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 51 domestic and 2 international cities.  The credit and security agreement will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2015, U.S. Bank was acting as trustee for over 85,000 issuances of securities with an aggregate outstanding principal balance of over $3.3 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

For a description of the duties and responsibilities of the administrative agent, you should read “Administrative Agent” in the prospectus.

Sponsor

Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.

The following table contains information about the leases purchased from dealers by Ford Credit as servicer for the titling companies during each of the periods indicated.

Origination Characteristics

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Number of leases originated(1)	196,393	188,763	355,645	324,411	235,936	206,443	115,287
Total acquisition cost (in millions)	$6,043	$5,761	$10,990	$10,028	$7,157	$6,246	$3,456
Weighted average(2) original term (in months)	33.5	33.5	33.6	33.1	30.9	32.2	32.7
Weighted average(2) FICO® score(3) at origination	739	742	743	740	744	746	748

(1)	This is the total number of leases originated during the period indicated, including those for which Ford Credit does not have an ALG residual value or an ALG mark-to-market value.
(2)	Weighted averages are weighted by the acquisition cost of each lease.
(3)

This weighted average excludes leases that have lessees who did not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

During the period covered in the table above, Ford Credit changed its origination and purchasing policies and procedures for leases to respond to market conditions and competitive pressures and to pursue different business strategies.  Although Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles, due to the residual risk associated with closed-end leases, Ford Credit generally establishes a target for its lease purchases based on a percentage of Ford’s retail vehicle sales forecast and works with Ford to design vehicle marketing incentive programs to achieve this target.  The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase leases.

Almost all of the leases purchased by Ford Credit’s titling companies are originated under Ford-sponsored marketing programs.  From a customer’s perspective, the relative attractiveness of leasing a vehicle or purchasing it can depend on the marketing programs available to the customer.  Changes in these programs are the primary reasons for increases or decreases in the number of leases originated.

Changes in auction values of used vehicles impact the economics of leasing and lease payments.  Lower expected auction values generally make leasing more expensive for lease customers, resulting in lower demand for leases and fewer lease originations.  Higher expected auction values, on the other hand, generally make leasing more affordable for lease customers, resulting in higher demand for leases and more lease originations.

During the period covered in the table above, Ford Credit has gradually increased its purchase target for leases as Ford sales increased and funding and other market conditions improved.  This has resulted in an increase in the number of leases originated and a decline in the weighted average FICO® score at origination due to more customers choosing to lease.  In addition, in December 2012, Ford announced the revitalization of the Lincoln Motor Company brand and has offered marketing programs designed to promote leasing of Lincoln vehicles.  This resulted in an increase in the number of leases of Lincoln vehicles and partially offset the decline in the weighted average FICO® score at origination because Lincoln customers typically have higher FICO® scores.  Even though the number of leases originated continued to increase in 2014, FICO® scores also increased because changes made to the origination scoring models for consumer credit applicants in December 2013 made leasing less favorable to lower credit quality applicants.  Ford-sponsored marketing programs in the first half of 2015 have made leasing more attractive, resulting in an increase in the number of leases originated and a decline in the weighted average FICO® score at origination.

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

In April 2010, Ford Credit launched new origination scoring models for commercial lines of credit to improve their performance and accuracy.  As part of its regular cycle plan, Ford Credit launched new origination scoring models for consumer credit applicants in July 2010, for commercial credit applicants in November 2011 and for commercial line of credit applicants in May 2012.  In October 2012, Ford Credit adjusted its consumer and commercial origination scoring models to more accurately reflect portfolio performance and macroeconomic conditions.  As part of its regular cycle plan, Ford Credit again launched new origination scoring models for consumer credit applicants in December 2013 and for commercial credit applicants in April 2015.

In April 2011, Ford Credit began using FICO® scores known as “FICO® 8” after determining that the new FICO® scores improved the performance of its origination scoring models.  Although the FICO® score of individual lessees may be different using FICO® 8, the average FICO® score of the leases Ford Credit purchases has not changed materially as a result of its use of FICO® 8.

During the period covered in the table above, the percentage of applications approved through the electronic decisioning process has generally remained consistent due to the credit quality of lease applicants.  Electronically approved credit applications account for approximately 67% to 72% of the acquisition cost of lease contracts purchased.

In March 2012, to improve efficiencies and align its commercial originations processes, Ford Credit moved all of its commercial lease purchasing functions into the two business center locations responsible for underwriting commercial customers.

Most of the leases purchased by Ford Credit’s titling companies have related leased vehicles with a gasoline power source.  Ford Credit began purchasing a small number of leases with plug-in hybrid electric vehicles and battery electric vehicles in 2012.  The total number and percentage of leased vehicles with an electric power source increased in 2013 and 2014, with most of the increase coming from plug-in hybrid electric vehicles, but has decreased in the first half of 2015 due to lower fuel prices.

For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

Reallocation of Leases and Leased Vehicles — Prior Securitizations

The transaction documents for prior securitizations of leases and leased vehicles sponsored by Ford Credit contain covenants requiring the reallocation of a lease or leased vehicle from the related reference pool for the breach of a representation or warranty.  During the three year period ended December 31, 2014, none of Ford Credit, the depositor, the indenture trustee or the owner trustee received a demand to reallocate a lease or leased vehicle from the reference pool underlying any prior securitization transactions.  Ford Credit, as securitizer, discloses all fulfilled and unfulfilled reallocation requests for leases and leased vehicles that were the subject of a demand for reallocation on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G with the SEC on February 6, 2015.  Ford Credit’s CIK number is 0000038009.

For more information on obtaining a copy of the report, you should read “Where You Can Find More Information” in the prospectus.

Static Pool Information — Prior Securitized Pools

Static pool information about prior reference pools of leases and related leased vehicles that were securitized by Ford Credit is in Annex B to this prospectus supplement.  The information in Annex B consists of prepayment, delinquency, termination and loss data for the prior reference pools and summary information about the original characteristics of the prior reference pools.  The prepayments, delinquencies, terminations or losses of a particular pool of leases may differ from the information shown in Annex B for prior reference pools of leases.

Servicer

Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and this securitization transaction.  Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments on the exchange note and to the noteholders based on information and calculations provided by the servicer.

The following tables show Ford Credit’s residual performance and its delinquencies, repossessions and credit losses for its portfolio of leases, including leases in reference pools that Ford Credit continues to service.  Residual performance, delinquencies, repossessions or credit losses may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  The residual performance, delinquencies, repossessions or credit losses of a particular pool of leases may differ from that shown in the tables below, and any trends shown in the tables may not continue.

Residual Performance.  The number of terminated leases declined in 2011 and 2012 due to fewer leases having been originated in prior periods.  The number of terminated leases increased in 2013 and 2014 due to the increase in originations beginning in 2010 and lease terms that concentrated terminations in the first half of 2014.  Changes in the number of terminated leases reflects increases or decreases in originations two to three years earlier based on the average lease terms of Ford Credit’s leases.  As used in the table below, “terminated leases” are leases for which (1) the related leased vehicle was returned during the period and sold by July 31, 2015, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period.

“Vehicles returned and sold” refers to the returned vehicles under terminated leases during the period that were sold by July 31, 2015.  The average residual loss on vehicles returned and sold and the return rate declined in 2011 as auction values improved.  Beginning in 2012 and continuing in 2013, the return rate and average residual loss on vehicles returned and sold both increased, primarily reflecting lower auction values for used vehicles, especially luxury cars and vehicles with more expensive option packages.  The return rate and the average residual loss on vehicles returned and sold continued to increase in 2014 due to higher participation rates in early lease termination programs, lessees choosing to purchase or lease new Ford or Lincoln vehicles with refreshed body styles and more shorter term leases terminating, which are more frequently returned than longer term leases.  The average residual loss on vehicles returned and sold and the return rate decreased in the first half of 2015 due to a higher number of longer-term leases terminating and lower fuel prices increasing the value of trucks, SUVs and CUVs.  Auction values remain variable and can be seasonal.

During the periods covered in the table below, Ford-sponsored marketing programs more evenly balanced Ford Credit’s portfolio of leased vehicles between small and large vehicles, causing the average adjusted MSRP in Ford Credit’s lease portfolio to decline in 2011.  The higher average adjusted MSRP for leased vehicles returned and sold in 2012 reflects a change in Ford-sponsored marketing programs in some prior years to promote higher cost Lincoln vehicles that are more frequently leased rather than purchased.  Because the increase in volume of vehicles returned and sold since 2012 included a greater proportion of small vehicles, the impact of Lincoln vehicles was diluted, resulting in a decrease to the average adjusted MSRP from the level in 2012 for each year and for the first half of 2015.  The average ALG base residual value declined in 2011 due to a greater proportion of vehicles leased for longer terms being returned, and began to increase 2012, reflecting a higher proportion of vehicles leased for shorter terms being returned.

References to ALG base residual value in the table represent ALG’s forecasts of the value of used vehicles in the future.  For more information about these values and the factors that are used to determine them, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn and market factors may reduce used vehicle prices” in the prospectus.  The residual losses for a particular pool of leases originated in any period may differ from that shown in the following table.

Residual Performance

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Number of Terminated Leases	116,993	142,224	248,006	163,811	104,820	177,660	325,523
Number of Vehicles Returned and Sold	81,792	108,921	186,309	111,947	62,763	98,931	214,597
Return Rate	69.91%	76.58%	75.12%	68.34%	59.88%	55.69%	65.92%

Vehicles Returned and Sold
Average Adjusted MSRP	$34,584	$33,862	$34,420	$34,121	$35,473	$32,056	$33,562
Average ALG Base Residual Value	18,192	17,659	17,997	17,613	17,301	14,302	16,263
Average Residual Loss (Gain)	(1,291)	(939)	(588)	(843)	(1,819)	(3,302)	(1,934)

Residual Loss (Gain) as a % of Adjusted MSRP(1)
Car	2.96%	3.65%	5.09%	3.22%	(1.43)%	(6.93)%	(1.64)%
CUV	(7.10)	(6.97)	(5.71)	(6.77)	(10.16)	(13.50)	(7.99)
SUV(2)	(7.86)	(6.82)	(6.12)	(6.71)	(10.22)	(11.61)	(6.50)
Truck	(12.21)	(11.43)	(10.89)	(10.43)	(14.32)	(15.46)	(11.60)
Average	(3.73)%	(2.77)%	(1.71)%	(2.47)%	(5.13)%	(10.30)%	(5.76)%

Residual Loss (Gain) as a % of ALG Base Residual Value(3)	(7.09)%	(5.32)%	(3.27)%	(4.79)%	(10.51)%	(23.09)%	(11.89)%

Terminated Leases
Average Contract Residual Value as a % of Adjusted MSRP(4)	58.90%	58.97%	58.83%	56.69%	52.58%	48.86%	52.20%
Average ALG Base Residual Value as a % of Adjusted MSRP(5)	51.86%	51.77%	51.80%	50.76%	48.01%	44.40%	47.52%
Contract Residual Value Higher (Lower) than ALG Base Residual Value	7.04ppts	7.20ppts	7.03ppts	5.93ppts	4.57ppts	4.46ppts	4.69ppts

(1)

The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(2)	All Explorers and Escapes are classified as SUV regardless of model year.
(3)	The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles.
(4)	The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.
(5)	The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.

Delinquencies, Repossessions and Credit Losses.  Net losses as a percentage of average portfolio outstanding declined in 2011 and remained at that level in 2012, primarily due to lower average net losses on leases charged off, a small decrease in the number of leases charged off as a percentage of average number of leases outstanding, and the impact of amounts received on leases charged off in prior periods when Ford Credit’s lease portfolio was larger.  Net losses as a percentage of average portfolio outstanding increased in 2013 and 2014 due to assessed but not yet collected lease end charges on a higher number of leased vehicles being returned.  Net losses as a percentage of average portfolio outstanding declined slightly in the first half of 2015 due to lower average net loss on leases charged off being more than offset by an increase in the number of leases charged off as a percentage of average number of leases outstanding.

The decline in average net loss on leases charged off from 2010 through 2012 was primarily due to higher auction values for used vehicles.  The average net loss on leases charged off increased in 2013, primarily reflecting lower auction values for used vehicles, especially luxury cars and vehicles with more expensive option packages.  Even though auction values stabilized in the second half of 2013 and 2014, the average net loss on leases charged off continued to increase due to assessed but not yet collected lease end charges on a higher number of leased vehicles being returned.  The average net loss on leases charged off decreased in the first half of 2015 primarily because of an increase in the amount of lease end charges collected on returned leased vehicles.  Auction values remain variable and can be seasonal.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s lease portfolio.  Over the periods shown, the portfolio size increased as new leases were originated and decreased as existing leases were paid down or liquidated.  The delinquency, repossession and credit loss percentages for a particular pool of leases originated in any period may differ from that shown in the following table.

Delinquency, Repossession and Credit Loss

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010

Average number of leases outstanding(1)	797,476	678,396	704,275	571,990	421,935	330,953	438,324
Average portfolio outstanding (in millions)(2)	$20,953	$17,792	$18,554	$14,843	$10,828	$7,921	$9,218

Delinquencies

Average number of delinquencies(3)
31 - 60 days	5,556	5,487	5,802	4,495	3,212	2,818	6,013
61 - 90 days	501	536	557	390	227	287	603
Over 90 days	59	50	54	35	21	42	109
Average number of delinquencies as a percentage of average number of leases outstanding
31 - 60 days	0.70%	0.81%	0.82%	0.79%	0.76%	0.85%	1.37%
61 - 90 days	0.06%	0.08%	0.08%	0.07%	0.05%	0.09%	0.14%
Over 90 days	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.02%

Repossessions and Credit Losses

Repossessions as a percentage of average number of leases outstanding(6)	0.60%	0.64%	0.66%	0.62%	0.58%	0.79%	1.73%
Aggregate net losses (gains) (in millions)(4)	$21	$18	$39	$19	$(6)	$(6)	$38
Net losses (gains) as a percentage of average portfolio outstanding(4)(6)	0.20%	0.21%	0.21%	0.13%	(0.06)%	(0.07)%	0.42%
Net losses (gains) as a percentage of gross liquidations(4)(5)	0.50%	0.44%	0.50%	0.34%	(0.17)%	(0.13)%	0.49%
Number of leases charged off	5,504	4,088	8,907	6,672	3,614	3,698	11,038
Number of leases charged off as a percentage of average number of leases outstanding(6)	1.38%	1.21%	1.26%	1.17%	0.86%	1.12%	2.52%
Average net loss (gain) on leases charged off	$3,772	$4,504	$4,421	$2,787	$(1,757)	$(1,569)	$3,475

(1)	Average of the number of leases outstanding at the beginning and end of each month in the period.
(2)	Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period.
(3)

Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees.

(4)

Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. Net losses also include excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. Beginning in 2012, net losses excluded all external costs associated with repossession of the vehicle prior to charge off and included all external costs associated with the disposition of the vehicle after charge off. Prior to 2012, net losses excluded all external costs associated with repossession and disposition of the vehicle prior to charge off and included all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases.

(5)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.
(6)	For the non-annual periods, the percentages are annualized.

Material Changes to Servicing Policies and Procedures

In March 2011, Ford Credit completed a consolidation of one of its loss prevention specialty centers into an existing business center as the loss performance improved on its portfolios.  In March 2012, Ford Credit moved all of its commercial contract loss prevention collections into the two business center locations responsible for underwriting and purchasing commercial contracts in order to leverage the commercial expertise of personnel in those locations.  In July 2014, Ford Credit completed a consolidation of its bankruptcy specialty center into an existing business center due to a decline in accounts with bankrupt customers and the ability to more efficiently provide service to customers in all time zones.

As part of its regular cycle plan, Ford Credit launched new consumer behavior scoring models in August 2011 and in September 2013.  Ford Credit launched new commercial behavior scoring models for its commercial portfolio in December 2009 and January 2013.

The percentage of eligible vehicles purchased by dealers through Accelerate was approximately 20% to 25% from 2010 to 2012.  In January 2013, Ford introduced a program to incentivize Lincoln dealers to purchase returned leased vehicles through Accelerate, certify those vehicles and sell them to customers under a certified pre-owned program.  Ford Credit uses the same proprietary model to establish the price of the returned Lincoln vehicles under this program as it uses for other vehicles.  Ford pays the incentive under a marketing program upon the sale of the used vehicle to a customer.  This program resulted in an increase in the portion of eligible vehicles purchased through Accelerate to approximately 29% in 2013, 30% in 2014 and 32% in the first half of 2015.

Ford regularly offers early lease termination programs on specific vehicle models.  Approximately 6% of all lessees eligible for these programs terminated their leases early during 2010.  The addition of national early lease termination programs for Mercury vehicle lessees increased the rate of eligible lessees who terminate early to approximately 9% in 2011.  Approximately 12% of eligible lessees terminated their leases early in 2012 as a result of Ford offering national early lease termination programs for Lincoln vehicle lessees.  National early lease termination programs for Ford vehicle lessees beginning in 2013 and continuing in 2014 further increased participation rates by eligible lessees in 2013 to approximately 21% and in 2014 to approximately 19%.

For more information about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections” in the prospectus.

Ratings of the Servicer

As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-3	F-3	P-3	A-3
Long-term debt ratings	BBB(low)	BBB-	Baa3	BBB-
Outlook	Stable	Positive	Stable	Stable

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections on the leases and leased vehicles in the reference pool in the collection account within two business days of applying collections to the obligor’s account.

For more information about the deposit of collections, you should read “Servicing the Reference Pool and the Securitization Transaction — Deposit of Collections” in the prospectus.

REFERENCE POOL

Criteria for Selecting the Reference Pool

The leases and leased vehicles in the reference pool were selected by Ford Credit from the leases and leased vehicles in Ford Credit’s lease portfolio that meet the selection criteria.  Ford Credit did not use selection procedures believed to be adverse to the holder of the exchange note in selecting the leases and leased vehicles in the reference pool from other leases and leased vehicles that meet the selection criteria.  The selection criteria include that each leased vehicle was a new car, light truck or utility vehicle at the beginning of the lease (Ford Credit considers a vehicle that has never been titled and has not been driven more than 6,000 miles to be a new vehicle), and that as of the cutoff date:

•                  no lease is currently more than 30 days delinquent (Ford Credit considers a lease delinquent if more than $49.99 of a monthly payment is overdue) although it may have been more than 30 days delinquent in the past,

•                  no more than three payment extensions have been granted under the lease,

•                  each lease has an original term of not more than 48 months, and

•                  no lease is subject to a bankruptcy proceeding.

In addition, leases in Ford Credit’s lease portfolio that are available for inclusion in a securitization transaction change over time as a result of changes in Ford Credit’s origination, purchasing and underwriting policies and Ford-sponsored marketing programs.

Review of the Reference Pool

The depositor performed a review of the reference pool designed and effected to provide reasonable assurance that the disclosures about the reference pool in this prospectus supplement and the prospectus are accurate in all material respects.

For more information about this review, you should read “Depositor Review of Reference Pool” in this prospectus supplement.

Composition of the Reference Pool

Information regarding the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool is in Annex A to this prospectus supplement.

Representations about the Reference Pool and Obligation to Reallocate Ineligible Leases and Leased Vehicles on Breach

Ford Credit, as servicer, will make representations about the leases and leased vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note.  Generally, these representations relate to legal standards for origination of the leases and leased vehicles and the terms of the leases.  Ford Credit also will represent that the leases and leased vehicles in the reference pool satisfy the selection criteria, including those described under “Reference Pool — Criteria for Selecting the Reference Pool” in this prospectus supplement.

In addition, Ford Credit will represent that:

•                  each lease and leased vehicle in the reference pool is owned by one of the titling companies,

•                  each lease in the reference pool is the enforceable payment obligation of the lessee and no lessee has asserted any right of rescission, setoff or defenses against the lease,

•                  the collateral agent has a first priority perfected security interest, or Ford Credit, as servicer, has begun procedures that will result in the perfection of the collateral agent’s first priority security interest, in the leases and leased vehicles in the reference pool, and

•                  the leases and leased vehicles in the reference pool were originated and have been serviced in compliance with applicable laws in all material respects.

If any of the representations made by Ford Credit about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be included in the reference pool.  If Ford Credit has actual knowledge, or receives notice from the trust or the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit will be allowed to cure the breach.  If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must reallocate the lease and leased vehicle from the reference pool on or before the payment date following the end of the cure period.  Ford Credit must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Ford Credit will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,” learns of the breach.  Ford Credit will designate to the indenture trustee its responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

Ford Credit’s obligation to reallocate ineligible leases and leased vehicles from the reference pool will be the sole remedy of the trust, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations of Ford Credit.  None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any lease or leased vehicle may be an ineligible lease or leased vehicle.

Ford Credit may offer payment extensions to lessees located in states and counties declared to be major disaster areas by the Federal Emergency Management Agency prior to the closing date, and Ford Credit will reallocate the leases and leased vehicles of the lessees that accept those offered extensions if it results in the lease being extended for more than three monthly payments.  In Ford Credit’s experience, the acceptance rate for these extension offers is generally less than 5%.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement.  Ford Credit determined these dates (1) for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period following the date of pricing of the notes and (2) for the Class A-2, Class A-3, Class A-4, Class B and Class C notes, by selecting the first payment date that is ten months after the latest original scheduled lease end date calculated assuming all leases pay as scheduled with no delays, defaults or prepayments.  Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than that class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the lessees on the leases in the reference pool and the rate at which returned or repossessed leased vehicles in the reference pool are sold.

Higher than anticipated rates of prepayment and defaults on the leases in the reference pool will cause principal to be paid to the noteholders faster than expected.  If principal is paid faster than expected, each noteholder will bear the risk that it may receive the principal at a time when the available reinvestment options do not have a rate of return that is equal to or greater than the rate of return on the notes.  Lower than anticipated rates of prepayment and defaults on the leases in the reference pool and/or lower than expected residual value realizations on the leased vehicles will cause principal to be paid to the noteholders slower than expected.  If principal is paid slower than expected, each noteholder will bear the risk that (1) it will not have the principal available to reinvest at a time when the available reinvestment options have a rate of return that is greater than the rate of return on the notes and (2) in the case of notes purchased at a discount, the slower than expected repayment of principal could result in an actual rate of return that is less than the anticipated rate of return.

Weighted Average Life of the Notes

Prepayments on the leases can be measured against a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month based on the original number of leases in a pool.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month.  ABS assumes that the leases that prepay in any period have the same characteristics as the leases remaining in the pool.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.

The ABS tables below were prepared based on the reference pool having the characteristics in the “Payment Schedule of Leases” table in Annex A to this prospectus supplement, which shows the decline in securitization value and the payments received each month on the leases in the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

Ford Credit developed the prepayment curve and the “100% prepayment assumptions” described below for the leases in the reference pool based on the historical performance of Ford Credit’s lease portfolio:

•                  prepayments will occur during the life of the leases (1) at 0.05% ABS for month 1, (2) increase by 0.037% ABS each month starting with month 2 until reaching 0.605% in month 16, and remain at that level through month 28, (3) increase by 0.047% ABS each month starting in month 29 until reaching 0.934% ABS in month 35, and remain at that level through month 38, and (4) decrease by 0.134% ABS to 0.800% ABS in month 39, and remain at that level until the leases are paid in full,

•                  as of the cutoff date, 10 months have passed since the inception of the leases,

•                  if a lease prepays in full, an amount equal to the remaining securitization value of the lease is received,

•                  unless a lease prepays in full, each base monthly payment is made as scheduled, with no delays, defaults or prepayments,

•                  unless a lease prepays in full, the related leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due,

•                  no lease is reallocated from the reference pool by the servicer,

•                  interest accrues on the Class A-1 notes at 0.50%, the Class A-2a notes at 1.28%, the Class A-2b notes at 0.914%, the Class A-3 notes at 1.62%, the Class A-4 notes at 1.82%, the Class B notes at 2.19%, the Class C notes at 2.76% and none of the notes accrues interest at a floating rate, and

•                  the principal amount of the Class A-2 notes is allocated to Class A-2a notes in the amount of $97,000,000 and to Class A-2b notes in the amount of $290,000,000.

The actual characteristics and performance of the reference pool will differ from the assumptions used in the prepayment tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant.  It is unlikely that the leases in the reference pool will prepay based on the 100% prepayment assumption.  The diverse terms of the leases could produce slower or faster prepayment rates for any payment date, which would result in principal payments occurring earlier or later than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a discussion of some factors that may affect the rate of principal payments on the notes, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in the prospectus.

The ABS tables show the percent of the initial principal amount of notes that would be outstanding after each payment date based on various percentages of the 100% prepayment assumption.  For example, the 0% prepayment assumption means that none of the leases will prepay and the 75% prepayment assumption means that the leases will prepay at 75% of the 100% prepayment assumption.

Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by applying the 100% prepayment assumption.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-1						Class A-2a and A-2b
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	89.84	88.35	87.58	86.79	85.98	85.16	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	79.93	76.85	75.25	73.62	71.95	70.24	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	70.02	65.25	62.78	60.25	57.66	55.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	60.10	53.56	50.17	46.68	43.11	39.45	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	50.15	41.76	37.39	32.91	28.30	23.56	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	36.52	26.25	20.90	15.39	9.72	3.88	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	23.81	11.59	5.21	0.00	0.00	0.00	100.00	100.00	100.00	99.44	96.64	93.75
June 15, 2016	11.94	0.00	0.00	0.00	0.00	0.00	100.00	99.16	96.14	93.03	89.81	86.50
July 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	99.82	93.35	89.97	86.48	82.88	79.15
August 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	94.97	87.84	84.10	80.25	76.27	72.15
September 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	89.55	81.80	77.74	73.55	69.22	64.74
October 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	83.83	75.50	71.14	66.64	61.98	57.16
November 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	77.35	68.51	63.88	59.10	54.15	49.04
December 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	70.77	61.48	56.60	51.56	46.35	40.96
January 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	63.39	53.70	48.62	43.37	37.94	32.32
February 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	55.86	45.84	40.59	35.15	29.53	23.72
March 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	46.11	35.91	30.56	25.03	19.31	13.39
April 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	34.57	24.36	19.00	13.45	7.72	1.78
May 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	22.53	12.34	6.99	1.46	0.00	0.00
June 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	9.89	0.00	0.00	0.00	0.00	0.00
July 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	0.40	0.35	0.33	0.31	0.30	0.28	1.34	1.25	1.20	1.16	1.11	1.06

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-3						Class A-4
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	93.31	84.01	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	99.71	91.40	82.79	73.87	64.60	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	96.19	80.61	72.39	63.87	55.00	45.77	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	76.11	60.88	52.83	44.44	35.70	26.56	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	61.21	46.08	38.03	29.64	20.84	11.60	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	46.26	31.29	23.30	14.92	6.10	0.00	100.00	100.00	100.00	100.00	100.00	92.59
November 15, 2017	32.35	17.55	9.60	1.23	0.00	0.00	100.00	100.00	100.00	100.00	82.53	60.87
December 15, 2017	17.88	3.44	0.00	0.00	0.00	0.00	100.00	100.00	90.07	71.22	51.14	29.53
January 15, 2018	3.61	0.00	0.00	0.00	0.00	0.00	100.00	76.36	59.09	40.74	21.09	0.00
February 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	77.33	46.73	30.10	12.37	0.00	0.00
March 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	35.70	8.05	0.00	0.00	0.00	0.00
April 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	1.99	1.92	1.87	1.83	1.79	1.74	2.39	2.33	2.28	2.24	2.18	2.12

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

Payment	Class B						Class C
Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	99.59	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	85.70	41.46	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	85.13	50.97	14.24	0.00	100.00	100.00	100.00	100.00	100.00	72.44
April 15, 2018	68.50	18.67	0.00	0.00	0.00	0.00	100.00	100.00	90.95	59.96	26.63	0.00
May 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	65.71	22.15	0.00	0.00	0.00	0.00
June 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	2.52	2.48	2.45	2.43	2.38	2.33	2.60	2.57	2.54	2.52	2.49	2.44
Weighted Average Life to Call (years)(1)	2.52	2.48	2.45	2.43	2.38	2.33	2.55	2.55	2.47	2.47	2.47	2.38

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE EXCHANGE NOTE

The titling companies will issue the exchange note under an exchange note supplement among the titling companies, the administrative agent, the collateral agent and Ford Credit.  The following summary is not a complete description of all the provisions of the exchange note or the exchange note supplement.  For more information about the exchange note and the exchange note supplement, you should read “Description of the Exchange Notes” in the prospectus, and the credit and security agreement and the form of exchange note supplement that are exhibits to the registration statement filed with the SEC that includes the prospectus.

On the closing date, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”  Ford Credit will sell the exchange note to the depositor which will, in turn, sell the exchange note to the trust.  The trust will pledge the exchange note and all of its other assets to the indenture trustee for the benefit of the noteholders.  The primary asset of the trust will be the exchange note.

As holder of the exchange note, the trust will be entitled to all payments made on the exchange note.  Payments on the exchange note will be based on the amounts received on the leases and leased vehicles in the reference pool.  These amounts include:

•                  payments by or on behalf of the lessees on the leases in the reference pool,

•                  net proceeds from the sale of the leased vehicles in the reference pool, and

•                  proceeds from claims on any insurance policies relating to the lessees, the leases or the leased vehicles in the reference pool.

Interest will accrue on the exchange note at a rate of 2.45%.  This interest rate equals the interest rate on the Class C notes plus 0.01%.  The exchange note will accrue interest on an actual/360 basis from the closing date to the date on which the exchange note balance is reduced to zero.  The trust will make interest and principal payments on the exchange note on each payment date from exchange note available funds as described below under “— Priority of Payments on the Exchange Note.”

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.

Exchange Note Available Funds

Payments on the exchange note will be made from “exchange note available funds,” which for any payment date generally will be equal to collections on the reference pool for the prior month, amounts withdrawn from the reserve account and, to the extent available, shared amounts from other reference pools allocated to the exchange note.

Collections.  For each month, “collections” on the reference pool will consist of the following amounts:

•                  all base monthly payments on the leases in the reference pool for the month that are received by the servicer, plus

•                  all advances of base monthly payments for the month made by the servicer on the leases, minus all reimbursements of advances previously made by the servicer on the leases in the reference pool, plus

•                  all proceeds from the sale or other disposition of leased vehicles in the reference pool, plus

•                  all amounts paid by the servicer for the reallocation of leases and leased vehicles from the reference pool, plus

•                  all other amounts received by the servicer on leases in the reference pool, including excess mileage and excess wear and use charges, insurance proceeds and recoveries on any lease that has been charged off, plus

•                  all amounts assessed by the servicer to the lessees of leases in the reference pool for a payment extension, minus

•                  the following amounts relating to the leases in the reference pool (1) payments of sales and use taxes on the base monthly payments and amounts to cover personal property taxes and similar government charges, (2) late fees, returned check fees and any other similar fees or charges, (3) amounts required to reimburse the servicer for fees, fines or other amounts paid by the servicer on behalf of a lessee, (4) amounts spent by the servicer and charged to the account of a lessee, (5) amounts paid to third parties for repossession and disposition of a leased vehicle, (6) amounts required to be refunded to a lessee and (7) external costs of collection on charged off leases.

Any base monthly payments that are received by the servicer before the month in which they are due will be held in the collection account and included in collections for the month in which they are due.

The following diagram shows the sources of exchange note available funds for each payment date.  Exchange note available funds, including amounts withdrawn from the reserve account to cover shortfalls and any shared amounts from other reference pools allocated to the exchange note, are the only funds that will be used to make payments on the exchange note on each payment date.

For more information about the exchange note, you should read “Description of the Exchange Notes” in the prospectus.

The following diagram shows how exchange note available funds are distributed on each payment date.  The priority of payments shown in this diagram will apply unless the exchange note is accelerated after a facility default or an exchange note default.

Priority of Payments on the Exchange Note

General Rule.  On each payment date, the servicer will instruct the indenture trustee to apply exchange note available funds for the prior month to make payments in the order of priority listed below.  This priority will apply unless the exchange note is accelerated after a facility default or an exchange note default.

(1)          to the servicer, all servicing fees due and reimbursement of outstanding advances,

(2)          to the trust, interest due on the exchange note,

(3)          to the trust, all amounts necessary to cover any shortfall in payments under items (1) through (7) under “Description of the Notes — Priority of Payments” in this prospectus supplement,

(4)          to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(5)          to the trust, principal on the exchange note equal to the excess of the principal amount of the notes (or, if the trust is no longer the holder of the exchange note, the principal amount of the exchange note) over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the Targeted Overcollateralization Amount, which amount will be reduced by any payments in respect of principal made in item (3) above,

(6)          to be applied as shared amounts on any other exchange note that is in default as a result of a failure to pay principal or interest, and

(7)          all remaining funds, to be paid on the revolving credit facility.

If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (3), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay amounts payable under items (1) through (3) that remain unpaid.

If an exchange note default as a result of failure to pay principal or interest has occurred and is continuing, the servicer will direct the indenture trustee to use any shared amounts allocated to the exchange note to pay amounts payable under items (1) through (3) that remain unpaid.

Post-Acceleration Exchange Note Priority of Payments.  If the exchange note is accelerated after a facility default or an exchange note default and any portion of the reference pool is sold, on the payment date following the month in which the sale occurs the servicer will instruct the indenture trustee to apply the proceeds of the sale to make payments in the following order of priority:

(1)          to the collateral agent, all amounts due to the collateral agent related to the exchange note or the reference pool,

(2)          to the administrative agent, all amounts due to the administrative agent related to the exchange note or the reference pool,

(3)          to the servicer, all servicing fees due and reimbursement of all outstanding advances,

(4)          to the trust, all interest due on the exchange note,

(5)          to the trust, the amount required to cover all amounts payable under items (1) through (7) under “Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement,

(6)          to the trust, principal on the exchange note until paid in full,

(7)          to be applied as shared amounts to any other exchange note that is in default as a result of non-payment of principal or interest, and

(8)          all remaining funds, to be paid on the revolving credit facility.

Shared Amounts

Collections remaining after making the payment described in item (5) in “— Priority of Payments on the Exchange Note — General Rule” above will be available for allocation to other exchange notes.  This excess, plus any similar excesses from other exchange notes are called “shared amounts” and will be allocated to cover shortfalls in interest and principal payments owed on other exchange notes for which an exchange note default for failure to pay principal or interest has occurred and is continuing.  In addition, if a default occurs and is continuing on the exchange note issued for this securitization transaction for a failure to pay principal or interest, shared amounts from other exchange notes may be available to the exchange note issued for this securitization transaction on each payment date.

If a default for failure to pay principal or interest has occurred and is continuing on any exchange note, the defaulted exchange note will be allocated an amount equal to the shared amounts from all exchange notes multiplied by a fraction the numerator of which is the outstanding note balance of the defaulted exchange note and the denominator of which is the sum of the outstanding balance under the revolving credit facility plus the aggregate note balance of all the exchange notes.

Shared amounts, to the extent available for the exchange note issued for this securitization transaction, will cover shortfalls in the payments described in items (1) through (5) in “— Priority of Payments on the Exchange Note — General Rule” above.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following summary is not a complete description of all the provisions of the notes or the indenture.  For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is an exhibit to the registration statement filed with the SEC that includes the prospectus.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class stated on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date.  Interest on the Class A-1 notes and the floating rate notes will accrue on an “actual/360” basis from the prior payment date to the following payment date (or from the closing date to November 16, 2015, for the first period).  Interest on all other classes of notes will accrue on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or from the closing date to November 15, 2015, for the first period).

The indenture trustee will determine LIBOR for each interest period on the “LIBOR determination date,” which is the second London business day prior to that interest period.

All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default.  Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.

The trust will make interest payments on the notes on each payment date from amounts paid to the trust on the exchange note on that payment date.  Interest payments will not be made on any subordinate class of notes until all interest payments due on all more senior classes of notes are paid in full.

If the amount paid to the trust on the exchange note is insufficient to pay all interest due on any class of notes on any payment date, each holder of that class of notes will receive its pro rata share of the amount that is available.  Any priority principal payments on all more senior classes of notes will be made before the payment of interest due on the Class B or Class C notes.

For more details about the priority of payments made from amounts paid on the exchange note on each payment date, including priority payments of principal on senior classes of notes, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.

If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes are paid in full.  Thereafter, interest due on any subordinated classes of notes will not be paid until both interest and principal on all more senior classes of notes are paid in full.

For more details about the payment priorities following an acceleration of the notes, you should read “ Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement.

Payments of Principal

The trust will pay principal on the notes on each payment date in the amounts described below.  Principal will be paid sequentially to each class of notes in order of seniority, starting with the Class A-1 notes.  Each of the Class A-2a notes and the Class A-2b notes is a single class with equal rights to payments of principal and interest, which will be made on a pro rata basis.  The trust will not pay principal on any class of notes until the principal amounts of all more senior classes are paid in full.  The principal amount of each class of notes is expected to be paid by that class’s final scheduled payment date.  On the final scheduled payment date for each class of notes, no interest will be paid on any subordinated class of notes until both interest and principal on the maturing class of notes are paid in full.  If the principal amount of any class of notes is not paid in full by its final scheduled payment date, an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The notes benefit from the application of all amounts paid on the exchange note remaining after payment of the senior fees and expenses of the indenture trustee, the owner trustee and the trust, the administration fee, the interest on the notes and any required deposits in the reserve account, including the portion of such remaining payments that is excess spread, to pay principal of the notes, in order of priority, until the Targeted Overcollateralization Amount is reached before any funds will be distributed to the holder of the residual interest.

After the Targeted Overcollateralization Amount is reached, principal generally will be paid on the notes on each payment date in an amount equal to the excess of (a) the principal amount of the notes as of the end of the prior payment date over (b) the excess of the total securitization value as of the beginning of the month that includes the payment date over the Targeted Overcollateralization Amount.  In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the total securitization value for the prior month, unless the actual amount of overcollateralization differs from the Targeted Overcollateralization Amount.  All payments received in the exchange note, including interest on the payments, will be used to make these principal payments.

Unless a priority principal payment is required, principal will be paid to noteholders on each payment date only after all interest due on the notes is paid in full.  Priority principal payments are required when the total securitization value is less than the principal amount of one or more classes of notes.  Priority principal payments are also required when any class of notes is not paid in full before its final scheduled payment date.  These priority principal payments will be made on all more senior classes of notes before payments of interest on subordinated classes of notes.  The “priority principal payments” for a payment date are:

•      a “First Priority Principal Payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the prior payment date (after giving effect to payments on that date) over the total securitization value at the beginning of the month that includes the payment date, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full, and

•      a “Second Priority Principal Payment” payable to the Class A and Class B noteholders, equal to (1) the excess of the principal amount of the Class A and Class B notes on the prior payment date (after giving effect to payments on that date) over the total securitization value at the beginning of the month that includes the payment date, minus (2) the amount of any First Priority Principal Payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full.

The Regular Principal Payment will be paid to the notes after all interest due on the notes and any required priority principal payments are paid in full.  The Regular Principal Payment pays principal on the notes to the extent required to reach the Targeted Overcollateralization Amount before any funds are distributed to the holder of the residual interest.  The “Regular Principal Payment” for a payment date is equal to:

•      the excess of the principal amount of the notes over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the Targeted Overcollateralization Amount, minus

•      the sum of any First Priority Principal Payment and Second Priority Principal Payment made on that payment date,

except that on and after the final scheduled payment date for the Class C notes, the Regular Principal Payment will equal the principal amount of the Class C notes until paid in full.

The amount of the Regular Principal Payment will be limited by the remaining available funds after all more senior payments are made.

Priority of Payments

On each payment date, the servicer will instruct the indenture trustee to apply available funds to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due.  This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default:

(1)          to the indenture trustee and the owner trustee all amounts and payments due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred under the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)          to the servicer, all administration fees due,

(3)          to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)          to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the First Priority Principal Payment, if any,

(5)          to the Class B noteholders, interest due on the Class B notes,

(6)          to the Class A and Class B noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Second Priority Principal Payment, if any,

(7)          to the Class C noteholders, interest due on the Class C notes,

(8)          to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless the payment date is on or after the final scheduled payment date for the Class C notes,

(9)          to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(10)        to the indenture trustee, the owner trustee and the trust to pay all amounts due but not paid under item (1), and

(11)        to the holder of the residual interest in the trust, all remaining amounts.

The following diagram shows how available funds are distributed on each payment date.  The priority of payments shown in this diagram will apply unless the notes are accelerated after an Event of Default.

Events of Default and Acceleration

Each of the following will be an “Event of Default” under the indenture:

•      failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•      failure to pay the principal amount of any class of notes in full by its final scheduled payment date or redemption date,

•      breach by the trust of its covenants or representations, not cured within 60 days after being notified of the breach, and

•      a bankruptcy or dissolution of the trust.

Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.  Upon any other Event of Default, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.

For more details about Events of Default and the rights of noteholders following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Post-Acceleration Priority of Payments

If the notes are accelerated after an Event of Default and the exchange note is sold, on the payment date following the month in which the exchange note is sold, the servicer will instruct the indenture trustee to apply the proceeds of the sale and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:

(1)          to the indenture trustee and the owner trustee, all amounts and payments due, including indemnities, and to or at the direction of the trust, any expenses incurred under the transaction documents,

(2)          to the servicer, all unpaid administration fees,

(3)          to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the prior payment date,

(4)          to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)          to the Class B noteholders, interest due on the Class B notes,

(6)          to the Class B noteholders, principal of the Class B notes until paid in full,

(7)          to the Class C noteholders, interest due on the Class C notes,

(8)          to the Class C noteholders, principal of the Class C notes until paid in full, and

(9)          to the holder of the residual interest in the trust, any remaining amounts.

For more details about Events of Default and your rights following Events of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor will hold the residual interest in the trust.  The holder of the residual interest will receive any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if specific conditions are satisfied.  The depositor may register those additional securities and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be given to the noteholders.

For more information about the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.

Optional Redemption or “Clean Up Call”

The servicer will have a “clean up call” option to purchase the exchange note from the trust on any payment date after the principal amount of the notes at the end of any month is 5% or less of the initial principal amount of the notes.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised.  The servicer will exercise the option by depositing the purchase price for the exchange note in the collection account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the trust will transfer the exchange note to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes.  The servicer may exercise its clean up call only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust.  The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest and principal on the notes and decreases the likelihood that losses on the leases and leased vehicles in the reference pool will impair the trust’s ability to do so.  The amount of credit enhancement will be limited and it may not be sufficient in all circumstances.  The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $5,630,686.46, which is 0.50% of the initial total securitization value.

If, on any payment date, payments received on the exchange note are insufficient to pay fees and expenses of the indenture trustee, the owner trustee and the trust, the administration fee, interest payments and any priority principal payments on the notes, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfalls.  In addition, if any class of notes would not otherwise be paid in full on its final scheduled payment date, the servicer will direct the indenture trustee to withdraw from the reserve account the amount required to pay the notes in full, to the extent available.  Ford Credit does not expect that any withdrawals from the reserve account will be required.

If a withdrawal from the reserve account is made on any payment date other than the final scheduled payments date for the Class C notes, amounts will be deposited in the reserve account from (1) collections on the reference pool after making all more senior ranking payments due on the exchange note on that payment date and (2) amounts paid to the trust on the exchange note after making all more senior ranking payments on that payment date, in each case, until the reserve account is replenished to its initial level.

Upon payment of the notes in full, the servicer will withdraw any amounts remaining in the reserve account and distribute them to the titling companies.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described under “Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus and will not be available to make payments on the exchange note.

For information about how amounts in the reserve account may be invested you should read “Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus.

Subordination

This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.  In addition, if a priority principal payment is required on any payment date, the trust will pay principal on the most senior class of notes outstanding prior to the payment of interest on any subordinated notes on that payment date.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B and Class C notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  Overcollateralization means there will be additional leases and leased vehicles generating collections that can be used to cover losses on the reference pool.  On the closing date, overcollateralization will be $126,137,291.49, or 11.20% of the initial total securitization value.  The overcollateralization for the notes has two parts.  First, there is the overcollateralization representing the excess of the total securitization value over the note balance of the exchange note.  Second, there is the overcollateralization representing the excess of the note balance of the exchange note over the principal amount of the notes.  On the closing date, these amounts will be $95,209,456.44, or 8.45% of the initial total securitization value, and $30,927,835.05, or 2.75% of the initial total securitization value, respectively.

This securitization transaction is structured to use all available funds remaining after payments of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of the remaining available funds that is excess spread, to pay principal on the notes until the Targeted Overcollateralization Amount is reached.

The “Targeted Overcollateralization Amount” is an amount equal to $154,280,808.93, which is 13.70% of the initial total securitization value of the reference pool.

To increase the amount of overcollateralization on any payment date and reach the Targeted Overcollateralization Amount, the trust must pay principal on the notes in an amount greater than the decline in the total securitization value for the prior month.  The use of excess spread to make Regular Principal Payments and priority principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount.  The class of notes receiving principal payments will experience the greatest increase in overcollateralization.  When the actual amount of overcollateralization is less than the Targeted Overcollateralization Amount, principal payments will be made to the noteholders from available funds until the Targeted Overcollateralization Amount is reached.

Excess Spread

There are two types of excess spread.  The first type of excess spread is for the exchange note for any payment date and will be the amount by which the collections on the reference pool during the prior month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account.  The second type of excess spread is for the notes for any payment date and will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee and the interest payments due on the notes for that payment date.  Any excess spread for the exchange note will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Any excess spread for the notes will be available to pay principal on the notes.  Generally, excess spread provides a source of funds to absorb any losses on the reference pool and to reduce the likelihood of losses on the notes.

TRANSACTION FEES AND EXPENSES

The following table shows the amounts or formulas for the fees payable to the indenture trustee, the owner trustee and the servicer.  On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, in respect of the administration fee, from amounts paid to the trust in respect of the exchange note on that payment date in the order of priority described under “Description of the Notes — Priority of Payments” in this prospectus supplement.  The fees payable to the servicer will be paid from collections as described under “Description of the Exchange Note — Priority of Payments on the Exchange Note” in this prospectus supplement.  The formulas for these fees will not change during the term of this securitization transaction.  The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount
Indenture trustee fee	1/12 of $7,500
Owner trustee fee	1/12 of $3,500
Administration fee	1/12 of 0.01% of the principal amount of the notes
Servicing fee	1/12 of 1.00% of the total securitization value

The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture.  The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement.  The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator.  For information about indemnities applicable to the indenture trustee and the owner trustee you should read “Indenture Trustee” and “Owner Trustee” in the prospectus.  The administration fee is paid to the servicer for its role in administering the trust.  In that capacity, the servicer will handle all payments, administer defaults and delinquencies and perform other duties relating to the trust.  The servicing fee is paid to the servicer for the servicing of the reference pool under the servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except (1) amounts charged to the account of a lessee, (2) external costs for the repossession and disposition of a leased vehicle and (3) external costs of collection on a charged off account.

MONTHLY INVESTOR REPORTS

At least two business days before each payment date, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the exchange note and the notes on the payment date and the performance of the reference pool during the prior month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.  The investor report will contain the following information for each payment date:

•                  collections on the leases and leased vehicles in the reference pool for the prior month,

•                  fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•                  fees payable to the servicer and administrator,

•                  distributions on the exchange note,

•                  amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•                  the Regular Principal Payment and any priority principal payment,

•                  the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•                  the balance of servicer advances and the amount of any additional advances or advance reimbursements,

•                  the balance of lessee payaheads and the amount of any payahead draws or additional payaheads,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•                  information on the performance of the reference pool for the prior month, including the total securitization value, collections and the aggregate amount paid by Ford Credit to reallocate leases and leased vehicles from the reference pool, any reallocation demand activity, the number of leases and leased vehicles remaining in the reference pool and the pool factor,

•                  delinquency, repossession, credit loss and residual performance information on the leases and leased vehicles in the reference pool for the prior month,

•                  lease termination information for the reference pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate,

•                  the Targeted Overcollateralization Amount, and

•                  the amount released to the holder of the residual interest.

If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid.  The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will have no obligation to verify calculations made by the servicer.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies the following:

•                  Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the servicing agreement and the servicing supplement in all material respects throughout the prior year or, if there has been a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•                  Assessment of Compliance:  copies of any report by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) on its assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the prior year covering securitization transactions sponsored by Ford Credit involving leases and leased vehicles that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that servicer, and

•                  Attestation Report:  copies of any report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer and any other “servicer” (as defined in Regulation AB under the Securities Act of 1933) of compliance with the minimum servicing criteria during the prior year covering securitization transactions sponsored by Ford Credit involving leases and leased vehicles that were subject to Regulation AB, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment of compliance reports and the attestation reports with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

DEPOSITOR REVIEW OF THE REFERENCE POOL

The depositor performed a review of the leases and leased vehicles in the reference pool designed and effected to provide reasonable assurance that the disclosure about the reference pool in this prospectus supplement and the prospectus is accurate in all material respects.  This review consisted of a statistical data review, a lease review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review.  The depositor also engaged a third party to assist it in its statistical data review and the lease review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the reference pool.  The depositor takes full responsibility for the review of the reference pool, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

A quality assurance review of the reference pool selected for this securitization transaction was performed in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the leases and leased vehicles in the reference pool meet the selection criteria described in “Reference Pool — Criteria for Selecting the Reference Pool” in this prospectus supplement as of the cut-off date.  As part of the reference pool selection process, the data and information about the reference pool that was transferred from Ford Credit’s lease system and other system sources to Ford Credit’s securitization system was systematically verified back to the source systems and the depositor found no discrepancies.

The reference pool composition and stratification tables and other reference pool information in “Summary — Reference Pool” in this prospectus supplement and in Annex A to this prospectus supplement were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  The data and information in these sections were reviewed and verified by Ford Credit’s securitization funding personnel as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these sections were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  The depositor found no discrepancies in the reference pool composition and stratification tables or the other reference pool information in these sections.

The depositor reviewed a sample of 125 lease files randomly selected from the leases in the reference pool and compared information in the sample leases relevant to the data and information about the reference pool in this prospectus supplement to the same information in Ford Credit’s lease system.  The depositor found 2 errors out of 1,875 data points reviewed or compared in the sample leases.  The depositor considers that the review indicates no systemic errors in the reference pool data or other errors that could have a material adverse effect on the data and information about the reference pool in this prospectus supplement.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the reference pool contained in this prospectus supplement and the prospectus.  The descriptions of the general information about the reference pool and how the leases in the reference pool were originated were reviewed and confirmed as accurate by relevant senior managers and legal office personnel at Ford Credit.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the leases in the reference pool accurately reflect the material terms of the forms of leases purchased by the titling companies, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the reference pool accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the securitization transaction documents.

The depositor’s review of the reference pool is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including lease and leased vehicle purchasing, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, lease and leased vehicle purchases and securitization processes.  In addition, Ford Credit has an integrated network of computer applications to make certain that information about the reference pool is accurately entered, captured and maintained in its lease and other systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor has concluded that it has reasonable assurance that the disclosure about the reference pool in this prospectus supplement and the prospectus is accurate in all material respects.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the servicer of the leases and leased vehicles in the reference pool and the seller of the exchange note to the depositor.  As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit has caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust.  The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee, the administrative agent, the collateral agent and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.

INVESTMENT CONSIDERATIONS

The Class A-1 notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.  Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification, some of which have recently been amended.  Any determinations as to the qualification of the Class A-1 notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.  In addition, the Class A-1 notes could fail to be “eligible securities” under Rule 2a-7 if any nationally recognized statistical rating organization reduces or withdraws its short-term ratings assigned to the Class A-1 notes.

A money market fund should consider whether an investment by the money market fund in the Class A-1 notes satisfies the money market fund’s investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 notes are a legal investment or are subject to restrictions on investment.

TAX CONSIDERATIONS

Prospective investors should consider the following discussion of some anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under “Tax Considerations” in the prospectus.  This discussion is based on the current Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor:

•      the notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be treated as debt, and

•      assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the offered notes with any original issue discount, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.  Although it is not completely certain, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the notes are expected to be treated as debt for U.S. federal income tax purposes and should not be deemed to have any “substantial equity features.”

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to represent that its purchase, holding and disposition of the notes is not and will not result in a violation of those similar laws or regulations.  References to the purchase, holding and disposition of the notes in this section also refer to the purchase, holding and disposition of an interest or participation in the notes.

For more information about the treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement.  Subject to some conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes
Banco Bradesco BBI S.A.	$36,000,000	$48,825,000	$38,250,000
Credit Agricole Securities (USA) Inc.	36,000,000	48,825,000	38,250,000
Goldman, Sachs & Co.	36,000,000	48,825,000	38,250,000
J.P. Morgan Securities LLC	36,000,000	48,825,000	38,250,000
SMBC Nikko Securities America, Inc.	8,000,000	10,850,000	8,500,000
UniCredit Capital Markets LLC	8,000,000	10,850,000	8,500,000
Total	$160,000,000	$217,000,000	$170,000,000

Underwriters	Class A-3 Notes	Class A-4 Notes	Class B Notes
Banco Bradesco BBI S.A.	$55,575,000	$24,300,000	$12,675,000
Credit Agricole Securities (USA) Inc.	55,575,000	24,300,000	12,675,000
Goldman, Sachs & Co.	55,575,000	24,300,000	12,675,000
J.P. Morgan Securities LLC	55,575,000	24,300,000	12,675,000
SMBC Nikko Securities America, Inc.	12,350,000	5,400,000	—
UniCredit Capital Markets LLC	12,350,000	5,400,000	—
Total	$247,000,000	$108,000,000	$50,700,000

Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC and may not make sales of any notes in the United States or to U.S. persons.  All sales of notes in the United States or to U.S. persons by this underwriter will be made through its affiliated broker-dealer registered with the SEC, as agent.

The depositor will initially retain the Class C notes.  These notes may be sold, subject to the requirements in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of these notes.  If these notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  These notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	0.030%	0.020%
Class A-2a notes	0.120%	0.080%
Class A-2b notes	0.120%	0.080%
Class A-3 notes	0.150%	0.100%
Class A-4 notes	0.180%	0.120%
Class B notes	0.210%	0.140%

Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL OPINIONS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and some U.S. federal income tax and other matters for the trust, the depositor and the servicer.  Sidley Austin LLP will review or provide opinions on some legal matters relating to the notes and other matters for the underwriters.  Sidley Austin LLP has from time to time represented Ford Credit and its affiliates on other matters.

GLOSSARY OF TERMS

The definitions of some terms that are used in this prospectus supplement and in Annexes A and B to this prospectus supplement are listed below.

(1)          The “adjusted MSRP” for a leased vehicle is the manufacturer’s suggested retail price, or “MSRP,” of the leased vehicle plus the value of any dealer installed options minus the value of any equipment reallocated from the leased vehicle.

(2)          The “acquisition cost” of a lease is the purchase price a titling company pays the originating dealer for the lease and related leased vehicle and is equal to the sum of (a) the negotiated price of the leased vehicle, including dealer installed accessories, plus (b) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balances on prior leases or trade-in vehicles and other fees and charges, minus (c) any vehicle trade-in, rebate or down payment, plus (d) a set fee or a portion of the lease charges on the contract.  The “acquisition cost” of a lease is also equal to the sum of (i) the base monthly payments due under the lease, plus (ii) the contract residual value of the leased vehicle, minus (iii) the lease charges included in the lease, plus (iv) the set fee or portion of the lease charges paid to the dealer that originated the lease.

(3)          The “ALG base residual value” for a leased vehicle is (a) the ALG residual value for the leased vehicle or (b) if the servicer does not have the ALG residual value for the leased vehicle, the oldest ALG mark-to-market that the servicer has for the leased vehicle.

(4)          The “ALG mark-to-market” for a leased vehicle is the residual value for the leased vehicle on the current scheduled lease end date of the related lease as forecasted by ALG after the beginning of the lease assuming wholesale average condition.(1)  The ALG mark-to-market values used in determining ALG base residual values are the oldest ALG mark-to-market values that the servicer has for those leased vehicles.  The ALG mark-to-market values shown in Annex A are the most recent ALG mark-to-market values that the servicer has for the leased vehicles in the reference pool.

(5)          The “ALG residual value” for a leased vehicle is the residual value for the leased vehicle as forecasted by ALG at the beginning of the related lease assuming wholesale average condition.(1)

(6)          The “base monthly payments” due under a lease equal the sum of (a) the difference between the acquisition cost of the lease and the estimated value of the vehicle at the end of the lease term, or its contract residual value, plus (b) the acquisition fee, plus (c) the lease charges (based on an implicit interest rate, called a “lease factor”) included in the lease.  A customer’s total monthly payment also includes any sales or use taxes imposed on the base monthly payments and amounts to cover applicable personal property taxes and similar government charges, but these amounts are not included in collections and will not be available to make payments on the exchange note.

(7)          The “base residual value” for a leased vehicle is the lesser of (a) the contract residual value and (b) the ALG base residual value.

(8)          The “contract residual value” for a leased vehicle is the residual value of the vehicle stated in the related lease.

(9)          The “lease factor” is the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under a lease.

(10)        The “remaining scheduled base monthly payments plus base residual value” is the sum, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease and (b) the base residual value of the related leased vehicle.

(11)        The “residual portion of securitization value” for a leased vehicle is the portion of securitization value that is attributable to the base residual value (i.e., the present value of the base residual value of the leased vehicle).

(12)        The “securitization value” of a lease is the sum of the present values, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease plus (b) the base residual value of the related leased vehicle.  The present value is computed (i) using a discount rate equal to the higher of the lease factor used to calculate the base monthly payment under the lease and 6.75%, (ii) on the basis of a 360-day year of twelve 30-day months, (iii) assuming that each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (iv) assuming that each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.  The aggregate securitization value of the leases in the reference pool is also referred to as the “total securitization value.”

Each month during this securitization transaction, the securitization value of each lease will be recalculated to reflect the fact that (a) fewer scheduled base monthly payments remain and (b) the discounting period is shorter.  At the beginning of the month in which a lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed, the securitization value of the lease will equal the base residual value of the related leased vehicle.  The securitization value of a lease will be zero (i) after the end of the month in which (A) the lease is marked as paid in full or closed (including where the lease is charged off) in the servicer’s servicing system or (B) the related leased vehicle is sold or (ii) at the beginning of the sixth month after the month in which the lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed.

(1)                ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain and market factors may reduce used vehicle prices” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

INDEX OF DEFINED TERMS

ABS	31
acquisition cost	55
adjusted MSRP	55
ALG base residual value	55
ALG mark-to-market	55
ALG residual value	55
available funds	10
base monthly payments	55
base residual value	9, 55
calculation agent	8
clean up call	8
closing date	7
collections	36
contract residual value	55
Controlling Class	12
cutoff date	7
Dodd-Frank Act	13
Event of Default	45
exchange note	8
exchange note available funds	9
exchange note supplement	36
First Priority Principal Payment	42

HTD	21
indenture trustee	20
lease factor	55
NRSRO	17
owner trustee	20
payment date	8
priority principal payments	41
rating agencies	12
reference pool	9
Regular Principal Payment	42
remaining scheduled base monthly payments plus base residual value	55
residual portion of securitization value	56
responsible person	30
Second Priority Principal Payment	42
securitization value	9, 56
shared amounts	40
Targeted Overcollateralization Amount	47
titling companies	21
total securitization value	9, 56
U.S. Bank	20
U.S. Bank Trust	20

Annex A

COMPOSITION OF THE REFERENCE POOL

The tables in this Annex A show the characteristics of the reference pool on the cutoff date, which is October 1, 2015. The percentages in the tables in this Annex A may not sum to 100.00% due to rounding. The definitions of certain terms used in this Annex A are listed in the “Glossary of Certain Terms” in this prospectus supplement.

The ALG mark-to-market values shown in this Annex A for the reference pool are based on ALG’s September - October 2015 edition. ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors - Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors - Performance of the reference pool is uncertain and market factors may reduce vehicle prices” in the prospectus. As a result, the ALG information cannot be relied on as fact.

Pool Composition Summary

Number of Leases	47,223
Weighted Average(1) FICO® Score(2) at Origination	741
Weighted Average(1) Original Term	34.5	months
Weighted Average(1) Remaining Term	24.2	months
Weighted Average(1) Lease Factor	1.66%
Minimum Discount Rate Used to Calculate Securitization Value	6.75%

Lease Characteristics

			Remaining
			Scheduled Base
			Payments Plus
			Base Residual	Securitization
	Adjusted MSRP	Acquisition Cost	Value	Value
Average	$36,271.04	$31,232.66	$26,770.57	$23,847.22
Highest	79,765.00	87,716.88	78,785.85	68,887.37
Lowest	14,795.00	9,327.96	9,928.72	9,237.18
Total	1,712,827,358.34	1,474,900,021.83	1,264,186,713.37	1,126,137,291.49

Residual Characteristics

	Contract Residual	ALG Base Residual	Base Residual	Residual Portion of	ALG
	Value	Value	Value(3)	Securitization Value	Mark-to-Market
Average	$20,005.11	$17,795.48	$17,705.35	$15,437.59	$17,615.91
Highest	50,448.00	42,434.00	39,077.00	37,085.63	40,772.00
Lowest	5,058.70	5,689.00	5,058.70	4,180.35	5,850.00
Total	944,701,170.72	840,355,981.00	836,099,578.22	729,009,536.50	831,876,276.00

Total as a % of Initial Total Securitization Value			74.24%	64.74%

(1)          Weighted averages are weighted by the securitization value of each lease on the cutoff date.

(2)          This weighted average excludes leases representing 6.06% of the initial total securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained on the cutoff date.

(3)          The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 89.79% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 87.19% equal to the ALG residual value and 2.60% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles.

Annex A

Distribution of the Leases by Original Term

Original	Number of								Residual Portion of	ALG
Term	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
24 months	7,864	16.65%	$ 280,148,889.62	$ 229,716,269.71	$ 179,242,589.34	15.92%	$ 152,328,310.60	18.22%	$ 138,787,336.61	$ 150,659,611.00
36	33,467	70.87	1,208,537,687.60	1,040,992,065.51	793,486,971.46	70.46	581,677,724.45	69.57	503,138,629.62	577,925,336.00
39	5,861	12.41	222,844,003.68	203,001,267.39	152,412,664.29	13.53	101,565,365.74	12.15	86,660,341.04	102,717,124.00
48	31	0.07	1,296,777.44	1,190,419.22	995,066.40	0.09	528,177.43	0.06	423,229.23	574,205.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

Distribution of the Leases by Year of Origination

Origination	Number of								Residual Portion of	ALG
Year (1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
2012 Car	3	0.01%	$ 97,965.00	$ 84,409.15	$ 46,891.15	0.00%	$ 43,185.00	0.01%	$ 41,755.78	$ 38,761.00
2012 CUV	10	0.02	375,655.00	345,868.08	201,585.38	0.02	187,239.00	0.02	180,966.14	201,319.00
2012 Truck	2	0.00	92,741.50	82,121.06	50,662.19	0.00	45,409.00	0.01	43,289.82	52,077.00
2013 Car	903	1.91	27,184,615.82	23,757,416.26	15,320,195.28	1.36	13,015,422.55	1.56	12,144,909.82	11,961,583.00
2013 CUV	1,676	3.55	61,027,247.45	53,885,467.87	34,354,876.17	3.05	29,216,781.00	3.49	27,256,439.83	30,388,206.00
2013 SUV	33	0.07	2,032,785.00	1,879,445.02	1,081,010.19	0.10	867,189.05	0.10	811,029.01	962,901.00
2013 Truck	382	0.81	17,033,506.93	14,355,775.72	10,008,937.59	0.89	8,905,141.30	1.07	8,326,749.29	9,425,844.00
2014 Car	6,989	14.80	212,638,299.51	184,143,672.15	132,169,238.90	11.74	101,159,389.13	12.10	90,344,390.44	94,485,342.00
2014 CUV	10,144	21.48	376,843,175.01	330,434,263.84	236,742,334.48	21.02	179,607,864.41	21.48	159,602,812.11	184,939,236.00
2014 SUV	267	0.57	16,675,850.95	15,069,021.26	10,968,949.34	0.97	7,644,190.00	0.91	6,743,429.51	7,836,997.00
2014 Truck	2,468	5.23	114,497,310.87	96,993,798.55	76,048,975.04	6.75	61,819,664.83	7.39	54,770,058.03	60,464,475.00
2015 Car	9,277	19.65	279,807,244.66	234,826,182.21	187,151,630.27	16.62	131,454,926.20	15.72	112,107,083.57	124,905,785.00
2015 CUV	11,878	25.15	441,702,684.63	378,630,157.18	302,639,842.34	26.87	213,880,689.05	25.58	181,763,554.31	215,976,057.00
2015 SUV	430	0.91	27,611,384.99	24,561,225.76	19,839,609.35	1.76	12,785,651.40	1.53	10,791,949.43	13,068,085.00
2015 Truck	2,761	5.85	135,206,891.02	115,851,197.72	99,512,553.82	8.84	75,466,836.30	9.03	64,081,119.41	77,169,608.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

(1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

Annex A

Distribution of the Leases by Scheduled Termination Date

Scheduled
Termination
Date (by	Number of								Residual Portion of	ALG
quarter)(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market

2016 Q1	316	0.67%	$ 11,068,419.65	$ 9,480,825.74	$ 6,334,309.91	0.56%	$ 6,003,182.35	0.72%	$ 5,804,275.45	$ 6,039,897.00
2016 Q2	1,107	2.34	39,685,846.96	33,593,657.16	23,126,805.68	2.05	21,359,121.21	2.55	20,408,980.04	21,064,281.00
2016 Q3	1,466	3.10	52,703,994.85	45,258,309.30	31,065,473.24	2.76	27,266,271.45	3.26	25,614,113.37	27,146,986.00
2016 Q4	2,523	5.34	90,191,071.16	76,722,513.35	53,627,836.69	4.76	45,708,125.61	5.47	42,231,711.57	45,193,750.00
2017 Q1	4,500	9.53	159,609,311.25	135,912,690.01	98,199,641.42	8.72	80,575,984.87	9.64	73,150,677.74	80,817,026.00
2017 Q2	6,477	13.72	231,042,367.93	196,250,086.62	146,353,607.47	13.00	116,703,575.18	13.96	104,295,908.03	117,025,401.00
2017 Q3	5,734	12.14	207,578,911.15	179,390,972.36	133,193,785.43	11.83	101,270,510.25	12.11	89,064,884.06	100,822,546.00
2017 Q4	5,040	10.67	186,384,955.08	162,885,945.95	121,361,867.45	10.78	87,255,350.43	10.44	75,400,081.36	86,083,045.00
2018 Q1	6,968	14.76	252,671,785.59	217,817,597.98	170,788,496.17	15.17	119,855,091.74	14.34	101,739,121.76	119,202,833.00
2018 Q2	8,796	18.63	320,160,409.21	276,115,899.97	224,764,353.48	19.96	153,058,701.19	18.31	127,869,091.56	151,792,525.00
2018 Q3	3,891	8.24	146,203,609.07	127,375,447.30	105,573,510.45	9.37	69,943,934.46	8.37	57,673,812.27	69,604,708.00
2018 Q4	384	0.81	14,665,399.00	13,308,989.50	11,061,637.84	0.98	6,749,408.25	0.81	5,482,507.75	6,711,172.00
2019 Q1	7	0.01	309,605.00	304,878.26	253,843.82	0.02	116,838.45	0.01	91,913.91	128,504.00
2019 Q2	14	0.03	551,672.44	482,208.33	432,122.44	0.04	233,482.78	0.03	182,457.63	243,602.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

(1) The scheduled termination date is assumed to be in the month after the month in which the final base monthly payment is due.

Annex A

Geographic Distribution of the Leases

	Number of								Residual Portion of	ALG
State (1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Michigan	9,594	20.32%	$ 339,974,146.85	$ 283,655,114.39	$ 214,878,849.02	19.08%	$ 170,187,373.06	20.35%	$ 150,854,439.94	$ 168,099,533.00
New York	5,639	11.94	205,484,511.51	179,550,717.55	135,728,824.38	12.05	100,763,245.14	12.05	87,716,916.22	100,132,557.00
California	5,226	11.07	188,404,521.18	160,060,682.89	122,565,272.40	10.88	89,691,182.07	10.73	78,052,892.15	89,267,088.00
New Jersey	3,393	7.19	123,795,422.78	108,487,741.92	81,575,581.65	7.24	59,611,376.54	7.13	51,760,059.97	59,454,501.00
Ohio	3,404	7.21	116,841,523.01	102,394,043.42	78,439,316.62	6.97	57,312,135.56	6.85	49,904,599.22	56,540,293.00
Florida	2,910	6.16	106,497,620.09	92,942,902.06	70,145,013.17	6.23	51,162,822.40	6.12	44,413,343.85	51,382,699.00
Pennsylvania	2,477	5.25	86,862,143.60	73,047,830.06	56,229,480.57	4.99	42,690,486.58	5.11	37,113,288.52	42,322,598.00
Texas	2,049	4.34	78,433,080.23	71,989,329.15	55,517,136.25	4.93	37,195,374.61	4.45	31,950,599.73	37,410,137.00
Other	12,531	26.54	466,534,389.09	402,771,660.39	311,057,817.43	27.62	227,485,582.26	27.21	197,243,396.90	227,266,870.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date.

Distribution of the Leases by Vehicle Type

Vehicle	Number of								Residual Portion of	ALG
Type(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
CUV	23,708	50.20%	$ 879,948,762.09	$ 763,295,756.97	$ 573,938,638.37	50.97%	$ 422,892,573.46	50.58%	$ 368,803,772.39	$ 431,504,818.00
Car	17,172	36.36	519,728,124.99	442,811,679.77	334,687,955.60	29.72	245,672,922.88	29.38	214,638,139.61	231,391,471.00
Truck	5,613	11.89	266,830,450.32	227,282,893.05	185,621,128.64	16.48	146,237,051.43	17.49	127,221,216.55	147,112,004.00
SUV	730	1.55	46,320,020.94	41,509,692.04	31,889,568.88	2.83	21,297,030.45	2.55	18,346,407.95	21,867,983.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

(1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

Distribution of the Leases by Vehicle Make

Vehicle	Number of								Residual Portion of	ALG
Make	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Ford	42,281	89.53%	$1,484,871,716.46	$1,276,913,035.85	$ 981,974,088.34	87.20%	$ 732,022,141.42	87.55%	$ 638,054,701.53	$ 726,385,433.00
Lincoln	4,942	10.47	227,955,641.88	197,986,985.98	144,163,203.15	12.80	104,077,436.80	12.45	90,954,834.97	105,490,843.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

Annex A

Distribution of the Leases by Vehicle Model

									Residual Portion of	ALG
Vehicle Model(1)	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Escape	10,046	21.27%	$ 308,367,458.84	$ 265,868,737.78	$ 201,162,333.30	17.86%	$ 151,359,590.78	18.10%	$ 132,644,810.43	$ 148,740,115.00
Explorer	6,881	14.57	294,776,240.85	259,891,259.79	196,808,386.10	17.48	144,298,087.83	17.26	125,438,631.75	151,766,778.00
F-150	5,462	11.57	261,862,619.39	222,906,628.74	182,001,746.52	16.16	143,715,834.58	17.19	125,043,145.89	144,483,484.00
Fusion(2)	8,174	17.31	241,818,946.01	207,179,737.94	157,882,363.94	14.02	118,093,558.87	14.12	103,162,284.86	106,211,689.00
Edge	3,930	8.32	152,417,921.76	130,498,699.23	96,455,247.59	8.57	70,119,386.95	8.39	60,902,728.06	72,408,738.00
MKZ(2)	2,119	4.49	91,171,465.10	78,190,453.57	55,003,486.13	4.88	40,667,941.45	4.86	35,688,698.10	41,083,850.00
Focus(2)	3,699	7.83	83,598,886.32	70,107,114.83	53,847,867.65	4.78	38,311,882.00	4.58	33,417,984.67	36,558,089.00
MKC	1,057	2.24	44,589,269.65	39,205,141.78	29,506,680.91	2.62	20,747,242.50	2.48	17,796,188.07	21,176,509.00
MKX	966	2.05	45,956,943.31	39,512,671.43	29,279,295.50	2.60	21,776,290.35	2.60	19,217,213.19	22,344,238.00
Mustang	848	1.80	26,863,461.37	24,665,779.73	19,909,565.95	1.77	13,869,938.50	1.66	11,927,342.90	13,868,355.00
Flex	737	1.56	28,923,985.92	24,092,851.75	17,662,884.49	1.57	12,463,805.95	1.49	10,922,798.35	12,885,694.00
Navigator	358	0.76	24,280,246.41	22,224,264.27	16,915,027.27	1.50	11,332,801.40	1.36	9,796,533.76	11,466,351.00
C-Max(2)	781	1.65	26,335,114.03	20,407,374.93	16,384,137.62	1.45	12,171,525.06	1.46	10,633,565.00	11,573,345.00
Expedition	372	0.79	22,039,774.53	19,285,427.77	14,974,541.61	1.33	9,964,229.05	1.19	8,549,874.19	10,401,632.00
Taurus	510	1.08	20,033,938.04	16,223,057.11	12,331,130.75	1.09	8,906,289.75	1.07	7,777,191.17	8,835,470.00
Other	1,283	2.72	39,791,086.81	34,640,821.18	26,012,596.16	2.31	18,301,173.20	2.19	16,090,546.11	18,071,939.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$ 836,099,578.22	100.00%	$ 729,009,536.50	$ 831,876,276.00

(1) Models representing greater than 1.00% of initial total securitization value.

(2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 4.90% of initial total securitization value.

Annex A

Distribution of the Leases by FICO® Score

	Number of								Residual Portion of	ALG
FICO® Score (1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Greater than 749	20,850	44.15%	$ 773,489,419.79	$ 656,575,138.02	$ 497,651,665.77	44.19%	$ 375,179,682.22	44.87%	$ 327,613,465.84	$ 373,728,390.00
700 - 749	8,702	18.43	315,978,987.80	273,276,134.35	208,665,178.96	18.53	154,044,588.81	18.42	133,968,579.92	153,481,166.00
650 - 699	8,206	17.38	290,466,295.11	254,423,674.86	195,239,475.07	17.34	142,398,552.16	17.03	123,648,926.80	141,531,865.00
600 - 649	4,548	9.63	156,067,509.01	136,700,060.91	105,808,700.06	9.40	77,206,475.34	9.23	67,189,716.37	76,314,253.00
Less than 600	2,255	4.78	75,412,824.36	64,867,223.27	50,582,263.38	4.49	38,308,118.14	4.58	33,739,702.09	37,671,119.00
Commercial(2)	1,919	4.06	80,140,685.50	71,364,243.33	54,324,587.83	4.82	38,168,124.90	4.57	33,315,248.53	38,711,115.00
No FICO® score (3)	743	1.57	21,271,636.77	17,693,547.09	13,865,420.42	1.23	10,794,036.65	1.29	9,533,896.95	10,438,368.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

(1)         Based on the FICO® score of the lessees on the origination date of the leases. For a description of FICO® scores, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained as of the cutoff date.

(2)         Represents leases with lessees that are not individuals and that use the leased vehicles for commercial purposes. For a description of commercial accounts, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting - Commercial Accounts” in the prospectus.

(3)         Represents leases with lessees who are individuals with minimal or no recent credit history.

Distribution of the Leases by Lease Factor

	Number of								Residual Portion of	ALG
Lease Factor(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market

0.00 - 0.99	16,297	34.51%	$ 580,005,100.43	$ 492,360,124.02	$ 368,370,940.37	32.71%	$ 281,829,492.58	33.71%	$ 247,780,325.10	$ 278,603,450.00
1.00 - 1.99	15,674	33.19	559,421,999.36	485,410,338.55	364,383,757.12	32.36	268,266,874.05	32.09	233,525,752.59	267,399,120.00
2.00 - 2.99	8,815	18.67	325,749,786.96	281,262,969.14	217,723,534.18	19.33	160,265,350.74	19.17	139,585,962.13	159,620,731.00
3.00 - 3.99	3,939	8.34	146,267,368.23	127,251,767.73	100,984,565.79	8.97	72,328,866.62	8.65	62,471,109.98	72,534,891.00
4.00 - 4.99	1,607	3.40	67,021,929.47	58,324,238.49	48,616,001.78	4.32	35,401,965.96	4.23	30,303,651.67	35,598,069.00
5.00 - 5.99	410	0.87	16,717,788.43	14,710,580.72	12,620,580.60	1.12	8,948,287.90	1.07	7,620,103.16	9,030,295.00
6.00 - 6.99	244	0.52	9,586,950.46	8,443,788.24	7,347,998.10	0.65	5,005,892.92	0.60	4,286,723.41	4,983,703.00
7.00 - 7.99	120	0.25	3,893,048.00	3,470,514.01	2,980,478.51	0.26	1,950,659.00	0.23	1,680,911.91	1,947,901.00
8.00 - 8.99	57	0.12	2,210,474.00	1,981,203.35	1,726,465.71	0.15	1,155,350.90	0.14	969,617.50	1,202,556.00
9.00 - 9.99	22	0.05	837,370.00	758,888.61	593,269.22	0.05	381,148.70	0.05	322,219.84	409,939.00
10.00 - 10.99	22	0.05	637,098.00	521,206.40	442,333.58	0.04	323,406.85	0.04	268,776.49	310,972.00
11.00 - 11.99	10	0.02	282,045.00	237,629.90	195,173.06	0.02	133,085.00	0.02	107,420.79	128,436.00
12.00 - 12.99	4	0.01	143,795.00	114,019.33	103,994.65	0.01	82,944.00	0.01	67,741.97	80,311.00
13.00 or greater	2	0.00	52,605.00	52,753.34	48,198.82	0.00	26,253.00	0.00	19,219.96	25,902.00
Total	47,223	100.00%	$1,712,827,358.34	$1,474,900,021.83	$1,126,137,291.49	100.00%	$836,099,578.22	100.00%	$729,009,536.50	$831,876,276.00

(1) The lease factor for 99.45% of the leases in the reference pool by securitization value is less than or equal to 6.75%, the minimum discount rate used to calculate securitization value.

Annex A

Payment Schedule of Leases

The following table shows the decline in the securitization value of the reference pool and the payments that will be received each month on the referenced pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to the base residual value in the month after the month in which the final base monthly payment is due.

		Scheduled
Month	Securitization Value	Base Monthly Payments		Base Residual Value
Initial Balance	$ 1,126,137,291.49
2015- October	1,114,605,507.26	$ 17,874,080.34	4.18%	$ 0.00	0.00%
November	1,103,008,749.63	17,874,080.34	4.18	0.00	0.00
December	1,091,346,652.44	17,874,080.34	4.18	0.00	0.00
2016- January	1,079,618,845.94	17,874,080.34	4.18	0.00	0.00
February	1,067,824,962.41	17,874,080.34	4.18	0.00	0.00
March	1,050,069,251.86	17,766,273.01	4.15	6,003,182.35	0.72
April	1,032,372,519.30	17,656,383.80	4.12	5,954,064.55	0.71
May	1,013,391,950.83	17,522,409.69	4.09	7,272,181.26	0.87
June	993,591,685.91	17,374,437.42	4.06	8,132,875.40	0.97
July	974,822,161.84	17,230,802.35	4.03	7,134,245.65	0.85
August	953,853,931.28	17,035,877.04	3.98	9,422,141.50	1.13
September	931,696,437.95	16,819,243.21	3.93	10,709,884.30	1.28
October	906,609,425.33	16,545,535.66	3.86	13,788,323.91	1.65
November	881,172,360.42	16,260,967.27	3.80	14,281,612.80	1.71
December	852,583,448.40	15,912,999.84	3.72	17,638,188.90	2.11
2017- January	823,475,268.79	15,529,844.77	3.63	18,379,507.90	2.20
February	785,731,084.04	14,973,768.65	3.50	27,407,425.86	3.28
March	741,077,142.11	14,289,128.56	3.34	34,789,051.11	4.16
April	694,454,728.40	13,535,448.33	3.16	37,259,749.12	4.46
May	645,560,136.73	12,736,871.34	2.98	40,067,919.40	4.79
June	597,868,923.47	11,950,170.83	2.79	39,375,906.66	4.71
July	548,263,753.65	11,120,085.78	2.60	41,851,358.65	5.01
August	511,481,409.00	10,469,707.61	2.45	29,399,644.93	3.52
September	474,537,220.02	9,804,668.46	2.29	30,019,506.67	3.59
October	440,172,997.65	9,182,467.10	2.14	27,853,744.05	3.33
November	404,441,366.62	8,504,275.94	1.99	29,705,971.08	3.55
December	369,192,736.42	7,830,413.29	1.83	29,695,635.30	3.55
2018- January	335,796,687.70	7,184,854.81	1.68	28,290,189.10	3.38
February	290,834,453.01	6,275,693.59	1.47	40,577,478.14	4.85
March	236,312,044.72	5,172,785.87	1.21	50,987,424.50	6.10
April	185,361,675.68	4,099,933.97	0.96	48,181,217.54	5.76
May	131,391,383.07	2,934,452.09	0.69	52,079,664.85	6.23
June	77,573,178.29	1,760,395.97	0.41	52,797,818.80	6.31
July	23,524,124.98	599,940.17	0.14	53,886,134.05	6.44
August	14,843,657.61	382,144.06	0.09	8,430,848.15	1.01
September	7,117,737.38	182,565.34	0.04	7,626,952.26	0.91
October	537,349.40	15,260.86	0.00	6,605,222.55	0.79
November	412,301.33	11,811.50	0.00	116,277.70	0.01
December	375,700.37	11,029.75	0.00	27,908.00	0.00
2019- January	366,800.63	11,029.75	0.00	0.00	0.00
February	336,579.99	9,698.64	0.00	22,601.05	0.00
March	237,688.17	6,547.69	0.00	94,237.40	0.01
April	154,136.83	4,793.30	0.00	80,095.00	0.01
May	71,121.28	2,016.14	0.00	81,866.43	0.01
June	0.00	0.00	0.00	71,521.35	0.01

Total		$ 428,087,135.15	100.00%	$ 836,099,578.22	100.00%

Total Scheduled Base Monthly Payments plus Base Residual Value				$1,264,186,713.37
Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value				66.14%

Annex B

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

The definitions of certain terms used in this Annex B are listed below.  The definitions of other terms used in this Annex B are listed in the “Glossary of Certain Terms” in this prospectus supplement, except that, for purposes of Ford Credit Auto Lease Trust 2009-A the “base residual value” for a leased vehicle is the lesser of the contract residual value and the ALG residual value for the leased vehicle.

ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn and market factors may reduce used vehicle prices” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

A lease is considered to have “defaulted” if (1) the lease has been charged off or (2) the related leased vehicle was repossessed.  A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

The “gross credit loss” on a default equals (1) the securitization value of the lease as of the end of the month before the lease defaults, plus (2) the costs associated with repossession and disposition of the leased vehicle, plus (3) the amount of unreimbursed servicer advances as of the end of the month before the lease defaults, minus (4) the net sale proceeds, if any, from the sale of the leased vehicle, minus (5) any amounts paid by or on behalf of the related lessee after Ford Credit processes the default and before the lease is closed in Ford Credit’s servicing system.

The “loss (gain)” (1) for each leased vehicle returned and sold equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (c) the net sale proceeds from the sale of the leased vehicle, minus (d) any amounts paid by or on behalf of the related lessee after Ford Credit has processed the return of the leased vehicle and before the related lease is closed in Ford Credit’s servicing system, minus (e) any base monthly payments that, as of the end of the month before Ford Credit processes the return of the leased vehicle, had been paid before the month in which they are due, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, minus (c) any amounts paid by or on behalf of the related lessee in connection with the purchase of the leased vehicle, minus (d) any base monthly payments that, as of the end of the month before Ford Credit processes the purchase of the leased vehicle, had been paid before the month in which they are due.

“Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.

The “residual loss (gain)” on a leased vehicle that is returned and sold equals (1) the residual portion of securitization value as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (2) the amounts assessed for excess mileage and/or excess wear and use, minus (3) the net auction proceeds from the sale of the leased vehicle.

The percentages in the tables in this Annex B may not sum to 100.00% due to rounding.

Footnotes:

(1)                                 Weighted averages are weighted by the securitization value of each lease on the cutoff date for the prior securitization transaction.

(2)                                 This weighted average excludes leases with lessees who do not have FICO® scores because they (1) are not individuals and use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.

(3)                                 Percentage of initial total securitization value.

(4)                                 Based on the billing addresses of the lessees on the cutoff date for the prior securitization transaction.

(5)                                 Values reported for securitization value and residual portion of securitization value are as of the end of the month.  Values reported for total note balance are as of the payment date relating to such month after giving effect to all payments to be made on the payment date.

(6)                                 The “prepayment speed” for any month equals (1) the monthly survival factor, divided by (2) 1 plus ((a) the monthly survival factor, times (b) the seasoning), in each case for the month.

The “monthly survival factor” for any month equals 1 minus ((1)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the next month, divided by (2)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the month).

“Seasoning” for the first month equals (1) the weighted average original term of the reference pool, minus (2) the weighted average remaining term of the reference pool, in each case as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total securitization value of the reference pool” equals the total securitization value of the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

(7)                                 The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding leases that have reached their original scheduled lease end date (including leases with payment or term extensions), defaulted or been removed and leases for which the leased vehicle has been returned or retained.  The dollar amounts represent the aggregate securitization value of the delinquent leases at the end of the month.

(8)                                 Number of scheduled terminations is the number of leases that are scheduled to terminate during the month assuming each base monthly payment is made as scheduled with no prepayments, delays or defaults and each lease terminates in the month after the month in which the final base monthly payment is due.

(9)                                 Number of defaults is the number of leases that defaulted during the month.

(10)                          Number of vehicles returned and sold is the number of leased vehicles that were returned and that have been sold by the end of the month.

(11)                          Number of vehicles retained is the number of leased vehicles that were purchased pursuant to the lease during the month.

(12)                          Number of vehicles removed is the number of leases and leased vehicles removed by the servicer during the month because (1) the representations made by it about the lease and leased vehicle were discovered to have been untrue, were not cured and had a material adverse effect on the lease or leased vehicle, (2) its servicing materially impaired the lease or leased vehicle, (3) it (a) changed the amount of the base monthly payment due under the lease or (b) granted (i) for trusts prior to Ford Credit Auto Lease Trust 2013-A, a payment extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust or any term extension or (ii) for Ford Credit Auto Lease Trust 2013-A and later trusts, a payment or term extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust or (4) the leased vehicle was no longer owned by a titling company.

(13)                          Return rate equals the percentage equivalent to (1) the number of vehicles returned and sold, divided by (2) the sum of (a) the number of defaults, (b) the number of vehicles returned and sold, (c) the number of vehicles retained and (d) the number of vehicles removed, in each case for the month.

(14)                          Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

Ford Credit Auto Lease Trust 2009-A

Original Pool Characteristics

Closing Date	June 9, 2009	Percentage of Vehicle Type(3)	100%
Cutoff Date	May 1, 2009	Car	38.97%
First Payment Date	July 15, 2009	SUV	29.66
Total Note Balance	$834,430,000	CUV	27.02
Number of Leases	51,884	Truck	4.35
Minimum Discount Rate Used to Calculate Securitization Value	7.85%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$1,200,619,456	Ford	42.15%
Average	$23,140	Lincoln	26.43
Highest	$105,965	Mercury	9.14
Lowest	$5,404	Land Rover	7.15
Total Adjusted MSRP	$1,792,933,946	Mazda	6.07
Total Base Residual Value	$823,277,503	Volvo	5.99
Average	$15,868	Jaguar	3.06
Highest	$61,949	Percentage of Top 10 Vehicle Models(3)	64.64%
Lowest	$3,855	Edge	9.53%
Total as % of Initial Total Securitization Value	68.57%	Fusion	9.50
Total Residual Portion of Securitization Value	$700,709,146	MKS	9.08
Average	$13,505	Escape	8.08
Highest	$57,980	MKX	7.16
Lowest	$3,340	MKZ	5.75
Total as % of Initial Total Securitization Value	58.36%	Flex	4.19
Total ALG Mark-to-Market (May-June 2009)	$756,033,173	Navigator	4.06
Original Term(3)		Milan	4.00
12 months	0.00%	Range Rover	3.29
24	18.63	Percentage in Top 8 States(3)(4)	80.21%
27	0.58	Michigan	26.14%
30	1.90	New York	14.58
36	47.69	New Jersey	10.22
39	29.49	California	8.39
42	0.21	Florida	7.43
48	1.49	Ohio	5.48
Weighted Average(1) Original Term	34.7 months	Pennsylvania	4.49
Weighted Average(1) Remaining Term	25.1 months	Texas	3.47
Weighted Average(1) Lease Factor	3.07%
Weighted Average(1) FICO® Score(2) at Origination	736
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-09	$1,184,935,670	$ –*	$704,406,621	0.12%	$8,681,165	$37,223	$–	$–
2	Jun-09	1,166,279,536	800,090,080	705,887,265	0.17	12,280,802	942,591	–	–
3	Jul-09	1,145,133,574	778,944,118	705,133,660	0.30	12,926,434	1,064,406	182,629	18,190
4	Aug-09	1,123,646,635	757,457,179	703,741,746	0.35	14,297,066	1,468,140	401,847	52,035
5	Sep-09	1,099,591,692	733,402,236	700,042,081	0.30	12,311,670	1,395,994	457,341	149,579
6	Oct-09	1,071,417,158	705,227,703	692,100,747	0.25	13,410,629	909,521	393,321	169,469
7	Nov-09	1,042,822,506	676,633,050	683,327,079	0.19	16,064,237	1,321,562	456,181	178,971
8	Dec-09	1,011,696,759	645,507,304	671,943,194	0.32	14,827,262	1,301,940	96,907	324,641
9	Jan-10	980,350,409	614,160,953	659,775,060	0.62	13,181,160	1,235,251	394,065	243,339
10	Feb-10	949,099,188	582,909,733	647,396,357	0.15	8,670,194	929,452	320,399	240,769
11	Mar-10	914,446,620	548,257,164	631,635,184	0.41	8,837,881	921,525	301,111	231,739
12	Apr-10	879,746,893	513,557,438	615,322,767	0.57	8,651,587	1,014,707	171,787	165,561
13	May-10	845,734,316	479,544,860	599,252,719	0.25	7,646,535	582,433	415,451	90,045
14	Jun-10	808,941,767	442,752,311	580,191,574	0.32	9,378,675	954,728	123,307	339,107
15	Jul-10	772,435,089	406,245,633	560,825,654	0.73	9,089,171	895,427	131,986	164,442
16	Aug-10	738,023,159	371,833,703	543,226,375	0.84	8,109,115	848,706	159,219	101,644
17	Sep-10	700,629,693	334,440,237	521,954,240	(1.24)	8,139,117	675,948	96,761	78,784
18	Oct-10	658,995,820	292,806,365	495,957,890	1.44	6,608,672	569,870	79,423	125,864
19	Nov-10	625,894,366	259,704,910	478,102,765	0.92	6,722,747	748,665	104,504	114,813
20	Dec-10	594,940,634	228,751,178	461,913,304	0.66	7,813,057	687,536	95,166	59,082
21	Jan-11	561,755,021	195,565,565	442,909,207	0.97	6,988,036	713,749	208,156	102,420
22	Feb-11	530,453,452	164,263,997	425,304,422	0.65	5,342,864	457,469	231,755	178,574
23	Mar-11	492,982,042	126,792,586	401,556,513	1.20	4,738,791	339,033	124,996	249,249
24	Apr-11	458,208,267	92,018,812	379,636,410	1.28	4,899,012	412,758	27,150	206,952
25	May-11	425,047,882	58,858,426	358,449,141	1.07	5,613,760	427,102	67,617	81,823
26	Jun-11	389,342,570	23,153,114	334,353,963	1.29	4,269,032	460,728	0	67,647
27	Jul-11	355,928,224	0	311,549,929	1.49	4,172,225	352,003	59,414	51,882

Final Payment Date: August 15, 2011

_____________________________

See page B-1 for definitions and footnotes

* No payment date relating to month of May 2009

Ford Credit Auto Lease Trust 2009-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	May-09	–	1	12	39	11	19.05%
2	Jun-09	122	8	47	81	52	25.00
3	Jul-09	165	31	125	117	51	38.58
4	Aug-09	168	44	159	103	43	45.56
5	Sep-09	312	46	150	178	92	32.19
6	Oct-09	518	70	249	217	136	37.05
7	Nov-09	583	58	289	183	141	43.07
8	Dec-09	657	55	410	204	141	50.62
9	Jan-10	562	52	508	174	127	59.00
10	Feb-10	900	52	511	219	152	54.71
11	Mar-10	968	58	579	302	186	51.47
12	Apr-10	864	58	630	307	170	54.08
13	May-10	1,000	41	613	307	182	53.63
14	Jun-10	1,183	46	650	417	199	49.54
15	Jul-10	968	39	723	376	186	54.61
16	Aug-10	885	48	630	421	151	50.40
17	Sep-10	2,007	50	626	539	217	43.72
18	Oct-10	904	45	989	521	201	56.32
19	Nov-10	870	34	642	507	110	49.65
20	Dec-10	952	36	544	491	134	45.15
21	Jan-11	1,092	37	681	534	124	49.49
22	Feb-11	1,293	27	686	599	110	48.24
23	Mar-11	1,426	37	864	853	102	46.55
24	Apr-11	1,286	21	851	784	88	48.80
25	May-11	1,477	30	719	868	86	42.22
26	Jun-11	1,612	19	754	1,035	99	39.54
27	Jul-11	1,246	22	701	954	80	39.90

Final Payment Date: August 15, 2011

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	May-09	$1,311	$(19,222)	$(131,928)	$–	$(149,839)	$(149,839)	(0.01)%	$(19,977)
2	Jun-09	4,531	(58,790)	(144,806)	(1,692)	(200,757)	(350,596)	(0.03)	(90,018)
3	Jul-09	68,558	(175,800)	(277,620)	(12,109)	(396,972)	(747,568)	(0.06)	(300,607)
4	Aug-09	183,308	(107,981)	(226,288)	6,659	(144,302)	(891,870)	(0.07)	(499,536)
5	Sep-09	192,362	(203,079)	(400,150)	(46,215)	(457,082)	(1,348,952)	(0.11)	(802,263)
6	Oct-09	416,153	(255,062)	(455,989)	(32,449)	(327,346)	(1,676,298)	(0.14)	(1,141,472)
7	Nov-09	485,888	(202,016)	(420,580)	(23,720)	(160,428)	(1,836,727)	(0.15)	(1,455,257)
8	Dec-09	469,503	(87,847)	(504,949)	(70,804)	(194,097)	(2,030,824)	(0.17)	(1,643,599)
9	Jan-10	243,789	(253,043)	(386,666)	(117,773)	(513,693)	(2,544,516)	(0.21)	(2,002,546)
10	Feb-10	295,135	(378,139)	(469,106)	(173,433)	(725,543)	(3,270,059)	(0.27)	(2,508,346)
11	Mar-10	353,566	(943,543)	(582,027)	(222,067)	(1,394,071)	(4,664,131)	(0.39)	(3,593,143)
12	Apr-10	350,447	(1,090,224)	(599,079)	(187,238)	(1,526,094)	(6,190,225)	(0.52)	(4,811,153)
13	May-10	164,199	(842,280)	(587,501)	(165,522)	(1,431,104)	(7,621,329)	(0.63)	(5,818,983)
14	Jun-10	214,729	(940,632)	(849,792)	(169,344)	(1,745,039)	(9,366,369)	(0.78)	(6,899,132)
15	Jul-10	153,281	(1,080,995)	(651,429)	(161,313)	(1,740,456)	(11,106,824)	(0.93)	(8,144,840)
16	Aug-10	208,420	(1,300,477)	(804,358)	(309,357)	(2,205,773)	(13,312,597)	(1.11)	(9,635,857)
17	Sep-10	107,289	(931,594)	(1,034,732)	(168,124)	(2,027,161)	(15,339,757)	(1.28)	(10,713,170)
18	Oct-10	129,126	(1,064,667)	(965,116)	(187,251)	(2,087,908)	(17,427,665)	(1.45)	(12,003,277)
19	Nov-10	223,380	(829,381)	(904,591)	(214,097)	(1,724,688)	(19,152,353)	(1.60)	(13,019,860)
20	Dec-10	232,714	(993,849)	(920,763)	(204,433)	(1,886,332)	(21,038,685)	(1.75)	(14,178,199)
21	Jan-11	185,560	(1,569,309)	(1,012,521)	(151,777)	(2,548,047)	(23,586,732)	(1.96)	(15,934,941)
22	Feb-11	28,533	(1,724,587)	(1,044,546)	(91,707)	(2,832,306)	(26,419,038)	(2.20)	(17,852,520)
23	Mar-11	98,824	(2,728,911)	(1,543,031)	(235,706)	(4,408,824)	(30,827,862)	(2.57)	(20,770,756)
24	Apr-11	80,788	(2,938,353)	(1,442,266)	(231,781)	(4,531,612)	(35,359,474)	(2.95)	(23,951,047)
25	May-11	78,316	(2,469,866)	(1,560,701)	(268,792)	(4,221,043)	(39,580,517)	(3.30)	(26,631,668)
26	Jun-11	31,416	(2,977,967)	(1,835,650)	(176,766)	(4,958,968)	(44,539,485)	(3.71)	(29,799,461)
27	Jul-11	(18,715)	(2,793,052)	(1,668,202)	(92,413)	(4,572,382)	(49,111,866)	(4.09)	(32,746,791)

Final Payment Date: August 15, 2011

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-A

Original Pool Characteristics

Closing Date	February 5, 2010	Percentage of Vehicle Type(3)	100%
Cutoff Date	January 1, 2010	Car	40.10%
First Payment Date	March 15, 2010	CUV	30.82
Total Note Balance	$1,872,045,000	SUV	24.46
Number of Leases	102,097	Truck	4.63
Minimum Discount Rate Used to Calculate Securitization Value	5.60%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$2,159,222,380	Ford	43.24%
Average	$21,149	Lincoln	27.18
Highest	$80,913	Mazda	9.75
Lowest	$4,548	Mercury	8.34
Total Adjusted MSRP	$3,442,824,274	Land Rover	5.95
Total Base Residual Value	$1,586,679,538	Volvo	3.18
Average	$15,541	Jaguar	2.36
Highest	$61,157	Percentage of Top 10 Vehicle Models(3)	63.91%
Lowest	$4,277	Edge	12.42%
Total as % of Initial Total Securitization Value	73.48%	Fusion	8.99
Total Residual Portion of Securitization Value	$1,461,736,801	MKX	8.95
Average	$14,317	MKZ	7.53
Highest	$60,029	MKS	6.73
Lowest	$3,890	Escape	5.86
Total as % of Initial Total Securitization Value	67.70%	Milan	4.00
Total ALG Mark-to-Market (January-February 2010)	$1,573,378,413	F-150	3.22
Original Term(3)		Navigator	3.22
12 months	0.00%	Explorer	2.99
24	18.98	Percentage in Top 8 States(3)(4)	79.82%
27	3.71	Michigan	24.18%
30	1.75	New York	15.23
36	41.44	New Jersey	10.43
37	0.00	California	8.32
39	31.10	Florida	7.48
42	0.10	Ohio	5.39
44	0.00	Pennsylvania	4.77
48	2.92	Texas	4.01
Weighted Average(1) Original Term	34.6 months
Weighted Average(1) Remaining Term	18.0 months
Weighted Average(1) Lease Factor	3.07%
Weighted Average(1) FICO® Score(2) at Origination	741
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-10	$2,116,650,239	$ –*	$1,460,780,961	0.44%	$18,510,045	$–	$–	$–
2	Feb-10	2,060,360,561	1,773,183,180	1,445,632,374	(0.31)	12,622,049	847,964	–	–
3	Mar-10	1,974,566,703	1,687,389,323	1,400,602,892	(0.09)	12,955,245	898,944	228,064	–
4	Apr-10	1,877,881,791	1,590,704,410	1,343,508,236	0.92	13,119,611	1,167,498	188,101	–
5	May-10	1,785,922,936	1,498,745,555	1,289,091,735	0.32	11,805,033	889,254	176,626	67,488
6	Jun-10	1,679,812,368	1,392,634,988	1,218,819,620	(0.36)	15,102,799	1,140,250	160,657	117,117
7	Jul-10	1,557,484,690	1,270,307,309	1,130,220,145	0.25	13,054,527	925,139	107,044	52,274
8	Aug-10	1,443,088,975	1,155,911,594	1,047,673,449	0.29	13,384,307	1,061,543	207,315	13,897
9	Sep-10	1,340,886,828	1,053,709,447	975,721,392	0.71	12,052,945	788,032	159,124	82,986
10	Oct-10	1,265,852,523	978,675,142	930,483,972	1.70	10,102,269	801,769	142,098	72,034
11	Nov-10	1,211,719,099	924,541,718	905,468,605	1.15	11,942,974	971,779	121,573	121,538
12	Dec-10	1,160,477,085	873,299,705	882,396,366	0.79	11,894,872	1,198,640	83,188	89,930
13	Jan-11	1,098,794,478	811,617,098	847,806,000	0.78	10,814,878	1,083,299	315,159	88,184
14	Feb-11	1,031,498,449	744,321,068	806,799,436	0.87	8,495,175	945,582	140,548	146,567
15	Mar-11	948,790,631	661,613,250	749,469,914	1.17	8,045,967	852,293	76,500	164,761
16	Apr-11	867,339,224	580,161,843	691,105,669	1.21	7,332,361	773,137	273,994	43,691
17	May-11	789,222,619	502,045,238	634,105,276	0.81	8,000,495	527,952	157,689	55,293
18	Jun-11	704,210,551	417,033,171	568,325,154	0.60	6,355,258	573,255	126,923	48,355
19	Jul-11	621,561,775	334,384,395	502,664,506	(0.01)	5,915,501	575,916	58,418	127,542
20	Aug-11	540,074,300	252,896,919	436,330,612	0.72	5,082,367	726,115	148,351	34,304
21	Sep-11	472,893,356	185,715,976	381,869,084	(0.44)	4,195,419	558,155	52,202	36,549
22	Oct-11	420,908,270	133,730,889	341,415,647	1.22	4,390,708	324,048	98,499	38,119
23	Nov-11	381,375,562	94,198,181	312,500,132	0.85	3,912,698	323,795	67,872	38,441
24	Dec-11	349,032,254	61,854,873	289,894,396	1.01	3,538,090	363,829	41,894	48,055
25	Jan-12	318,256,170	0	268,198,150	0.58	3,434,426	449,944	25,741	31,538

Final Payment Date: February 15, 2012

_____________________________

See page B-1 for definitions and footnotes

* No payment date relating to month of January 2010

Ford Credit Auto Lease Trust 2010-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Jan-10	–	–	127	319	64	24.90%
2	Feb-10	1,689	16	663	513	173	48.57
3	Mar-10	3,234	61	1,626	1,000	443	51.95
4	Apr-10	2,548	57	2,255	989	467	59.85
5	May-10	3,094	56	2,093	984	371	59.73
6	Jun-10	4,539	53	2,394	1,192	703	55.14
7	Jul-10	4,920	73	3,155	1,320	782	59.19
8	Aug-10	4,910	65	2,739	1,390	755	55.34
9	Sep-10	3,895	65	2,526	1,201	587	57.68
10	Oct-10	755	63	1,729	889	234	59.31
11	Nov-10	718	60	808	867	104	43.94
12	Dec-10	1,236	61	812	898	115	43.05
13	Jan-11	2,263	53	1,383	1,123	208	49.98
14	Feb-11	2,803	48	1,696	1,296	210	52.18
15	Mar-11	3,701	56	2,336	1,857	246	51.97
16	Apr-11	3,842	48	2,421	1,741	312	53.54
17	May-11	4,503	43	2,183	1,895	270	49.72
18	Jun-11	5,761	28	2,366	2,345	334	46.64
19	Jul-11	5,984	31	2,408	2,152	357	48.67
20	Aug-11	5,613	25	2,500	2,026	348	51.03
21	Sep-11	5,118	19	2,184	1,504	279	54.79
22	Oct-11	2,936	25	1,613	1,101	203	54.83
23	Nov-11	2,267	17	1,084	853	123	52.19
24	Dec-11	1,615	18	832	667	101	51.42
25	Jan-12	1,618	12	794	565	93	54.23

Final Payment Date: February 15, 2012

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jan-10	$–	$(94,366)	$(640,504)	$–	$(734,870)	$(734,870)	(0.03)%	$(140,854)
2	Feb-10	38,480	(738,254)	(960,194)	(11,788)	(1,671,757)	(2,406,627)	(0.11)	(1,054,809)
3	Mar-10	172,235	(2,698,038)	(1,898,505)	(149,742)	(4,574,051)	(6,980,678)	(0.32)	(4,148,191)
4	Apr-10	113,566	(3,748,013)	(1,730,145)	(279,010)	(5,643,603)	(12,624,281)	(0.58)	(8,387,438)
5	May-10	166,035	(2,937,637)	(1,727,544)	(261,019)	(4,760,165)	(17,384,446)	(0.81)	(11,827,560)
6	Jun-10	192,637	(3,474,550)	(2,024,664)	(314,271)	(5,620,848)	(23,005,294)	(1.07)	(15,892,929)
7	Jul-10	260,755	(5,298,108)	(1,974,371)	(456,664)	(7,468,388)	(30,473,682)	(1.41)	(21,871,837)
8	Aug-10	113,645	(4,553,561)	(2,166,818)	(421,903)	(7,028,637)	(37,502,319)	(1.74)	(27,051,436)
9	Sep-10	253,463	(2,995,305)	(2,052,190)	(479,891)	(5,273,923)	(42,776,241)	(1.98)	(30,650,708)
10	Oct-10	242,506	(812,321)	(1,589,002)	(390,036)	(2,548,853)	(45,325,094)	(2.10)	(32,049,246)
11	Nov-10	252,354	(570,656)	(1,664,312)	(401,420)	(2,384,035)	(47,709,129)	(2.21)	(32,987,650)
12	Dec-10	185,801	(1,443,556)	(1,664,341)	(278,998)	(3,201,093)	(50,910,222)	(2.36)	(34,750,102)
13	Jan-11	204,440	(3,069,004)	(1,977,809)	(283,028)	(5,125,400)	(56,035,622)	(2.60)	(38,180,308)
14	Feb-11	192,554	(4,205,421)	(2,359,837)	(275,989)	(6,648,692)	(62,684,314)	(2.90)	(42,759,301)
15	Mar-11	157,612	(7,255,761)	(3,144,226)	(394,883)	(10,637,258)	(73,321,572)	(3.40)	(50,528,624)
16	Apr-11	118,298	(8,402,937)	(2,892,793)	(469,544)	(11,646,976)	(84,968,548)	(3.94)	(59,396,811)
17	May-11	76,670	(7,649,876)	(3,012,127)	(445,371)	(11,030,704)	(95,999,252)	(4.45)	(67,576,487)
18	Jun-11	40,908	(8,996,698)	(3,686,386)	(551,638)	(13,193,814)	(109,193,066)	(5.06)	(77,118,979)
19	Jul-11	(9,813)	(9,805,288)	(3,354,089)	(397,693)	(13,566,883)	(122,759,949)	(5.69)	(87,315,445)
20	Aug-11	24,504	(9,769,478)	(3,122,925)	(447,285)	(13,315,184)	(136,075,134)	(6.30)	(97,586,106)
21	Sep-11	17,166	(6,883,096)	(2,372,750)	(500,683)	(9,739,363)	(145,814,497)	(6.75)	(104,894,629)
22	Oct-11	92,666	(4,029,987)	(1,695,049)	(265,782)	(5,898,152)	(151,712,649)	(7.03)	(109,387,394)
23	Nov-11	58,488	(2,740,453)	(1,418,720)	(434,889)	(4,535,575)	(156,248,224)	(7.24)	(112,454,490)
24	Dec-11	68,235	(2,069,308)	(1,091,683)	(236,851)	(3,329,606)	(159,577,830)	(7.39)	(114,751,525)
25	Jan-12	34,911	(2,044,202)	(955,495)	(136,106)	(3,100,892)	(162,678,722)	(7.53)	(116,909,829)

Final Payment Date: February 15, 2012

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B

Original Pool Characteristics

Closing Date	October 28, 2010	Percentage of Vehicle Type(3)		100%
Cutoff Date	October 1, 2010	Car	43.40%
First Payment Date	November 15, 2010	CUV	30.51
Total Note Balance	$867,536,000	SUV	19.47
Number of Leases	47,777	Truck	6.61
Minimum Discount Rate Used to Calculate Securitization Value	5.40%	Percentage Vehicle Make(3)		100%
Initial Total Securitization Value	$1,063,157,765	Ford	51.85%
Average	$22,253	Lincoln	32.87
Highest	$67,334	Mercury	10.47
Lowest	$5,630	Mazda	1.87
Total Adjusted MSRP	$1,649,492,466	Land Rover	1.02
Total Base Residual Value	$745,258,664	Volvo	0.96
Average	$15,599	Jaguar	0.95
Highest	$55,019	Percentage of Top 10 Vehicle Models(3)		80.73%
Lowest	$4,898	Edge	13.96%
Total as % of Initial Total Securitization Value	70.10%	Fusion	12.74
Total Residual Portion of Securitization Value	$676,362,032	MKZ	9.69
Average	$14,157	MKS	8.62
Highest	$54,527	MKX	8.61
Lowest	$4,629	Escape	7.94
Total as % of Initial Total Securitization Value	63.62%	F-150	6.09
Total ALG Mark-to-Market (September-October 2010)	$804,567,558	Milan	5.45
Original Term(3)		Mariner	3.96
12 months	0.00%	Flex	3.68
24	20.09	Percentage in Top 8 States(3)(4)		80.30%
27	4.62	Michigan	25.60%
30	0.10	New York	16.41
36	41.85	New Jersey	11.24
39	31.34	Florida	6.52
42	0.04	California	6.28
48	1.97	Pennsylvania	5.40
Weighted Average(1) Original Term	34.3 months	Ohio	5.12
Weighted Average(1) Remaining Term	21.8 months	Texas	3.73
Weighted Average(1) Lease Factor	2.69%
Weighted Average(1) FICO® Score(2) at Origination	749
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Oct-10	$1,042,102,954	$846,481,190	$674,540,458	0.53%	$4,223,758	$ –	$ –	$ –
2	Nov-10	1,014,728,833	819,107,068	665,921,421	(0.06)	6,244,225	276,469	–	–
3	Dec-10	984,075,234	788,453,469	653,882,974	0.27	6,859,252	728,498	63,809	–
4	Jan-11	954,455,548	758,833,783	642,728,005	0.73	5,927,141	499,378	100,640	20,274
5	Feb-11	926,614,037	730,992,272	632,911,180	0.46	4,999,566	258,270	89,423	14,450
6	Mar-11	893,743,421	698,121,657	618,378,131	0.73	4,451,168	264,693	0	15,626
7	Apr-11	862,758,769	667,137,004	604,911,401	0.66	4,676,460	399,431	65,446	15,291
8	May-11	831,913,826	636,292,061	591,140,655	0.59	6,069,313	468,430	46,267	57,234
9	Jun-11	798,686,058	603,064,293	574,990,896	0.68	5,289,911	491,248	58,366	41,357
10	Jul-11	766,534,724	570,912,960	559,440,110	0.79	4,797,434	288,032	36,501	71,110
11	Aug-11	732,330,009	536,708,244	541,625,100	1.08	5,093,337	511,598	34,437	18,214
12	Sep-11	699,019,248	503,397,483	524,011,840	0.89	5,049,614	467,479	35,531	33,677
13	Oct-11	665,766,504	470,144,739	505,643,488	0.96	6,217,012	338,979	25,740	58,434
14	Nov-11	633,956,283	438,334,518	488,340,174	0.99	5,445,514	347,801	18,357	34,174
15	Dec-11	601,027,735	405,405,970	469,478,445	0.97	5,331,600	473,835	44,148	10,905
16	Jan-12	560,044,864	364,423,099	441,790,282	1.09	4,555,577	442,688	81,743	18,520
17	Feb-12	510,484,119	314,862,354	404,260,716	0.50	3,666,277	335,327	65,382	61,504
18	Mar-12	459,253,277	263,631,512	364,341,160	(7.33)	3,653,188	220,238	48,592	39,403
19	Apr-12	414,057,037	218,435,272	329,290,654	0.65	3,218,954	239,638	31,742	21,955
20	May-12	369,469,607	173,847,842	294,548,217	1.45	3,209,789	223,914	25,709	0
21	Jun-12	332,763,155	137,141,390	266,641,567	(0.06)	2,938,974	275,345	16,553	0
22	Jul-12	304,752,597	109,130,832	246,966,448	1.01	2,887,518	208,090	73,811	16,106
23	Aug-12	279,716,558	84,094,794	230,218,947	1.84	2,730,733	168,832	29,360	45,009
24	Sep-12	262,840,310	67,218,545	220,836,673	1.29	2,530,331	313,073	51,391	23,240
25	Oct-12	244,144,643	48,522,878	209,491,898	1.58	2,653,469	159,237	0	14,199
26	Nov-12	225,407,992	29,786,227	197,415,861	1.46	2,467,718	228,683	0	0
27	Dec-12	204,298,401	0	182,420,763	(0.09)	2,606,316	335,153	63,595	0

Final Payment Date: January 15, 2013

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Oct-10	–	2	64	261	19	18.50%
2	Nov-10	904	7	319	433	66	38.67
3	Dec-10	893	13	492	405	122	47.67
4	Jan-11	511	26	490	375	73	50.83
5	Feb-11	625	23	411	399	72	45.41
6	Mar-11	824	21	571	562	79	46.31
7	Apr-11	793	23	584	502	65	49.74
8	May-11	908	16	494	577	80	42.33
9	Jun-11	1,074	19	532	710	83	39.58
10	Jul-11	959	8	518	687	54	40.88
11	Aug-11	890	23	525	787	67	37.45
12	Sep-11	1,065	22	530	754	56	38.91
13	Oct-11	1,054	22	615	690	70	44.02
14	Nov-11	934	14	638	545	59	50.80
15	Dec-11	1,117	10	715	552	73	52.96
16	Jan-12	1,622	14	1,133	578	103	61.98
17	Feb-12	2,518	24	1,548	588	171	66.41
18	Mar-12	3,520	13	1,523	639	231	63.30
19	Apr-12	2,219	11	1,381	583	153	64.90
20	May-12	1,815	10	1,381	623	130	64.41
21	Jun-12	2,144	9	1,061	551	126	60.73
22	Jul-12	1,161	4	729	440	108	56.91
23	Aug-12	331	16	601	467	42	53.37
24	Sep-12	395	9	329	319	21	48.53
25	Oct-12	329	8	388	393	20	47.96
26	Nov-12	554	6	470	346	33	54.97
27	Dec-12	1,500	5	559	403	49	55.02

Final Payment Date: January 15, 2013

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-10	$ (1,631)	$ (123,125)	$ (473,318)	$ –	$ (598,075)	$ (598,075)	(0.06)%	$ (151,824)
2	Nov-10	28,196	(624,120)	(825,010)	(17,427)	(1,438,362)	(2,036,436)	(0.19)	(841,472)
3	Dec-10	46,651	(1,113,484)	(788,987)	(28,719)	(1,884,539)	(3,920,975)	(0.37)	(2,067,661)
4	Jan-11	190,640	(1,113,326)	(757,076)	(58,804)	(1,738,565)	(5,659,540)	(0.53)	(3,329,004)
5	Feb-11	103,477	(1,019,348)	(696,715)	(26,096)	(1,638,681)	(7,298,221)	(0.69)	(4,492,177)
6	Mar-11	73,346	(1,845,463)	(1,100,221)	(76,785)	(2,949,123)	(10,247,344)	(0.96)	(6,495,529)
7	Apr-11	(2,301)	(1,883,833)	(881,336)	(113,783)	(2,881,253)	(13,128,596)	(1.23)	(8,553,632)
8	May-11	12,065	(1,708,156)	(1,030,881)	(86,750)	(2,813,722)	(15,942,318)	(1.50)	(10,421,703)
9	Jun-11	16,901	(1,990,368)	(1,296,271)	(112,216)	(3,381,954)	(19,324,272)	(1.82)	(12,529,530)
10	Jul-11	1,733	(1,989,855)	(1,219,635)	(156,712)	(3,364,468)	(22,688,740)	(2.13)	(14,671,632)
11	Aug-11	9,065	(1,934,472)	(1,413,460)	(79,373)	(3,418,240)	(26,106,980)	(2.46)	(16,756,358)
12	Sep-11	18,922	(1,725,617)	(1,370,278)	(77,664)	(3,154,637)	(29,261,617)	(2.75)	(18,617,141)
13	Oct-11	105,839	(1,475,774)	(1,222,712)	(71,541)	(2,664,188)	(31,925,805)	(3.00)	(20,220,638)
14	Nov-11	18,456	(1,592,060)	(969,653)	(76,471)	(2,619,727)	(34,545,532)	(3.25)	(21,920,177)
15	Dec-11	35,619	(1,854,670)	(1,029,253)	(90,833)	(2,939,136)	(37,484,669)	(3.53)	(23,912,965)
16	Jan-12	33,349	(2,596,064)	(1,069,371)	(101,232)	(3,733,318)	(41,217,987)	(3.88)	(26,658,450)
17	Feb-12	50,603	(3,050,554)	(1,008,003)	(191,488)	(4,199,442)	(45,417,428)	(4.27)	(29,874,469)
18	Mar-12	59,231	(3,336,296)	(1,077,325)	(115,450)	(4,469,839)	(49,887,267)	(4.69)	(33,401,063)
19	Apr-12	50,924	(3,277,029)	(1,055,495)	(164,044)	(4,445,645)	(54,332,912)	(5.11)	(36,849,497)
20	May-12	34,205	(2,542,434)	(1,143,602)	(184,750)	(3,836,581)	(58,169,493)	(5.47)	(39,575,550)
21	Jun-12	9,823	(1,738,405)	(1,009,966)	(108,862)	(2,847,411)	(61,016,904)	(5.74)	(41,466,002)
22	Jul-12	12,965	(1,015,301)	(829,309)	(198,043)	(2,029,688)	(63,046,592)	(5.93)	(42,581,817)
23	Aug-12	32,685	(907,028)	(842,365)	(95,463)	(1,812,171)	(64,858,762)	(6.10)	(43,607,034)
24	Sep-12	18,386	(624,109)	(558,077)	(85,608)	(1,249,408)	(66,108,170)	(6.22)	(44,277,612)
25	Oct-12	36,727	(730,771)	(761,757)	(84,101)	(1,539,902)	(67,648,072)	(6.36)	(45,088,652)
26	Nov-12	20,470	(922,019)	(650,941)	(89,175)	(1,641,664)	(69,289,737)	(6.52)	(46,103,481)
27	Dec-12	(347)	(1,299,422)	(924,227)	(108,934)	(2,332,931)	(71,622,667)	(6.74)	(47,478,827)

Final Payment Date: January 15, 2013

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-A

Original Pool Characteristics

Closing Date	July 5, 2011	Percentage of Vehicle Type(3)(14)		100%
Cutoff Date	June 1, 2011	Car	40.42%
First Payment Date	July 15, 2011	CUV	33.82
Total Note Balance	$1,051,029,000	SUV	17.58
Number of Leases	54,427	Truck	8.19
Minimum Discount Rate Used to Calculate Securitization Value	5.75%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$1,262,497,868	Ford	65.32%
Average	$23,196	Lincoln	26.96
Highest	$63,785	Mercury	6.18
Lowest	$6,070	Mazda	0.69
Total Adjusted MSRP	$1,874,362,458	Jaguar	0.35
Total Base Residual Value	$904,581,981	Land Rover	0.26
Average	$16,620	Volvo	0.24
Highest	$46,991	Percentage of Top 10 Vehicle Models(3)		84.26%
Lowest	$4,975	Edge	16.32%
Total as % of Initial Total Securitization Value	71.65%	Fusion	15.49
Total Residual Portion of Securitization Value	$808,617,721	Escape	10.36
Average	$14,857	MKZ	9.32
Highest	$46,384	MKX	8.11
Lowest	$4,189	F-150	7.86
Total as % of Initial Total Securitization Value	64.05%	Explorer	5.62
Total ALG Mark-to-Market (May-June 2011)	$926,471,212	MKS	5.62
Original Term(3)		Milan	2.93
24 months	22.77%	Mariner	2.62
27	8.23	Percentage in Top 8 States(3)(4)		79.48%
36	34.37	Michigan	24.41%
39	33.56	New York	16.40
42	0.03	New Jersey	10.79
47	0.00	California	6.97
48	1.03	Ohio	6.04
Weighted Average(1) Original Term	33.7 months	Florida	5.95
Weighted Average(1) Remaining Term	23.8 months	Pennsylvania	5.26
Weighted Average(1) Lease Factor	2.41%	Texas	3.66
Weighted Average(1) FICO® Score(2) at Origination	742
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-11	$1,237,063,007	$1,025,594,139	$803,937,447	0.74%	$4,532,161	$ –	$ –	$ –
2	Jul-11	1,204,393,292	992,924,424	791,498,719	0.07	4,703,549	232,657	–	–
3	Aug-11	1,166,532,746	955,063,878	773,672,210	0.53	5,713,041	377,907	72,154	–
4	Sep-11	1,133,349,399	921,880,531	759,776,780	0.38	6,016,676	358,929	74,159	–
5	Oct-11	1,105,186,326	893,717,458	750,599,154	0.66	7,217,391	437,323	43,474	42,534
6	Nov-11	1,079,492,442	868,023,574	743,698,805	0.56	7,373,800	401,354	53,991	64,534
7	Dec-11	1,053,330,168	841,861,300	736,108,217	0.55	7,552,703	516,363	15,971	69,017
8	Jan-12	1,023,084,479	811,615,611	724,435,374	0.63	7,074,843	353,002	194,855	0
9	Feb-12	989,129,719	777,660,851	708,440,686	0.37	6,686,165	385,402	78,057	28,200
10	Mar-12	953,627,153	742,158,285	690,801,639	(0.10)	7,232,340	142,220	17,753	0
11	Apr-12	918,246,717	706,777,849	672,989,830	0.69	7,321,860	464,442	82,871	0
12	May-12	883,426,409	671,957,541	655,589,249	0.95	8,521,008	606,358	65,324	40,660
13	Jun-12	850,348,947	638,880,079	639,288,671	0.68	7,634,016	692,725	64,431	48,051
14	Jul-12	817,905,642	606,436,774	623,496,738	0.89	7,645,327	620,813	67,592	60,081
15	Aug-12	780,105,967	568,637,099	602,021,022	0.87	7,698,705	524,367	142,586	52,100
16	Sep-12	745,036,594	533,567,726	582,414,046	0.33	7,328,387	608,310	34,443	27,927
17	Oct-12	709,125,468	497,656,600	561,840,795	1.59	7,971,367	689,050	20,179	27,416
18	Nov-12	678,509,504	467,040,636	545,898,109	1.44	7,275,969	692,865	40,410	26,902
19	Dec-12	644,241,119	432,772,251	525,709,852	1.44	8,566,688	740,270	65,720	38,836
20	Jan-13	593,903,299	382,434,431	488,688,351	0.12	6,601,320	563,717	48,252	53,083
21	Feb-13	535,240,775	323,771,907	441,793,350	32.51	4,874,348	528,573	36,422	84,697
22	Mar-13	470,832,303	259,363,435	388,106,071	13.05	2,922,478	208,873	16,579	84,739
23	Apr-13	422,164,463	210,695,595	349,635,660	1.98	3,363,420	358,417	49,056	48,061
24	May-13	391,350,232	179,881,364	328,427,778	1.50	3,907,201	203,299	28,477	48,117
25	June-13	366,754,240	155,285,372	312,830,368	0.99	3,765,118	288,834	65,944	0
26	July-13	341,334,671	129,865,803	296,315,696	1.16	3,691,219	204,387	22,698	0
27	Aug-13	313,509,611	102,040,743	276,940,684	1.31	3,198,331	459,816	45,597	0
28	Sep-13	285,338,817	73,869,948	256,311,214	1.33	3,910,872	294,205	73,728	0
29	Oct-13	249,722,938	38,254,070	228,203,428	1.86	2,752,048	312,972	53,918	0
30	Nov-13	216,919,480	0	201,560,736	1.89	2,477,433	376,763	51,049	0

Final Payment Date: December 15, 2013

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Jun-11	–	–	146	461	36	22.71%
2	Jul-11	1,299	4	403	715	64	33.98
3	Aug-11	1,270	11	638	814	103	40.74
4	Sep-11	1,037	16	577	559	72	47.14
5	Oct-11	407	15	408	384	51	47.55
6	Nov-11	352	10	311	347	26	44.81
7	Dec-11	445	14	324	343	30	45.57
8	Jan-12	698	19	462	385	61	49.84
9	Feb-12	940	25	690	387	63	59.23
10	Mar-12	1,524	21	678	471	92	53.72
11	Apr-12	879	17	691	463	82	55.15
12	May-12	757	19	645	545	61	50.79
13	Jun-12	925	15	656	453	49	55.92
14	Jul-12	697	18	617	428	47	55.59
15	Aug-12	1,095	30	812	476	66	58.67
16	Sep-12	1,235	18	707	442	83	56.56
17	Oct-12	332	25	754	459	84	57.03
18	Nov-12	269	19	684	330	16	65.20
19	Dec-12	630	24	810	401	50	63.04
20	Jan-13	3,156	27	1,403	609	168	63.57
21	Feb-13	4,076	21	1,905	621	233	68.53
22	Mar-13	4,920	26	2,257	661	272	70.18
23	Apr-13	1,112	16	1,671	562	154	69.54
24	May-13	907	13	914	449	47	64.23
25	Jun-13	1,031	8	634	426	39	57.27
26	Jul-13	1,001	14	636	471	38	54.87
27	Aug-13	1,223	5	777	489	39	59.31
28	Sep-13	1,223	7	860	465	41	62.64
29	Oct-13	1,172	11	1,295	476	44	70.92
30	Nov-13	1,066	8	1,338	324	47	77.93

Final Payment Date: December 15, 2013

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jun-11	$ –	$ (565,304)	$ (850,094)	$ –	$(1,415,397)	$ (1,415,397)	(0.11)%	$ (639,003)
2	Jul-11	(113)	(1,749,518)	(1,292,437)	(29,199)	(3,071,268)	(4,486,665)	(0.36)	(2,499,998)
3	Aug-11	4,046	(2,487,909)	(1,622,915)	(58,594)	(4,165,371)	(8,652,036)	(0.69)	(5,137,506)
4	Sep-11	27,274	(1,926,753)	(1,208,466)	(51,801)	(3,159,746)	(11,811,783)	(0.94)	(7,200,146)
5	Oct-11	20,214	(1,047,841)	(825,280)	(129,625)	(1,982,533)	(13,794,316)	(1.09)	(8,372,716)
6	Nov-11	64,366	(766,496)	(741,838)	(49,474)	(1,493,441)	(15,287,757)	(1.21)	(9,249,182)
7	Dec-11	67,221	(782,259)	(701,601)	(75,220)	(1,491,859)	(16,779,616)	(1.33)	(10,106,306)
8	Jan-12	61,968	(957,331)	(908,653)	(56,554)	(1,860,570)	(18,640,186)	(1.48)	(11,139,817)
9	Feb-12	137,347	(1,416,959)	(805,141)	(54,280)	(2,139,033)	(20,779,218)	(1.65)	(12,632,199)
10	Mar-12	87,507	(1,620,056)	(974,261)	(110,628)	(2,617,438)	(23,396,656)	(1.85)	(14,349,018)
11	Apr-12	62,230	(1,657,969)	(1,006,831)	(91,077)	(2,693,646)	(26,090,302)	(2.07)	(16,125,399)
12	May-12	62,581	(1,213,392)	(1,170,596)	(108,357)	(2,429,764)	(28,520,067)	(2.26)	(17,427,096)
13	Jun-12	50,600	(952,023)	(1,001,319)	(88,434)	(1,991,175)	(30,511,242)	(2.42)	(18,503,982)
14	Jul-12	68,883	(672,808)	(925,880)	(90,553)	(1,620,358)	(32,131,600)	(2.55)	(19,277,978)
15	Aug-12	70,264	(651,439)	(1,065,595)	(24,100)	(1,670,869)	(33,802,469)	(2.68)	(20,065,114)
16	Sep-12	47,970	(494,185)	(1,062,640)	(22,405)	(1,531,259)	(35,333,729)	(2.80)	(20,646,693)
17	Oct-12	100,578	(222,471)	(1,078,298)	(128,799)	(1,328,990)	(36,662,719)	(2.90)	(20,991,373)
18	Nov-12	80,570	(769,583)	(813,941)	(80,980)	(1,583,934)	(38,246,653)	(3.03)	(21,884,307)
19	Dec-12	112,142	(1,225,699)	(1,081,354)	(105,395)	(2,300,306)	(40,546,959)	(3.21)	(23,216,399)
20	Jan-13	148,664	(1,380,413)	(1,327,670)	(79,951)	(2,639,370)	(43,186,328)	(3.42)	(24,862,705)
21	Feb-13	19,066	(1,442,632)	(1,333,039)	(161,925)	(2,918,529)	(46,104,857)	(3.65)	(26,569,106)
22	Mar-13	71,033	(1,547,528)	(1,355,071)	(192,583)	(3,024,149)	(49,129,007)	(3.89)	(28,486,649)
23	Apr-13	17,125	(959,560)	(1,184,861)	(288,599)	(2,415,896)	(51,544,903)	(4.08)	(29,766,677)
24	May-13	45,989	(907,828)	(992,390)	(210,072)	(2,064,301)	(53,609,204)	(4.25)	(30,893,508)
25	Jun-13	45,269	(1,155,005)	(937,120)	(195,927)	(2,242,784)	(55,851,988)	(4.42)	(32,279,549)
26	Jul-13	62,403	(1,450,873)	(1,063,295)	(267,269)	(2,719,033)	(58,571,021)	(4.64)	(33,853,176)
27	Aug-13	12,429	(1,779,277)	(1,113,666)	(113,717)	(2,994,232)	(61,565,253)	(4.88)	(35,792,912)
28	Sep-13	4,150	(1,505,082)	(1,036,113)	(51,550)	(2,588,595)	(64,153,847)	(5.08)	(37,503,615)
29	Oct-13	61,560	(1,229,441)	(1,065,976)	(180,728)	(2,414,586)	(66,568,433)	(5.27)	(39,003,295)
30	Nov-13	25,865	(682,238)	(709,741)	(265,541)	(1,631,655)	(68,200,088)	(5.40)	(39,978,663)

Final Payment Date: December 15, 2013

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-B

Original Pool Characteristics

Closing Date	October 31, 2011	Percentage of Vehicle Type(3)(14)		100%
Cutoff Date	October 1, 2011	Car	39.00%
First Payment Date	November 15, 2011	CUV	34.66
Total Note Balance	$757,842,000	SUV	16.73
Number of Leases	37,733	Truck	9.62
Minimum Discount Rate Used to Calculate Securitization Value	6.00%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$880,188,636	Ford	69.47%
Average	$23,327	Lincoln	25.98
Highest	$59,977	Mercury	3.88
Lowest	$6,618	Volvo	0.25
Total Adjusted MSRP	$1,312,494,074	Land Rover	0.20
Total Base Residual Value	$634,139,748	Jaguar	0.15
Average	$16,806	Mazda	0.07
Highest	$47,239	Percentage of Top 10 Vehicle Models(3)		86.04%
Lowest	$4,996	Edge	15.22%
Total as % of Initial Total Securitization Value	72.05%	Fusion	14.00
Total Residual Portion of Securitization Value	$565,075,730	Escape	11.28
Average	$14,976	F-150	9.38
Highest	$45,846	MKZ	9.05
Lowest	$4,873	Explorer	8.44
Total as % of Initial Total Securitization Value	64.20%	MKX	7.42
Total ALG Mark-to-Market (September-October 2011)	$640,277,934	MKS	5.88
Original Term(3)		Focus	3.07
24 months	25.75%	Flex	2.29
27	5.20	Percentage in Top 8 States(3)(4)		79.78%
36	37.47	Michigan	25.20%
39	31.04	New York	15.61
42	0.03	New Jersey	10.30
48	0.52	California	7.42
Weighted Average(1) Original Term	33.4 months	Ohio	6.03
Weighted Average(1) Remaining Term	23.4 months	Florida	5.84
Weighted Average(1) Lease Factor	2.46%	Pennsylvania	5.19
Weighted Average(1) FICO® Score(2) at Origination	747	Texas	4.20
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Oct-11	$865,021,414	$742,674,779	$564,371,128	0.51%	$4,323,217	$ –	$ –	$ –
2	Nov-11	849,103,101	726,756,466	562,838,415	0.59	4,687,549	212,763	–	–
3	Dec-11	832,783,622	710,436,986	560,749,682	0.64	5,663,612	266,284	–	–
4	Jan-12	812,556,045	690,209,410	554,637,412	1.03	5,348,778	258,358	74,996	–
5	Feb-12	786,021,086	663,674,450	541,925,673	(0.02)	4,576,129	213,611	78,977	–
6	Mar-12	757,034,212	634,687,576	526,581,206	(0.22)	5,600,164	202,222	46,717	50,690
7	Apr-12	731,768,259	609,421,624	514,344,534	0.56	5,310,856	277,447	20,344	0
8	May-12	707,004,915	584,658,280	502,748,976	0.68	5,936,577	249,738	121,521	0
9	Jun-12	685,119,970	562,773,334	493,550,405	0.29	6,335,797	412,310	16,796	103,629
10	Jul-12	664,408,901	542,062,266	485,412,513	0.77	6,495,624	629,466	50,688	32,911
11	Aug-12	640,953,372	518,606,736	474,642,247	0.79	5,616,893	200,268	29,496	57,457
12	Sep-12	619,618,584	497,271,948	465,316,057	0.38	5,092,910	360,639	0	85,236
13	Oct-12	598,179,572	475,832,936	455,905,049	1.25	5,949,873	422,907	77,000	30,850
14	Nov-12	578,181,015	455,834,380	447,683,356	1.20	6,043,538	372,672	17,718	44,647
15	Dec-12	555,745,605	433,398,970	436,908,583	1.23	6,497,195	543,263	52,761	29,447
16	Jan-13	525,736,444	403,389,809	418,122,988	0.57	5,351,104	464,873	45,054	38,290
17	Feb-13	492,280,649	369,934,013	395,154,672	0.31	3,998,063	403,564	68,398	37,278
18	Mar-13	454,203,684	331,857,048	367,154,573	(0.57)	2,963,245	172,683	43,808	65,402
19	Apr-13	414,474,902	292,128,266	336,735,890	0.91	3,600,598	221,719	15,567	64,116
20	May-13	373,528,583	251,181,947	304,347,422	0.64	3,585,631	192,754	59,848	62,821
21	Jun-13	341,872,873	219,526,238	280,390,195	(2.34)	3,020,268	210,963	11,341	41,352
22	Jul-13	311,490,424	189,143,788	257,402,568	0.71	3,170,781	259,801	99,605	40,413
23	Aug-13	288,599,875	166,253,240	241,767,178	1.66	2,914,653	267,338	22,112	75,900
24	Sep-13	270,314,342	147,967,706	230,294,728	1.22	2,926,971	199,698	0	44,652
25	Oct-13	250,592,490	128,245,854	217,219,693	1.55	2,168,068	181,492	19,658	43,604
26	Nov-13	232,389,517	110,042,881	205,029,687	1.51	2,639,720	203,534	17,328	42,548
27	Dec-13	215,670,333	93,323,698	193,892,922	1.41	2,738,098	305,461	0	20,490
28	Jan-14	193,704,346	71,357,710	177,230,996	1.41	2,035,157	83,832	35,552	0
29	Feb-14	170,150,118	47,803,482	158,272,565	0.86	1,639,550	146,283	0	19,948
30	Mar-14	142,755,762	20,409,127	134,764,230	0.85	1,547,225	85,070	0	19,288
31	Apr-14	113,355,553	0	108,463,616	1.00	909,628	123,282	16,153	18,625

Final Payment Date: May 15, 2014

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Oct-11	–	1	20	222	3	8.13%
2	Nov-11	–	3	80	205	–	27.78
3	Dec-11	–	5	133	180	3	41.43
4	Jan-12	–	12	292	247	19	51.23
5	Feb-12	1,084	12	557	334	67	57.42
6	Mar-12	1,329	16	627	385	95	55.83
7	Apr-12	718	19	560	290	58	60.41
8	May-12	625	16	480	345	37	54.67
9	Jun-12	703	15	383	282	43	52.97
10	Jul-12	348	14	348	247	30	54.46
11	Aug-12	496	26	407	309	32	52.58
12	Sep-12	580	16	356	234	49	54.35
13	Oct-12	149	18	371	252	27	55.54
14	Nov-12	132	7	355	228	8	59.36
15	Dec-12	312	25	396	299	23	53.30
16	Jan-13	1,176	16	706	368	86	60.03
17	Feb-13	1,511	13	950	358	92	67.23
18	Mar-13	2,097	12	1,151	418	132	67.19
19	Apr-13	1,755	9	1,256	433	151	67.93
20	May-13	2,126	14	1,411	420	132	71.37
21	Jun-13	2,044	11	996	367	116	66.85
22	Jul-13	1,488	10	964	384	101	66.07
23	Aug-13	562	5	675	313	42	65.22
24	Sep-13	601	12	438	325	23	54.89
25	Oct-13	510	20	544	275	35	62.24
26	Nov-13	479	3	591	212	15	71.99
27	Dec-13	504	8	508	207	24	68.01
28	Jan-14	1,022	11	758	257	36	71.37
29	Feb-14	1,504	7	928	239	49	75.88
30	Mar-14	1,927	2	1,071	328	66	73.01
31	Apr-14	2,168	8	1,126	400	110	68.49

Final Payment Date: May 15, 2014

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-11	$ 4,145	$ (39,794)	$(447,295)	$ –	$ (482,944)	$ (482,944)	(0.05)%	$ (53,625)
2	Nov-11	4,605	(146,852)	(463,257)	25,620	(579,884)	(1,062,828)	(0.12)	(241,660)
3	Dec-11	20,849	(304,996)	(369,694)	(11,001)	(664,842)	(1,727,670)	(0.20)	(567,072)
4	Jan-12	17,644	(584,751)	(476,168)	(15,147)	(1,058,422)	(2,786,093)	(0.32)	(1,220,113)
5	Feb-12	57,140	(1,107,775)	(647,557)	(28,763)	(1,726,956)	(4,513,048)	(0.51)	(2,432,491)
6	Mar-12	17,381	(1,725,139)	(793,521)	(75,416)	(2,576,694)	(7,089,743)	(0.81)	(4,263,974)
7	Apr-12	113,833	(1,552,286)	(618,213)	(24,209)	(2,080,876)	(9,170,619)	(1.04)	(5,928,574)
8	May-12	85,926	(1,061,781)	(828,872)	(98,888)	(1,903,615)	(11,074,234)	(1.26)	(7,080,858)
9	Jun-12	41,980	(640,573)	(645,852)	(86,665)	(1,331,109)	(12,405,343)	(1.41)	(7,803,720)
10	Jul-12	74,892	(514,917)	(547,756)	(62,965)	(1,050,747)	(13,456,090)	(1.53)	(8,357,209)
11	Aug-12	85,288	(428,029)	(842,121)	(26,283)	(1,211,144)	(14,667,234)	(1.67)	(8,818,591)
12	Sep-12	69,617	(196,913)	(642,848)	(31,926)	(802,070)	(15,469,303)	(1.76)	(9,077,039)
13	Oct-12	107,479	(163,240)	(703,480)	(86,403)	(845,643)	(16,314,946)	(1.85)	(9,310,557)
14	Nov-12	12,866	(231,720)	(686,735)	(74,432)	(980,021)	(17,294,967)	(1.96)	(9,610,971)
15	Dec-12	137,315	(546,937)	(938,760)	(61,116)	(1,409,499)	(18,704,465)	(2.13)	(10,214,829)
16	Jan-13	64,600	(914,351)	(994,856)	(100,305)	(1,944,912)	(20,649,378)	(2.35)	(11,256,077)
17	Feb-13	3,220	(841,698)	(917,863)	(200,562)	(1,956,903)	(22,606,281)	(2.57)	(12,233,413)
18	Mar-13	47,317	(943,464)	(999,291)	(94,651)	(1,990,088)	(24,596,369)	(2.79)	(13,365,288)
19	Apr-13	29,846	(1,125,246)	(1,096,915)	(158,232)	(2,350,547)	(26,946,916)	(3.06)	(14,726,027)
20	May-13	54,973	(1,095,799)	(1,069,033)	(175,078)	(2,284,937)	(29,231,853)	(3.32)	(16,065,302)
21	Jun-13	(4,481)	(1,232,008)	(928,289)	(128,271)	(2,293,048)	(31,524,901)	(3.58)	(17,498,060)
22	Jul-13	3,137	(1,710,934)	(1,023,625)	(181,649)	(2,913,071)	(34,437,972)	(3.91)	(19,398,464)
23	Aug-13	18,515	(1,328,101)	(836,696)	(215,847)	(2,362,129)	(36,800,101)	(4.18)	(20,887,679)
24	Sep-13	48,382	(680,108)	(794,403)	(117,047)	(1,543,176)	(38,343,277)	(4.36)	(21,730,379)
25	Oct-13	63,488	(490,258)	(745,862)	(110,459)	(1,283,091)	(39,626,368)	(4.50)	(22,370,684)
26	Nov-13	11,488	(364,799)	(540,854)	(89,714)	(983,879)	(40,610,247)	(4.61)	(22,906,393)
27	Dec-13	22,304	(310,593)	(503,072)	(138,874)	(930,236)	(41,540,483)	(4.72)	(23,339,295)
28	Jan-14	88,229	(627,645)	(704,168)	(95,099)	(1,338,684)	(42,879,167)	(4.87)	(24,102,676)
29	Feb-14	37,805	(1,197,388)	(565,142)	(135,184)	(1,859,909)	(44,739,075)	(5.08)	(25,514,650)
30	Mar-14	1,148	(2,158,182)	(753,467)	(232,635)	(3,143,136)	(47,882,211)	(5.44)	(27,922,500)
31	Apr-14	32,735	(2,695,899)	(933,912)	(134,344)	(3,731,420)	(51,613,631)	(5.86)	(30,831,311)

Final Payment Date: May 15, 2014

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-A

Original Pool Characteristics

Closing Date	March 5, 2012	Percentage of Vehicle Type(3)(14)	100%
Cutoff Date	February 1, 2012	Car	35.29%
First Payment Date	March 15, 2012	CUV	33.45
Total Note Balance	$1,175,250,000	SUV	18.88
Number of Leases	56,767	Truck	12.38
Minimum Discount Rate Used to Calculate Securitization Value	6.00%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$1,364,977,744	Ford	76.47%
Average	$24,045	Lincoln	21.92
Highest	$62,090	Mercury	1.56
Lowest	$7,544	Volvo	0.02
Total Adjusted MSRP	$1,982,216,067	Jaguar	0.01
Total Base Residual Value	$984,108,022	Land Rover	0.01
Average	$17,336	Mazda	0.00
Highest	$37,187	Percentage of Top 10 Vehicle Models(3)	89.91%
Lowest	$4,975	Escape	14.88%
Total as % of Initial Total Securitization Value	72.10%	Edge	13.88
Total Residual Portion of Securitization Value	$870,032,136	Fusion	13.60
Average	$15,326	F-150	12.18
Highest	$34,680	Explorer	10.03
Lowest	$4,327	MKZ	7.36
Total as % of Initial Total Securitization Value	63.74%	MKX	6.78
Total ALG Mark-to-Market (January-February 2012)	$949,593,543	MKS	4.87
Original Term(3)		Focus	4.32
24 months	20.81%	Taurus	2.01
27	18.07	Percentage in Top 8 States(3)(4)	79.40%
36	34.58	Michigan	26.19%
39	26.43	New York	15.11
48	0.11	New Jersey	9.18
Weighted Average(1) Original Term	32.7 months	California	7.88
Weighted Average(1) Remaining Term	24.6 months	Ohio	6.14
Weighted Average(1) Lease Factor	2.18%	Florida	5.74
Weighted Average(1) FICO® Score(2) at Origination	749	Pennsylvania	4.77
Percentage New Vehicle(3)	100.00%	Texas	4.39

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-12	$1,346,678,695	$1,156,950,951	$872,139,022	0.25%	$5,835,739	$ 21,930	$ –	$ –
2	Mar-12	1,326,354,971	1,136,627,226	872,716,236	0.39	6,989,279	365,110	–	–
3	Apr-12	1,305,674,943	1,115,947,199	872,785,896	0.42	8,898,285	302,237	139,187	–
4	May-12	1,282,769,728	1,093,041,983	871,065,933	0.58	8,844,700	462,480	21,899	81,869
5	Jun-12	1,259,939,788	1,070,212,044	869,088,331	0.58	9,994,520	689,355	42,125	29,231
6	Jul-12	1,235,174,227	1,045,446,482	865,254,684	0.38	10,773,407	947,156	107,609	48,965
7	Aug-12	1,206,695,703	1,016,967,959	857,507,531	0.45	10,143,054	866,992	141,594	114,603
8	Sep-12	1,178,569,938	988,842,193	849,938,903	0.38	9,484,633	378,699	153,160	72,732
9	Oct-12	1,149,016,401	959,288,657	841,064,979	0.93	10,363,859	654,864	20,071	68,969
10	Nov-12	1,121,992,860	932,265,115	834,245,844	0.83	11,497,350	774,598	56,018	39,849
11	Dec-12	1,093,204,704	903,476,960	825,632,650	0.83	12,394,416	1,126,572	149,349	0
12	Jan-13	1,055,263,352	865,535,608	807,642,524	0.61	10,107,117	977,637	83,728	80,044
13	Feb-13	1,012,917,823	823,190,078	784,743,355	0.50	7,877,465	681,737	120,133	90,159
14	Mar-13	966,129,562	776,401,817	756,831,675	0.07	5,587,705	477,247	74,128	41,122
15	Apr-13	915,770,577	726,042,832	724,592,227	0.76	7,737,659	578,180	157,356	39,110
16	May-13	862,999,740	673,271,995	689,097,838	0.91	7,898,470	739,379	174,302	98,167
17	Jun-13	816,606,545	626,878,801	659,233,551	0.28	7,197,443	462,619	77,285	130,225
18	Jul-13	768,486,605	578,758,860	627,405,091	0.52	7,469,241	618,814	10,572	107,603
19	Aug-13	717,604,878	527,877,134	591,800,271	0.49	6,116,895	500,641	98,798	105,940
20	Sep-13	667,767,970	478,040,225	556,292,897	0.16	6,492,863	502,794	54,089	93,760
21	Oct-13	617,431,206	427,703,461	520,599,054	2.04	6,589,992	351,375	45,066	131,508
22	Nov-13	574,081,055	384,353,310	490,628,549	1.95	6,045,197	740,703	25,986	105,430
23	Dec-13	537,361,370	347,633,625	466,297,088	1.79	6,883,560	653,390	112,314	88,779
24	Jan-14	490,964,783	301,237,039	431,310,060	(0.65)	5,105,769	616,755	36,920	107,879
25	Feb-14	442,423,349	252,695,605	392,906,149	(3.31)	3,610,354	348,754	36,686	61,768
26	Mar-14	383,020,573	193,292,829	342,542,072	5.62	3,492,522	195,055	13,323	58,193
27	Apr-14	326,089,117	136,361,373	293,894,662	2.00	2,746,586	204,621	17,073	55,887
28	May-14	278,498,947	88,771,202	253,631,182	1.78	2,866,343	145,102	18,949	58,878
29	Jun-14	241,236,940	51,509,196	222,583,772	0.59	2,664,606	258,250	28,324	36,940
30	Jul-14	200,810,049	0	187,448,163	1.12	2,162,367	254,125	16,264	64,083

Final Payment Date: August 15, 2014

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Feb-12	–	1	8	134	7	5.33%
2	Mar-12	–	5	39	197	4	15.92
3	Apr-12	–	23	43	213	–	15.41
4	May-12	–	15	67	309	1	17.09
5	Jun-12	–	11	108	277	4	27.00
6	Jul-12	284	21	208	261	19	40.86
7	Aug-12	441	22	332	323	29	47.03
8	Sep-12	491	39	319	303	23	46.64
9	Oct-12	139	26	357	346	25	47.35
10	Nov-12	110	17	330	286	6	51.64
11	Dec-12	255	19	360	343	14	48.91
12	Jan-13	1,012	32	689	433	65	56.52
13	Feb-13	1,369	40	919	470	99	60.14
14	Mar-13	1,947	33	1,145	551	116	62.06
15	Apr-13	1,767	29	1,368	541	126	66.28
16	May-13	1,935	21	1,594	508	114	71.26
17	Jun-13	2,044	14	1,278	509	115	66.70
18	Jul-13	2,042	23	1,314	556	141	64.60
19	Aug-13	2,268	23	1,466	575	136	66.64
20	Sep-13	2,363	26	1,490	520	121	69.08
21	Oct-13	638	16	1,603	487	80	73.33
22	Nov-13	522	21	1,454	350	33	78.26
23	Dec-13	489	16	1,141	336	45	74.19
24	Jan-14	2,948	26	1,578	405	100	74.82
25	Feb-14	3,421	12	1,675	463	170	72.20
26	Mar-14	5,311	20	2,090	592	267	70.39
27	Apr-14	2,078	18	2,136	595	178	72.98
28	May-14	2,256	7	1,824	551	106	73.31
29	Jun-14	2,543	8	1,334	543	104	67.07
30	Jul-14	2,680	8	1,537	549	135	68.95

Final Payment Date: August 15, 2014

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Feb-12	$ 3,394	$(22,796)	$(424,405)	$ –	$(443,806)	$ (443,806)	(0.03)%	$(21,740)
2	Mar-12	10,384	(78,735)	(590,180)	(250)	(658,781)	(1,102,587)	(0.08)	(154,032)
3	Apr-12	40,301	(85,183)	(672,620)	(2,192)	(719,694)	(1,822,280)	(0.13)	(252,276)
4	May-12	8,051	(65,415)	(913,435)	1,330	(969,469)	(2,791,749)	(0.20)	(354,082)
5	Jun-12	34,661	(142,183)	(741,426)	(10,167)	(859,115)	(3,650,864)	(0.27)	(505,710)
6	Jul-12	103,473	(228,735)	(722,814)	(18,865)	(866,941)	(4,517,806)	(0.33)	(769,836)
7	Aug-12	47,229	(354,994)	(870,209)	(19,172)	(1,197,146)	(5,714,951)	(0.42)	(1,166,292)
8	Sep-12	203,126	(164,833)	(879,745)	3,118	(838,334)	(6,553,285)	(0.48)	(1,399,654)
9	Oct-12	118,798	(44,545)	(1,058,067)	(51,613)	(1,035,427)	(7,588,713)	(0.56)	(1,538,027)
10	Nov-12	53,564	(314,280)	(963,486)	(82,700)	(1,306,902)	(8,895,615)	(0.65)	(1,936,272)
11	Dec-12	102,298	(473,648)	(1,243,197)	(33,203)	(1,647,751)	(10,543,365)	(0.77)	(2,483,236)
12	Jan-13	72,316	(698,122)	(1,183,072)	(37,348)	(1,846,227)	(12,389,592)	(0.91)	(3,316,523)
13	Feb-13	130,638	(839,551)	(1,358,347)	(110,743)	(2,178,003)	(14,567,595)	(1.07)	(4,297,218)
14	Mar-13	65,576	(998,313)	(1,441,074)	(89,447)	(2,463,258)	(17,030,853)	(1.25)	(5,433,325)
15	Apr-13	104,873	(1,167,165)	(1,539,154)	(129,749)	(2,731,195)	(19,762,048)	(1.45)	(6,838,443)
16	May-13	88,143	(1,230,186)	(1,487,040)	(188,343)	(2,817,426)	(22,579,474)	(1.65)	(8,385,660)
17	Jun-13	79,115	(1,421,909)	(1,501,254)	(187,732)	(3,031,780)	(25,611,255)	(1.88)	(10,071,447)
18	Jul-13	44,280	(1,964,412)	(1,594,887)	(188,184)	(3,703,202)	(29,314,457)	(2.15)	(12,275,744)
19	Aug-13	68,021	(2,114,331)	(1,667,045)	(243,171)	(3,956,526)	(33,270,983)	(2.44)	(14,680,905)
20	Sep-13	106,444	(777,263)	(1,514,844)	(120,365)	(2,306,027)	(35,577,010)	(2.61)	(15,756,370)
21	Oct-13	79,189	(9,371)	(1,438,114)	(298,827)	(1,667,122)	(37,244,133)	(2.73)	(16,107,721)
22	Nov-13	124,409	155,921	(1,061,420)	(252,601)	(1,033,690)	(38,277,823)	(2.80)	(16,197,713)
23	Dec-13	119,838	(116,069)	(982,862)	(152,738)	(1,131,831)	(39,409,654)	(2.89)	(16,566,483)
24	Jan-14	191,745	(492,662)	(1,113,332)	(175,426)	(1,589,675)	(40,999,329)	(3.00)	(17,372,302)
25	Feb-14	32,465	(1,277,798)	(1,278,275)	(225,615)	(2,749,222)	(43,748,552)	(3.21)	(18,962,679)
26	Mar-14	81,524	(3,468,326)	(1,630,939)	(270,841)	(5,288,582)	(49,037,134)	(3.59)	(22,868,508)
27	Apr-14	66,147	(3,739,986)	(1,704,606)	(211,828)	(5,590,274)	(54,627,408)	(4.00)	(26,965,413)
28	May-14	14,578	(2,897,846)	(1,552,496)	(442,058)	(4,877,823)	(59,505,231)	(4.36)	(30,215,795)
29	Jun-14	39,016	(2,176,810)	(1,660,669)	(283,043)	(4,081,507)	(63,586,737)	(4.66)	(32,718,923)
30	Jul-14	34,588	(2,620,456)	(1,633,652)	(270,509)	(4,490,029)	(68,076,767)	(4.99)	(35,688,368)

Final Payment Date: August 15, 2014

_______________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-B

Original Pool Characteristics

Closing Date	October 3, 2012	Percentage of Vehicle Type(3)(14)	100%
Cutoff Date	September 1, 2012	Car	33.17%
First Payment Date	October 15, 2012	CUV	36.41
Total Note Balance	$833,423,000	SUV	17.79
Number of Leases	38,448	Truck	12.64
Minimum Discount Rate Used to Calculate Securitization Value	5.85%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$924,998,846	Ford	79.36%
Average	$24,058	Lincoln	19.96
Highest	$61,525	Mercury	0.64
Lowest	$7,495	Volvo	0.04
Total Adjusted MSRP	$1,360,253,748	Percentage of Top 10 Vehicle Models(3)	90.58%
Total Base Residual Value	$656,950,399	Escape	14.76%
Average	$17,087	Edge	14.74
Highest	$37,281	F-150	12.48
Lowest	$6,201	Explorer	11.99
Total as % of Initial Total Securitization Value	71.02%	Fusion	11.64
Total Residual Portion of Securitization Value	$583,764,196	MKZ	6.83
Average	$15,183	MKX	6.44
Highest	$34,514	Focus	5.42
Lowest	$5,577	MKS	3.88
Total as % of Initial Total Securitization Value	63.11%	Taurus	2.41
Total ALG Mark-to-Market (September-October 2012)	$709,281,448	Percentage in Top 8 States(3)(4)	77.17%
Original Term(3)		Michigan	20.66%
24 months	22.31%	New York	15.29
27	7.87	New Jersey	9.73
36	43.67	California	9.73
39	26.04	Ohio	7.02
48	0.11	Texas	5.15
Weighted Average(1) Original Term	33.4 months	Florida	4.82
Weighted Average(1) Remaining Term	24.0 months	Pennsylvania	4.78
Weighted Average(1) Lease Factor	2.24%
Weighted Average(1) FICO® Score(2) at Origination	745
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Sep-12	$911,573,043	$819,997,197	$585,097,923	0.25%	$4,351,912	$ –	$ –	$ –
2	Oct-12	897,098,325	805,522,479	585,664,762	0.36	6,392,297	355,865	–	–
3	Nov-12	882,657,134	791,081,288	586,183,254	0.36	7,045,286	410,510	34,468	–
4	Dec-12	866,617,332	775,041,486	585,457,188	0.53	8,470,527	633,535	63,885	34,093
5	Jan-13	849,010,003	757,434,157	583,492,722	0.69	7,099,624	664,272	43,366	71,675
6	Feb-13	831,236,724	739,660,878	581,114,024	0.61	5,876,559	622,687	70,405	37,447
7	Mar-13	812,610,859	721,035,012	577,786,754	0.68	4,630,572	443,759	31,913	36,929
8	Apr-13	792,032,232	700,456,386	572,606,416	0.94	6,200,982	472,397	77,291	0
9	May-13	770,646,512	679,070,666	566,103,015	0.56	6,731,870	487,149	48,017	27,896
10	Jun-13	748,940,613	657,364,767	558,948,807	0.61	6,896,571	572,646	17,220	39,734
11	Jul-13	725,537,376	633,961,530	550,159,099	0.67	7,266,066	867,448	64,691	0
12	Aug-13	698,541,504	606,965,658	537,493,502	0.81	6,492,885	640,531	113,125	0
13	Sep-13	669,729,699	578,153,853	522,442,952	0.46	7,277,502	641,326	81,908	0
14	Oct-13	636,502,012	544,926,166	503,192,347	1.66	6,659,284	592,677	61,314	0
15	Nov-13	605,718,167	514,142,321	485,320,346	1.67	6,643,848	898,308	66,121	28,259
16	Dec-13	577,538,948	485,963,101	469,497,093	1.54	7,481,992	775,124	139,110	35,490
17	Jan-14	542,105,939	450,530,093	445,967,060	(0.23)	6,146,997	633,856	119,122	38,956
18	Feb-14	501,842,698	410,266,852	416,451,074	(5.22)	4,151,015	402,203	77,637	88,376
19	Mar-14	459,021,812	367,445,966	383,494,797	(8.29)	4,211,404	454,738	51,967	77,545
20	Apr-14	414,383,522	322,807,676	348,049,057	1.10	3,557,577	461,841	57,121	35,287
21	May-14	372,678,190	281,102,344	314,787,510	0.86	3,350,947	293,428	65,535	28,514
22	Jun-14	336,577,282	245,001,435	286,281,069	0.13	3,202,841	255,694	12,242	72,306
23	Jul-14	301,319,035	209,743,189	258,085,085	0.65	2,918,416	205,208	35,007	39,351
24	Aug-14	271,646,177	180,070,330	234,713,644	1.45	2,393,949	368,997	24,347	11,841
25	Sep-14	246,049,442	154,473,596	215,043,147	1.16	2,231,360	210,817	108,711	0
26	Oct-14	221,203,283	129,627,437	195,579,424	1.63	1,886,611	241,107	29,446	19,648
27	Nov-14	203,112,884	111,537,038	182,369,291	1.14	2,228,656	147,063	29,234	0
28	Dec-14	185,442,369	93,866,523	169,260,065	1.23	2,534,060	321,665	54,870	0
29	Jan-15	163,523,404	71,947,558	151,572,875	1.35	1,659,661	134,250	14,888	32,305
30	Feb-15	139,421,834	47,845,988	131,051,351	0.99	1,476,596	173,702	0	14,605
31	Mar-15	113,218,312	21,642,466	107,774,994	1.57	1,203,345	172,658	34,055	0
32	Apr-15	86,877,942	0	83,742,625	1.81	844,643	110,577	0	0

Final Payment Date: May 15, 2015

_______________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Sep-12	–	3	6	89	2	6.00%
2	Oct-12	–	4	13	136	1	8.44
3	Nov-12	–	8	19	127	–	12.34
4	Dec-12	–	15	37	180	–	15.95
5	Jan-13	–	19	55	225	–	18.39
6	Feb-13	77	25	80	228	1	23.95
7	Mar-13	96	32	111	246	–	28.53
8	Apr-13	54	19	189	303	–	36.99
9	May-13	381	20	260	289	1	45.61
10	Jun-13	403	21	335	253	3	54.74
11	Jul-13	482	16	383	289	5	55.27
12	Aug-13	634	24	563	307	4	62.69
13	Sep-13	928	26	683	311	2	66.83
14	Oct-13	412	28	879	338	1	70.55
15	Nov-13	318	22	921	207	2	79.95
16	Dec-13	325	22	755	248	3	73.44
17	Jan-14	1,863	23	1,146	298	–	78.12
18	Feb-14	2,796	24	1,395	336	5	79.26
19	Mar-14	2,992	16	1,546	412	1	78.28
20	Apr-14	1,986	24	1,643	452	5	77.35
21	May-14	2,047	12	1,561	432	4	77.70
22	Jun-14	2,016	19	1,268	434	6	73.42
23	Jul-14	1,794	9	1,273	454	10	72.91
24	Aug-14	1,237	13	1,112	337	–	76.06
25	Sep-14	1,196	9	899	333	12	71.75
26	Oct-14	914	12	939	253	7	77.54
27	Nov-14	799	13	627	186	5	75.45
28	Dec-14	765	6	611	199	4	74.51
29	Jan-15	1,147	10	848	255	–	76.19
30	Feb-15	1,609	8	1,075	267	4	79.39
31	Mar-15	1,618	7	1,188	318	4	78.31
32	Apr-15	1,619	4	1,230	291	2	80.55

Final Payment Date: May 15, 2015

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Sep-12	$23,437	$(5,679)	$(334,697)	$ –	$(316,938)	$ (316,938)	(0.03)%	$(10,612)
2	Oct-12	15,086	(11,958)	(481,884)	(210)	(478,965)	(795,904)	(0.09)	(35,490)
3	Nov-12	35,522	(47,545)	(468,395)	(2,855)	(483,272)	(1,279,176)	(0.14)	(103,594)
4	Dec-12	58,260	(13,073)	(747,317)	(11,174)	(713,304)	(1,992,480)	(0.22)	(158,741)
5	Jan-13	34,113	(162,929)	(889,033)	(23,656)	(1,041,504)	(3,033,984)	(0.33)	(334,929)
6	Feb-13	70,388	(231,333)	(759,272)	(9,965)	(930,182)	(3,964,166)	(0.43)	(607,891)
7	Mar-13	102,782	(314,268)	(796,222)	(50,845)	(1,058,553)	(5,022,720)	(0.54)	(987,549)
8	Apr-13	95,872	(381,586)	(904,822)	(28,559)	(1,219,094)	(6,241,814)	(0.67)	(1,457,739)
9	May-13	52,585	(528,283)	(914,718)	(38,853)	(1,429,269)	(7,671,082)	(0.83)	(2,076,140)
10	Jun-13	67,277	(689,304)	(791,116)	(15,039)	(1,428,181)	(9,099,264)	(0.98)	(2,867,681)
11	Jul-13	74,591	(956,435)	(915,944)	(79,261)	(1,877,048)	(10,976,312)	(1.19)	(3,925,989)
12	Aug-13	66,162	(1,419,704)	(956,595)	(88,363)	(2,398,501)	(13,374,813)	(1.45)	(5,432,976)
13	Sep-13	93,912	(1,140,976)	(1,000,303)	(87,143)	(2,134,510)	(15,509,323)	(1.68)	(6,725,760)
14	Oct-13	153,429	(396,896)	(1,015,064)	(82,751)	(1,341,282)	(16,850,606)	(1.82)	(7,290,234)
15	Nov-13	107,434	(410,044)	(650,218)	(133,405)	(1,086,233)	(17,936,838)	(1.94)	(7,882,416)
16	Dec-13	197,037	(411,418)	(820,141)	(56,843)	(1,091,365)	(19,028,203)	(2.06)	(8,467,244)
17	Jan-14	142,395	(933,801)	(1,035,781)	(191,114)	(2,018,301)	(21,046,504)	(2.28)	(9,669,425)
18	Feb-14	66,996	(1,416,892)	(1,062,446)	(193,846)	(2,606,188)	(23,652,692)	(2.56)	(11,341,574)
19	Mar-14	30,968	(2,741,529)	(1,277,826)	(128,743)	(4,117,129)	(27,769,821)	(3.00)	(14,346,511)
20	Apr-14	70,720	(3,184,341)	(1,334,682)	(200,144)	(4,648,447)	(32,418,268)	(3.50)	(17,817,205)
21	May-14	43,989	(1,748,067)	(1,332,616)	(353,324)	(3,390,019)	(35,808,287)	(3.87)	(19,835,124)
22	Jun-14	69,390	(955,243)	(1,382,008)	(239,068)	(2,506,928)	(38,315,214)	(4.14)	(21,001,710)
23	Jul-14	39,922	(1,025,696)	(1,439,571)	(179,475)	(2,604,819)	(40,920,034)	(4.42)	(22,205,752)
24	Aug-14	20,536	(659,886)	(1,090,620)	(158,814)	(1,888,784)	(42,808,817)	(4.63)	(23,084,437)
25	Sep-14	39,087	(664,448)	(1,085,821)	(218,831)	(1,930,014)	(44,738,831)	(4.84)	(23,889,470)
26	Oct-14	77,578	(543,249)	(827,582)	(218,062)	(1,511,315)	(46,250,146)	(5.00)	(24,584,413)
27	Nov-14	83,808	(884,638)	(619,077)	(194,910)	(1,614,817)	(47,864,963)	(5.17)	(25,562,799)
28	Dec-14	14,443	(994,370)	(674,870)	(207,916)	(1,862,713)	(49,727,676)	(5.38)	(26,653,501)
29	Jan-15	9,966	(1,550,030)	(916,450)	(170,228)	(2,626,742)	(52,354,418)	(5.66)	(28,388,052)
30	Feb-15	36,510	(2,180,214)	(913,414)	(246,709)	(3,303,826)	(55,658,244)	(6.02)	(30,774,138)
31	Mar-15	7,586	(3,157,520)	(1,102,981)	(244,881)	(4,497,796)	(60,156,040)	(6.50)	(34,174,639)
32	Apr-15	28,995	(3,319,839)	(906,958)	(184,624)	(4,382,425)	(64,538,466)	(6.98)	(37,723,914)

Final Payment Date: May 15, 2015

_______________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-A

Original Pool Characteristics

Closing Date	March 20, 2013	Percentage of Vehicle Type(3)(14)		100%
Cutoff Date	March 1, 2013	Car	31.48%
First Payment Date	April 15, 2013	CUV	42.55
Total Note Balance	$1,032,106,000	SUV	11.60
Number of Leases	46,395	Truck	14.37
Minimum Discount Rate Used to Calculate Securitization Value	5.95%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$1,116,998,297	Ford	82.18%
Average	$24,076	Lincoln	17.50
Highest	$58,389	Mercury	0.32
Lowest	$7,747	Volvo	0.00
Total Adjusted MSRP	$1,657,437,566	Percentage of Top 10 Vehicle Models(3)		91.19%
Total Base Residual Value	$805,343,614	Explorer	14.75%
Average	$17,358	F-150	14.28
Highest	$37,716	Escape	13.89
Lowest	$5,297	Edge	13.79
Total as % of Initial Total Securitization Value	72.10%	Fusion	11.45
Total Residual Portion of Securitization Value	$713,240,301	MKX	6.08
Average	$15,373	Focus	5.85
Highest	$35,280	MKZ	5.70
Lowest	$4,440	MKS	3.19
Total as % of Initial Total Securitization Value	63.85%	Taurus	2.22
Total ALG Mark-to-Market (March-April 2013)	$840,556,394	Percentage in Top 8 States(3)(4)		76.03%
Original Term(3)		Michigan	18.33%
24 months	14.87%	New York	15.72
27	2.46	California	9.67
36	56.06	New Jersey	9.38
39	26.53	Ohio	6.56
48	0.08	Florida	6.28
Weighted Average(1) Original Term	34.8 months	Pennsylvania	5.08
Weighted Average(1) Remaining Term	24.4 months	Texas	5.00
Weighted Average(1) Lease Factor	2.3%
Weighted Average(1) FICO® Score(2) at Origination	748
Percentage New Vehicle(3)	100.00%

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Mar-13	$1,100,338,406	$1,010,635,076	$713,898,249	0.36%	$2,702,228	$ –	$ –	$ –
2	Apr-13	1,082,558,572	988,034,584	713,683,195	0.46	3,509,097	286,177	–	–
3	May-13	1,064,214,692	964,921,058	712,800,316	0.51	5,106,821	245,717	28,806	–
4	Jun-13	1,045,994,588	944,347,743	711,928,852	0.51	4,549,365	325,565	61,162	28,357
5	Jul-13	1,025,426,758	923,779,913	709,029,469	0.70	5,532,175	336,135	24,429	83,776
6	Aug-13	1,001,046,621	899,399,776	702,185,416	0.41	6,114,175	342,707	0	24,098
7	Sep-13	976,944,438	875,297,593	695,220,218	0.37	6,098,960	573,984	59,460	0
8	Oct-13	950,903,505	849,256,660	686,524,002	0.90	6,310,516	391,432	17,398	41,248
9	Nov-13	926,232,561	824,585,716	678,497,668	0.90	6,510,355	466,824	52,148	0
10	Dec-13	902,136,672	800,489,827	670,829,351	0.87	7,890,931	685,285	50,839	9,937
11	Jan-14	873,481,939	771,835,094	658,461,140	0.28	7,082,690	579,668	185,456	16,696
12	Feb-14	842,179,179	740,532,334	642,957,355	(0.38)	4,687,987	471,444	182,495	90,048
13	Mar-14	806,640,272	704,993,427	622,833,310	(0.18)	5,937,370	414,910	41,904	88,533
14	Apr-14	769,074,838	667,427,993	600,490,683	0.85	5,497,349	279,621	47,976	71,392
15	May-14	730,114,086	628,467,241	576,269,099	0.95	6,262,114	584,231	49,147	64,144
16	Jun-14	693,360,528	591,713,683	553,701,663	0.55	5,597,672	566,511	96,343	26,560
17	Jul-14	653,564,268	551,917,423	527,617,025	0.86	5,740,053	487,399	78,549	38,851
18	Aug-14	612,042,133	510,395,288	498,959,667	0.60	5,235,514	467,727	60,151	52,140
19	Sep-14	572,017,475	470,370,630	471,026,817	0.75	4,622,291	553,600	58,173	74,603
20	Oct-14	529,671,937	428,025,092	440,190,006	1.37	3,970,048	253,007	59,104	52,949
21	Nov-14	499,404,044	397,757,198	420,424,034	(0.29)	3,943,599	335,788	58,620	42,615
22	Dec-14	469,262,367	367,615,522	400,488,514	0.50	4,966,187	414,067	93,452	28,660
23	Jan-15	436,387,382	334,740,537	377,470,573	1.38	3,478,500	331,361	0	68,363
24	Feb-15	403,979,139	302,332,294	354,271,056	1.10	2,603,339	169,186	67,186	48,305
25	Mar-15	370,957,399	269,310,554	330,036,642	1.17	3,299,130	161,115	19,765	29,922
26	Apr-15	333,297,979	231,651,134	300,580,252	1.59	2,637,087	293,408	43,445	0
27	May-15	298,045,492	196,398,647	272,600,987	1.19	2,509,768	283,733	19,523	15,794
28	Jun-15	260,848,243	159,201,398	241,919,941	1.45	2,777,160	269,876	26,986	0
29	Jul-15	222,800,079	121,153,234	209,593,195	1.57	2,065,186	217,932	43,487	26,286
30	Aug-15	183,864,350	82,217,505	175,365,331	1.37	2,065,028	207,810	29,914	25,582

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Mar-13	–	1	9	174	–	4.89%
2	Apr-13	–	7	37	209	–	14.62
3	May-13	–	12	78	199	–	26.99
4	Jun-13	–	7	82	185	–	29.93
5	Jul-13	–	16	151	247	–	36.47
6	Aug-13	489	21	314	304	–	49.14
7	Sep-13	510	20	336	280	–	52.83
8	Oct-13	252	15	447	269	2	60.98
9	Nov-13	173	25	442	202	–	66.07
10	Dec-13	172	19	412	218	1	63.38
11	Jan-14	867	22	596	265	11	66.67
12	Feb-14	1,376	18	789	269	–	73.33
13	Mar-14	1,553	25	909	403	4	67.79
14	Apr-14	1,133	21	1,014	428	8	68.93
15	May-14	1,244	26	1,098	455	5	69.32
16	Jun-14	1,434	22	970	463	6	66.39
17	Jul-14	1,435	20	1,180	501	3	69.25
18	Aug-14	1,759	13	1,293	462	7	72.85
19	Sep-14	1,633	15	1,260	424	4	73.99
20	Oct-14	1,362	15	1,421	416	4	76.56
21	Nov-14	1,509	7	964	252	4	78.57
22	Dec-14	1,230	14	897	294	7	74.01
23	Jan-15	1,040	31	1,040	337	3	73.71
24	Feb-15	1,355	11	1,164	378	6	74.66
25	Mar-15	1,441	14	1,158	464	4	70.61
26	Apr-15	1,489	15	1,378	515	8	71.92
27	May-15	1,882	9	1,275	477	7	72.12
28	Jun-15	1,989	10	1,355	547	4	70.72
29	Jul-15	2,017	11	1,545	462	6	76.33
30	Aug-15	2,456	12	1,666	402	5	79.90

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Mar-13	$5,073	$(47,117)	$(633,980)	$ –	$ (676,024)	$ (676,024)	(0.06)%	$ (54,173)
2	Apr-13	18,978	(70,772)	(731,272)	(1,660)	(784,726)	(1,460,749)	(0.13)	(170,052)
3	May-13	27,776	(128,966)	(704,054)	(8,391)	(813,635)	(2,274,384)	(0.20)	(337,788)
4	Jun-13	32,449	(166,871)	(548,782)	(16,894)	(700,098)	(2,974,482)	(0.27)	(547,824)
5	Jul-13	47,691	(280,135)	(868,874)	(2,789)	(1,104,107)	(4,078,589)	(0.37)	(920,047)
6	Aug-13	59,020	(640,525)	(995,729)	(50,306)	(1,627,540)	(5,706,129)	(0.51)	(1,640,497)
7	Sep-13	37,482	(318,780)	(870,308)	(39,480)	(1,191,087)	(6,897,216)	(0.62)	(2,063,062)
8	Oct-13	70,297	(169,382)	(937,640)	(64,630)	(1,101,355)	(7,998,571)	(0.72)	(2,352,227)
9	Nov-13	142,193	(117,455)	(668,468)	(20,312)	(664,042)	(8,662,613)	(0.78)	(2,572,192)
10	Dec-13	91,133	(118,432)	(752,883)	(87,135)	(867,316)	(9,529,930)	(0.85)	(2,837,202)
11	Jan-14	113,727	(115,316)	(919,562)	(84,312)	(1,005,463)	(10,535,393)	(0.94)	(3,096,905)
12	Feb-14	45,747	(684,304)	(871,857)	(46,388)	(1,556,803)	(12,092,196)	(1.08)	(3,920,035)
13	Mar-14	67,085	(1,333,453)	(1,237,763)	(135,560)	(2,639,691)	(14,731,886)	(1.32)	(5,428,190)
14	Apr-14	61,284	(1,547,290)	(1,407,306)	(154,305)	(3,047,617)	(17,779,503)	(1.59)	(7,121,791)
15	May-14	91,282	(1,106,727)	(1,531,314)	(121,821)	(2,668,580)	(20,448,084)	(1.83)	(8,421,283)
16	Jun-14	70,234	(747,899)	(1,481,268)	(190,336)	(2,349,269)	(22,797,353)	(2.04)	(9,288,559)
17	Jul-14	159,069	(638,679)	(1,547,261)	(150,691)	(2,177,562)	(24,974,915)	(2.24)	(10,164,423)
18	Aug-14	34,631	(560,308)	(1,507,541)	(181,384)	(2,214,602)	(27,189,516)	(2.43)	(10,954,120)
19	Sep-14	110,381	227,233	(1,393,353)	(201,320)	(1,257,060)	(28,446,577)	(2.55)	(10,962,902)
20	Oct-14	133,232	220,634	(1,439,697)	(205,640)	(1,291,471)	(29,738,048)	(2.66)	(11,072,606)
21	Nov-14	59,501	(472,948)	(788,104)	(277,626)	(1,479,177)	(31,217,225)	(2.79)	(11,699,776)
22	Dec-14	65,946	(755,415)	(1,033,507)	(230,588)	(1,953,564)	(33,170,789)	(2.97)	(12,666,067)
23	Jan-15	97,933	(1,510,520)	(1,194,851)	(240,106)	(2,847,544)	(36,018,333)	(3.22)	(14,362,974)
24	Feb-15	57,084	(2,234,171)	(1,289,649)	(338,644)	(3,805,380)	(39,823,713)	(3.57)	(16,898,767)
25	Mar-15	21,700	(2,956,283)	(1,573,773)	(292,977)	(4,801,333)	(44,625,047)	(4.00)	(20,165,099)
26	Apr-15	24,183	(3,588,568)	(1,765,309)	(176,308)	(5,506,002)	(50,131,048)	(4.49)	(24,020,031)
27	May-15	36,949	(2,993,840)	(1,554,595)	(288,558)	(4,800,044)	(54,931,092)	(4.92)	(27,226,771)
28	Jun-15	65,010	(2,405,840)	(1,794,531)	(240,325)	(4,375,686)	(59,306,778)	(5.31)	(29,917,388)
29	Jul-15	15,838	(2,442,444)	(1,439,252)	(255,687)	(4,121,545)	(63,428,324)	(5.68)	(32,649,925)
30	Aug-15	5,450	(2,412,312)	(1,372,471)	(289,681)	(4,069,014)	(67,497,337)	(6.04)	(35,345,686)

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-B

Original Pool Characteristics

Closing Date	October 30, 2013	Percentage of Vehicle Type(3)(14)	100%
Cutoff Date	October 1, 2013	Car	33.90%
First Payment Date	November 15, 2013	CUV	48.68
Total Note Balance	$1,007,940,000	SUV	4.54
Number of Leases	46,572	Truck	12.88
Minimum Discount Rate Used to Calculate Securitization Value	6.40%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$1,135,071,232	Ford	85.42%
Average	$24,372	Lincoln	14.58
Highest	$59,988	Mercury	0.00
Lowest	$8,933	Volvo	0.00
Total Adjusted MSRP	$1,646,919,463	Percentage of Top 10 Vehicle Models(3)	92.93%
Total Base Residual Value	$833,150,813	Escape	16.80%
Average	$17,890	Explorer	15.31
Highest	$36,323	Fusion	15.20
Lowest	$6,718	F-150	12.77
Total as % of Initial Total Securitization Value	73.40%	Edge	12.17
Total Residual Portion of Securitization Value	$734,293,972	Focus	6.05
Average	$15,767	MKZ	5.33
Highest	$34,330	MKX	4.95
Lowest	$5,760	MKS	2.77
Total as % of Initial Total Securitization Value	64.69%	Flex	1.57
Total ALG Mark-to-Market (September-October 2013)	$859,336,382	Percentage in Top 8 States(3)(4)	77.90%
Original Term(3)		Michigan	24.61%
24 months	29.04%	New York	14.02
27	0.36	California	9.96
36	52.63	New Jersey	8.50
39	17.94	Ohio	6.79
48	0.02	Florida	5.58
Weighted Average(1) Original Term	33.0 months	Pennsylvania	4.84
Weighted Average(1) Remaining Term	23.7 months	Texas	3.59
Weighted Average(1)Lease Factor	1.85%
Weighted Average(1)FICO® Score(2) at Origination	746
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+Days
1	Oct-13	$1,118,862,585	$986,293,721	$735,590,260	0.33%	$5,333,296	$ 40,685	$ –	$ –
2	Nov-13	1,102,487,696	964,912,344	736,582,974	0.34	5,945,973	363,140	–	–
3	Dec-13	1,085,505,597	943,029,007	737,105,879	0.39	7,394,516	497,897	39,074	–
4	Jan-14	1,066,952,222	919,504,250	736,157,555	0.44	7,088,037	504,886	58,648	–
5	Feb-14	1,047,818,474	895,402,860	734,485,713	0.40	5,931,972	375,194	82,226	–
6	Mar-14	1,026,389,045	870,884,286	730,829,748	0.45	7,003,673	339,845	69,547	25,807
7	Apr-14	1,002,751,140	847,246,381	724,890,790	0.61	5,900,308	561,879	71,503	0
8	May-14	976,274,579	820,769,820	716,201,321	0.75	7,008,990	418,298	115,804	0
9	Jun-14	949,851,473	794,346,714	706,958,557	0.54	7,222,854	545,935	57,935	48,030
10	Jul-14	921,520,766	766,016,007	695,643,384	0.66	8,365,204	633,107	85,190	21,989
11	Aug-14	890,419,884	734,915,125	681,177,817	0.49	7,426,365	611,350	62,148	65,702
12	Sep-14	857,631,436	702,126,677	664,522,977	0.63	6,736,605	684,631	55,414	41,982
13	Oct-14	819,707,731	664,202,973	642,278,415	1.06	6,946,836	592,617	0	95,755
14	Nov-14	788,058,406	632,553,647	625,551,407	0.16	6,653,500	714,476	45,234	51,484
15	Dec-14	753,098,792	597,594,033	605,340,095	0.20	7,101,642	673,919	86,110	44,356
16	Jan-15	710,414,446	554,909,687	576,892,558	0.79	5,816,587	553,075	74,037	55,297
17	Feb-15	664,947,313	509,442,554	544,763,656	0.47	4,275,844	275,633	48,747	17,783
18	Mar-15	614,207,201	458,702,442	507,050,771	1.10	4,303,352	238,353	76,800	17,504
19	Apr-15	561,427,939	405,923,180	466,565,019	1.29	3,475,554	303,008	25,615	41,623
20	May-15	514,160,004	358,655,245	430,441,007	0.59	3,570,407	210,049	26,053	41,010
21	Jun-15	468,166,021	312,661,262	394,964,206	0.31	3,686,513	400,625	31,721	31,890
22	Jul-15	426,120,301	270,615,542	362,788,331	0.40	3,507,326	277,218	38,987	46,326
23	Aug-15	393,080,444	237,575,685	338,882,356	1.34	3,429,999	258,878	0	45,698

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2013-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Oct-13	1	–	21	138	3	12.96%
2	Nov-13	4	3	62	107	1	35.84
3	Dec-13	63	12	71	125	–	34.13
4	Jan-14	129	18	125	134	2	44.80
5	Feb-14	232	19	161	151	–	48.64
6	Mar-14	263	22	212	206	–	48.18
7	Apr-14	360	21	277	262	11	48.51
8	May-14	528	25	377	324	5	51.57
9	Jun-14	547	18	434	289	9	57.87
10	Jul-14	815	32	522	301	1	60.98
11	Aug-14	856	22	686	269	4	69.93
12	Sep-14	862	23	772	285	6	71.09
13	Oct-14	1,088	35	1,050	280	1	76.87
14	Nov-14	1,276	21	827	217	2	77.51
15	Dec-14	1,471	24	918	287	5	74.39
16	Jan-15	1,872	26	1,348	273	3	81.70
17	Feb-15	1,880	25	1,624	284	10	83.58
18	Mar-15	1,976	27	1,785	423	2	79.79
19	Apr-15	2,233	13	1,876	474	9	79.09
20	May-15	2,356	18	1,639	425	7	78.46
21	Jun-15	2,078	12	1,575	506	13	74.79
22	Jul-15	1,207	13	1,430	440	11	75.50
23	Aug-15	1,104	13	1,118	341	6	75.64

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-13	$ –	$ (16,322)	$(577,256)	$ –	$ (593,578)	$ (593,578)	(0.05)%	$ (36,037)
2	Nov-13	3,692	(28,983)	(515,454)	(13,211)	(553,956)	(1,147,534)	(0.10)	(99,214)
3	Dec-13	57,285	(83,428)	(477,770)	(9,315)	(513,227)	(1,660,761)	(0.15)	(213,664)
4	Jan-14	115,668	(132,230)	(556,812)	43,346	(530,028)	(2,190,789)	(0.19)	(397,250)
5	Feb-14	56,091	(212,896)	(519,558)	(30,937)	(707,300)	(2,898,090)	(0.26)	(635,361)
6	Mar-14	68,798	(362,135)	(756,387)	(47,825)	(1,097,550)	(3,995,639)	(0.35)	(1,042,715)
7	Apr-14	37,496	(522,221)	(899,885)	(7,170)	(1,391,779)	(5,387,418)	(0.47)	(1,631,040)
8	May-14	131,784	(333,344)	(1,184,251)	(1,396)	(1,387,208)	(6,774,626)	(0.60)	(2,084,113)
9	Jun-14	51,761	(204,665)	(997,992)	(59,478)	(1,210,373)	(7,985,000)	(0.70)	(2,439,728)
10	Jul-14	134,706	(334,121)	(1,042,593)	(100,624)	(1,342,632)	(9,327,631)	(0.82)	(2,861,705)
11	Aug-14	60,701	(136,180)	(945,138)	(48,963)	(1,069,580)	(10,397,211)	(0.92)	(3,107,062)
12	Sep-14	134,780	177,217	(1,034,456)	(125,344)	(847,804)	(11,245,015)	(0.99)	(3,056,196)
13	Oct-14	167,559	484,995	(940,433)	(139,514)	(427,393)	(11,672,408)	(1.03)	(2,759,477)
14	Nov-14	150,355	78,918	(744,669)	(130,783)	(646,179)	(12,318,587)	(1.09)	(2,854,016)
15	Dec-14	125,937	(390,130)	(1,100,919)	(129,743)	(1,494,853)	(13,813,440)	(1.22)	(3,412,038)
16	Jan-15	148,844	(796,118)	(924,654)	(151,126)	(1,723,055)	(15,536,495)	(1.37)	(4,398,514)
17	Feb-15	97,103	(1,074,018)	(994,715)	(109,665)	(2,081,295)	(17,617,790)	(1.55)	(5,813,984)
18	Mar-15	151,439	(2,421,052)	(1,439,717)	(358,732)	(4,068,063)	(21,685,853)	(1.91)	(8,543,880)
19	Apr-15	102,125	(2,335,936)	(1,621,131)	(184,195)	(4,039,137)	(25,724,990)	(2.27)	(11,164,806)
20	May-15	138,917	(1,365,198)	(1,410,487)	(272,211)	(2,908,979)	(28,633,969)	(2.52)	(12,805,033)
21	Jun-15	77,751	(1,084,539)	(1,711,461)	(236,209)	(2,954,458)	(31,588,427)	(2.78)	(14,141,313)
22	Jul-15	28,790	(828,832)	(1,501,218)	(295,536)	(2,596,795)	(34,185,223)	(3.01)	(15,249,172)
23	Aug-15	56,209	(962,346)	(1,146,846)	(234,606)	(2,287,588)	(36,472,811)	(3.21)	(16,381,321)

_______________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-A

Original Pool Characteristics

Closing Date	March 26, 2014	Percentage of Vehicle Type(3)(14)	100%
Cutoff Date	March 1, 2014	Car	35.10%
First Payment Date	April 15, 2014	CUV	50.05
Total Note Balance	$1,385,840,000	SUV	2.91
Number of Leases	63,870	Truck	11.94
Minimum Discount Rate Used to Calculate Securitization Value	6.15%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$1,560,634,970	Ford	84.03%
Average	$24,435	Lincoln	15.97
Highest	$60,606	Mercury	0.00
Lowest	$9,243	Volvo	0.00
Total Adjusted MSRP	$2,273,405,147	Percentage of Top 10 Vehicle Models(3)	92.13%
Total Base Residual Value	$1,146,236,008	Escape	18.14%
Average	$17,946	Explorer	15.29
Highest	$39,793	Fusion	14.93
Lowest	$6,858	F-150	11.85
Total as % of Initial Total Securitization Value	73.45%	Edge	10.39
Total Residual Portion of Securitization Value	$1,013,855,086	MKZ	6.53
Average	$15,874	Focus	5.76
Highest	$35,926	MKX	4.67
Lowest	$5,653	MKS	2.86
Total as % of Initial Total Securitization Value	64.96%	Flex	1.71
Total ALG Mark-to-Market (March-April 2014)	$1,172,465,157	Percentage in Top 8 States(3)(4)	77.15%
Original Term(3)		Michigan	27.32%
24 months	27.80%	New York	11.93
27	0.00	California	9.53
36	53.64	New Jersey	7.11
39	18.45	Ohio	6.67
48	0.11	Florida	5.63
Weighted Average(1) Original Term	33.2 months	Pennsylvania	4.55
Weighted Average(1) Remaining Term	23.8 months	Texas	4.41
Weighted Average(1)Lease Factor	1.84%
Weighted Average(1)FICO® Score(2) at Origination	745
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+Days
1	Mar-14	$1,539,881,110	$1,358,257,942	$1,016,503,689	0.25%	$7,790,323	$ 78,344	$ –	$ –
2	Apr-14	1,517,206,634	1,328,858,011	1,017,648,649	0.37	7,158,475	451,409	–	–
3	May-14	1,494,061,479	1,299,131,110	1,018,199,575	0.40	8,498,859	482,543	26,118	–
4	Jun-14	1,468,963,431	1,267,454,974	1,016,995,153	0.52	10,060,443	936,103	109,536	–
5	Jul-14	1,440,909,149	1,233,125,203	1,013,036,463	0.70	9,789,315	1,068,645	102,338	46,385
6	Aug-14	1,409,108,545	1,195,698,770	1,004,913,172	(0.37)	10,291,600	1,167,888	186,395	45,878
7	Sep-14	1,373,194,030	1,159,387,039	992,278,816	0.44	9,997,665	1,170,421	168,326	102,549
8	Oct-14	1,333,646,933	1,119,839,942	976,003,453	0.90	10,265,361	928,174	167,881	89,966
9	Nov-14	1,301,525,335	1,087,718,344	966,231,331	0.25	10,238,975	864,559	102,318	103,491
10	Dec-14	1,268,319,191	1,054,512,200	955,643,562	0.35	12,488,954	1,218,881	83,340	119,829
11	Jan-15	1,231,577,345	1,017,770,354	941,208,645	0.67	10,109,843	1,103,131	117,258	46,595
12	Feb-15	1,193,221,493	979,414,502	925,211,107	0.65	7,388,803	767,929	189,479	44,374
13	Mar-15	1,148,767,173	934,960,182	903,203,149	0.95	8,355,659	759,570	118,886	61,068
14	Apr-15	1,099,675,830	885,868,840	876,391,372	1.14	7,127,385	665,819	132,404	95,399
15	May-15	1,050,930,648	837,123,657	848,999,164	1.02	7,557,025	807,530	77,196	134,368
16	Jun-15	998,808,796	785,001,805	817,636,216	1.16	8,180,763	794,115	120,650	44,790
17	Jul-15	940,404,651	726,597,661	779,381,309	1.32	8,018,000	978,754	126,549	21,972
18	Aug-15	877,869,495	664,062,504	735,726,220	1.24	7,941,936	1,035,774	148,309	23,599

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Mar-14	–	1	3	153	2	1.89%
2	Apr-14	–	8	39	203	1	15.54
3	May-14	–	11	83	190	1	29.12
4	Jun-14	–	23	140	221	2	36.27
5	Jul-14	1,063	24	256	245	–	48.76
6	Aug-14	640	31	478	215	1	65.93
7	Sep-14	448	38	691	233	–	71.83
8	Oct-14	614	33	813	254	3	73.71
9	Nov-14	620	35	569	160	2	74.28
10	Dec-14	605	33	560	220	1	68.80
11	Jan-15	748	49	743	240	7	71.51
12	Feb-15	854	38	819	311	7	69.70
13	Mar-15	989	52	984	487	7	64.31
14	Apr-15	1,218	37	1,194	524	9	67.69
15	May-15	1,357	29	1,243	493	2	70.35
16	Jun-15	1,593	38	1,382	576	12	68.82
17	Jul-15	2,101	25	1,728	587	9	73.56
18	Aug-15	2,364	31	2,009	550	10	77.27

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Mar-14	$ 3,164	$ (6,069)	$(595,319)	$ –	$ (598,224)	$ (598,224)	(0.04)%	$ (5,492)
2	Apr-14	15,495	(39,663)	(771,786)	–	(795,954)	(1,394,178)	(0.09)	(81,518)
3	May-14	26,880	(28,818)	(693,465)	7,778	(687,626)	(2,081,804)	(0.13)	(157,701)
4	Jun-14	89,689	2,095	(846,025)	(27,044)	(781,285)	(2,863,089)	(0.18)	(209,108)
5	Jul-14	86,158	151,474	(881,074)	(16,905)	(660,347)	(3,523,436)	(0.23)	(114,645)
6	Aug-14	145,123	589,458	(801,867)	(33,709)	(100,994)	(3,624,431)	(0.23)	391,392
7	Sep-14	280,726	1,264,945	(835,208)	(50,882)	659,580	(2,964,851)	(0.19)	1,511,031
8	Oct-14	187,154	1,386,878	(962,816)	(95,927)	515,289	(2,449,561)	(0.16)	2,748,145
9	Nov-14	254,942	415,205	(571,433)	(67,844)	30,870	(2,418,691)	(0.15)	3,032,692
10	Dec-14	196,483	123,472	(797,839)	(118,225)	(596,109)	(3,014,801)	(0.19)	3,082,325
11	Jan-15	363,439	(265,135)	(844,723)	(67,750)	(814,169)	(3,828,969)	(0.25)	2,713,724
12	Feb-15	294,094	(309,189)	(1,105,751)	(129,533)	(1,250,378)	(5,079,348)	(0.33)	2,246,349
13	Mar-15	153,906	(761,450)	(1,648,214)	(171,096)	(2,426,853)	(7,506,201)	(0.48)	1,298,338
14	Apr-15	119,265	(975,403)	(1,685,375)	(126,728)	(2,668,241)	(10,174,443)	(0.65)	86,234
15	May-15	107,100	(836,668)	(1,698,764)	(147,117)	(2,575,449)	(12,749,892)	(0.82)	(987,634)
16	Jun-15	282,751	(571,448)	(1,963,031)	(286,818)	(2,538,546)	(15,288,438)	(0.98)	(1,871,530)
17	Jul-15	141,784	(768,936)	(1,871,017)	(334,124)	(2,832,293)	(18,120,731)	(1.16)	(2,960,642)
18	Aug-15	251,335	(897,423)	(1,829,221)	(269,792)	(2,745,101)	(20,865,832)	(1.34)	(4,303,604)

_______________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-B

Original Pool Characteristics

Closing Date	July 29, 2014	Percentage of Vehicle Type(3)(14)	100%
Cutoff Date	July 1, 2014	Car	36.63%
First Payment Date	August15, 2014	CUV	48.51
Total Note Balance	$1,500,000,000	SUV	2.69
Number of Leases	68,977	Truck	12.17
Minimum Discount Rate Used to Calculate Securitization Value	6.15%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$1,689,193,621	Ford	84.87%
Average	$24,489	Lincoln	15.13
Highest	$63,616	Mercury	0.00
Lowest	$9,405	Volvo	0.00
Total Adjusted MSRP	$2,458,502,504	Percentage of Top 10 Vehicle Models(3)	91.45%
Total Base Residual Value	$1,211,588,268	Fusion	16.55%
Average	$17,565	Explorer	15.67
Highest	$38,034	Escape	15.47
Lowest	$5,671	F-150	11.98
Total as % of Initial Total Securitization Value	71.73%	Edge	10.72
Total Residual Portion of Securitization Value	$1,069,218,752	MKZ	6.58
Average	$15,501	Focus	6.09
Highest	$34,993	MKX	4.55
Lowest	$5,199	MKS	2.05
Total as % of Initial Total Securitization Value	63.30%	Flex	1.79
Total ALG Mark-to-Market (July-August 2014)	$1,233,330,726	Percentage in Top 8 States(3)(4)	74.22%
Original Term(3)		Michigan	17.20%
24 months	20.85%	New York	13.68
27	0.00	California	10.94
36	58.65	New Jersey	8.13
39	20.43	Ohio	7.69
48	0.06	Florida	6.20
Weighted Average(1) Original Term	34.1 months	Texas	5.60
Weighted Average(1) Remaining Term	24.5 months	Pennsylvania	4.78
Weighted Average(1) Lease Factor	1.78%
Weighted Average(1) FICO® Score(2) at Origination	746
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+Days
1	Jul-14	$1,665,506,908	$1,468,777,869	$1,071,098,263	0.30%	$ 8,116,856	$ 36,441	$ –	$ –
2	Aug-14	1,640,218,319	1,436,543,187	1,071,607,480	0.39	8,122,989	550,463	–	–
3	Sep-14	1,612,018,620	1,401,302,289	1,069,574,834	0.56	9,046,024	528,820	34,927	18,026
4	Oct-14	1,581,419,132	1,364,097,569	1,064,978,613	0.69	8,839,535	611,804	89,911	37,513
5	Nov-14	1,551,137,078	1,327,629,483	1,059,956,652	(0.04)	9,007,090	1,143,336	144,128	0
6	Dec-14	1,516,861,952	1,286,939,432	1,051,119,069	0.17	11,677,110	758,350	207,352	45,716
7	Jan-15	1,477,711,765	1,246,292,239	1,037,385,256	0.45	8,839,720	764,255	136,322	79,517
8	Feb-15	1,437,702,383	1,206,282,857	1,022,475,491	0.29	7,046,278	647,809	51,911	37,483
9	Mar-15	1,394,477,315	1,163,057,789	1,004,650,376	0.57	8,204,558	523,818	39,108	22,539
10	Apr-15	1,349,663,000	1,118,243,473	985,191,164	0.82	7,301,044	687,565	143,264	38,179
11	May-15	1,308,620,778	1,077,201,252	968,923,245	0.60	7,634,621	817,913	140,182	35,551
12	Jun-15	1,264,120,767	1,032,701,241	949,116,147	0.87	8,238,519	833,149	271,000	24,858
13	Jul-15	1,218,847,488	987,427,962	928,502,167	0.94	8,847,826	643,222	156,752	47,036
14	Aug-15	1,172,912,243	941,492,717	906,510,039	0.97	8,790,880	564,045	40,441	63,040

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2014-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Jul-14	–	2	32	175	1	15.24%
2	Aug-14	–	7	91	196	4	30.54
3	Sep-14	–	25	161	235	1	38.15
4	Oct-14	651	40	271	231	1	49.91
5	Nov-14	678	23	334	191	1	60.84
6	Dec-14	710	39	495	223	–	65.39
7	Jan-15	894	45	690	264	–	69.07
8	Feb-15	834	37	788	278	4	71.18
9	Mar-15	710	45	797	425	3	62.76
10	Apr-15	776	32	810	470	4	61.55
11	May-15	736	20	696	445	4	59.74
12	Jun-15	750	26	845	471	11	62.45
13	Jul-15	809	34	850	513	4	60.67
14	Aug-15	948	38	938	483	7	63.98

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jul-14	$ 6,164	$(63,381)	$(668,772)	$ –	$ (725,989)	$ (725,989)	(0.04)%	$ (75,446)
2	Aug-14	8,367	(31,972)	(706,271)	(1,994)	(731,869)	(1,457,859)	(0.09)	(158,054)
3	Sep-14	87,334	14,784	(914,766)	1,537	(811,110)	(2,268,969)	(0.13)	(194,257)
4	Oct-14	169,779	217,752	(803,443)	(28,276)	(444,187)	(2,713,156)	(0.16)	(76,097)
5	Nov-14	163,336	201,529	(602,491)	(47,137)	(284,763)	(2,997,919)	(0.18)	(10,916)
6	Dec-14	220,023	130,882	(842,716)	(57,383)	(549,195)	(3,547,113)	(0.21)	(45,105)
7	Jan-15	225,684	87,849	(1,004,532)	(7,089)	(698,088)	(4,245,201)	(0.25)	(106,255)
8	Feb-15	242,273	(232,075)	(948,520)	(72,758)	(1,011,081)	(5,256,282)	(0.31)	(519,871)
9	Mar-15	218,923	(607,308)	(1,381,579)	(201,315)	(1,971,279)	(7,227,561)	(0.43)	(1,329,045)
10	Apr-15	83,508	(616,596)	(1,688,122)	(121,753)	(2,342,963)	(9,570,524)	(0.57)	(2,141,573)
11	May-15	102,338	(404,497)	(1,489,622)	(210,357)	(2,002,138)	(11,572,662)	(0.69)	(2,708,090)
12	Jun-15	215,266	(289,156)	(1,607,131)	(137,992)	(1,819,012)	(13,391,674)	(0.79)	(3,228,367)
13	Jul-15	189,024	(226,519)	(1,696,018)	(167,217)	(1,900,729)	(15,292,404)	(0.91)	(3,673,634)
14	Aug-15	238,012	(311,878)	(1,656,110)	(256,989)	(1,986,965)	(17,279,368)	(1.02)	(4,256,627)

_______________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-A

Original Pool Characteristics

Closing Date	April 28, 2015	Percentage of Vehicle Type(3)(14)	100%
Cutoff Date	April 1, 2015	Car	30.61%
First Payment Date	May 15, 2015	CUV	50.81
Total Note Balance	$1,000,000,000	SUV	2.07
Number of Leases	47,445	Truck	16.5
Minimum Discount Rate Used to Calculate Securitization Value	6.50%	Percentage of Vehicle Make(3)	100%
Initial Total Securitization Value	$1,126,139,672	Ford	86.52%
Average	$23,736	Lincoln	13.48
Highest	$68,649	Percentage of Top 10 Vehicle Models(3)	92.10%
Lowest	$7,821	Escape	19.16%
Total Adjusted MSRP	$1,701,667,132	F-150	16.22
Total Base Residual Value	$835,684,381	Explorer	15.85
Average	$17,614	Fusion	14.80
Highest	$40,519	Edge	8.15
Lowest	$5,971	MKZ	5.50
Total as % of Initial Total Securitization Value	74.21%	Focus	4.99
Total Residual Portion of Securitization Value	$731,401,932	MKX	3.46
Average	$15,416	Flex	2.03
Highest	$36,566	MKC	1.94
Lowest	$4,969	Percentage in Top 8 States(3)(4)	73.17%
Total as % of Initial Total Securitization Value	64.95%	Michigan	20.89%
Total ALG Mark-to-Market (July-August 2014)	$839,519,867	New York	12.17
Original Term(3)		California	10.50
24 months	15.77%	New Jersey	7.20
27	0.00	Ohio	6.91
36	70.32	Florida	6.02
39	13.84	Pennsylvania	4.93
48	0.07	Texas	4.55
Weighted Average(1) Original Term	34.5 months
Weighted Average(1) Remaining Term	24.6 months
Weighted Average(1) Lease Factor	1.57%
Weighted Average(1) FICO® Score(2) at Origination	742
Percentage New Vehicle(3)	100.00%

_____________________________

See page B-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+Days
1	Apr-15	$1,111,302,777	$979,898,096	$732,894,625	0.32%	$4,322,425	$ –	$ –	$ –
2	May-15	1,095,048,315	958,507,550	733,213,806	0.43	4,989,093	479,567	–	–
3	Jun-15	1,078,355,808	936,833,762	733,041,425	0.47	6,134,744	347,233	147,978	–
4	Jul-15	1,059,942,512	913,298,821	731,586,675	0.62	6,430,525	449,081	102,465	66,563
5	Aug-15	1,041,251,523	889,686,398	729,546,744	0.65	7,572,661	403,628	37,724	38,972

_____________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2015-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Apr-15	–	–	9	134	4	6.12%
2	May-15	–	7	42	171	3	18.83
3	Jun-15	–	12	61	179	2	24.02
4	Jul-15	–	19	93	214	–	28.53
5	Aug-15	–	15	152	193	–	42.22

_____________________________

See page B-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Apr-15	$ –	$ (17,980)	$(539,608)	$ –	$ (557,587)	$ (557,587)	(0.05)%	$ (33,648)
2	May-15	194	(48,357)	(759,507)	33,790	(773,880)	(1,331,467)	(0.12)	(122,421)
3	Jun-15	85,801	(110,456)	(712,079)	(10,361)	(747,095)	(2,078,562)	(0.18)	(253,039)
4	Jul-15	53,789	(136,812)	(845,166)	(11,629)	(939,818)	(3,018,380)	(0.27)	(426,629)
5	Aug-15	81,541	(125,587)	(735,291)	(31,703)	(811,040)	(3,829,420)	(0.34)	(628,063)

_______________________________

See page B-1 for definitions and footnotes

Ford Credit Auto Lease Trusts

Asset Backed Notes

Ford Credit Auto Lease Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 7 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.

The issuing entities:

A new trust will be formed to be the issuing entity for each securitization transaction.

The assets of each trust will consist of:

•               an exchange note which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from Ford and Lincoln dealers,

•               rights to funds from the reallocation of ineligible leases and other leases and leased vehicles from the reference pool,

•               rights under the transaction documents for servicer advances, and

•               any other property identified in the prospectus supplement.

Each trust will issue asset-backed securities consisting of notes in one or more classes.

The notes:

•               will be asset-backed securities payable only from the assets of the trust,

•               may benefit from one or more forms of credit or payment enhancement, and

•               will be debt obligations of the trust.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2015

READING THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes to be issued by the Ford Credit Auto Lease Trusts, some of which may not apply to notes issued by a particular trust.

You should only rely on information in or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the Securities and Exchange Commission, or “SEC,” for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

•                 Summary — provides an overview of the notes.

•                 Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement.  The Table of Contents on the prior page contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the notes.  It does not contain all of the information that may be important to you.  To understand fully the terms of the notes, you should read this prospectus, especially the “Risk Factors” beginning on page 7, and the prospectus supplement completely.

Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.

Issuing Entity

The depositor will form a separate issuing entity, or “trust,” for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.  Initially, the depositor will be the beneficiary of the trust.

Indenture Trustee and Owner Trustee

The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.

Titling Companies

Each of CAB East LLC and CAB West LLC, together the “titling companies” and each individually a “titling company,” is a Delaware limited liability company.

Collateral Agent

HTD Leasing LLC, or “HTD,” is a Delaware limited liability company and a wholly-owned subsidiary of U.S. Bank National Association.

Administrative Agent

U.S. Bank National Association, or “U.S. Bank,” is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.

The Notes

The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.

The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:

•      principal amount,

•      interest rate or method of determining the interest rate, and

•      final scheduled payment date.

A class of notes issued by the trust may differ from another class of notes in some ways, including:

•      the timing and priority of payments, and

•      whether interest and principal payments may be delayed or further subordinated on the occurrence of events of default and the related consequences.

The priority of payments of the different classes of notes will be described in the prospectus supplement.

The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.

For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Exchange Note

The titling companies will issue a new “exchange note” to Ford Credit for each securitization transaction.  The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

The titling companies will make payments on the exchange note each month in an amount equal to the collections on a “reference pool” of leases and leased vehicles during the prior month.  These amounts include:

•      payments by or on behalf of the lessees on the leases,

•      net proceeds from sales of leased vehicles, and

•      proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For a more detailed description of the features of the exchange note you should read “Description of the Exchange Notes” in this prospectus and “Description of the Exchange Note” in the prospectus supplement.

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles.  A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

The prospectus supplement will describe how the securitization value of a lease is calculated.

Trust Assets

The primary asset of the trust will be the exchange note.

For each securitization transaction, Ford Credit, as the sponsor, will sell the exchange note to the depositor and the depositor will then immediately sell the exchange note to the trust.  The prospectus supplement will describe the criteria used to select the reference pool which will back the exchange note.

In addition to the exchange note, the trust assets will include:

•      funds and investments held in bank accounts of the trust,

•      rights to funds from the reallocation of ineligible leases and other leases and leased vehicles from the reference pool,

•      rights under the transaction documents for servicer advances, and

•      all other rights under the transaction documents, including any credit or payment enhancements.

For a more detailed description of the trust assets, you should read “Reference Pool” and “Description of the Exchange Notes” in this prospectus and “Reference Pool” and “Description of the Exchange Note” in the prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement will describe the features designed to protect noteholders against losses on the leases and leased vehicles in the reference pool and delays or defaults in payments on the notes.  These features are called credit enhancement and may include:

•      reserve accounts,

•      overcollateralization,

•      excess spread, or

•      subordination of other notes issued by the trust.

The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders.  These features are called payment enhancement and may include:

•      interest rate hedges, caps or floors,

•      surety bonds,

•      letters of credit, or

•      liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.

Servicing of the Reference Pool

Ford Credit will act as the “servicer” for the leases and leased vehicles in the reference pool.  The servicer is responsible for collecting payments on the reference pool, administering defaults, delinquencies and repossessions and managing lease terminations including vehicle inspections and vehicle disposal.  Ford Credit will also act as custodian and maintain custody of the lease files.  The trust will pay the servicer a monthly servicing fee stated in the prospectus supplement.

For a more detailed description of the servicing of the reference pool, you should read “Servicing the Reference Pool and the Securitization Transaction” in this prospectus.

Ford Credit will act as the administrator of the titling companies, the collateral agent administrator of the collateral agent and the indenture administrator of the trust.

Optional Redemption or “Clean Up Call”

The servicer will have the option to purchase the exchange note from the trust on any payment date that the principal amount of the notes is less than an amount stated in the prospectus supplement.  This option is referred to as the servicer’s “clean up call”.  The prospectus supplement will describe how the clean up call works, the purchase price for the exchange note and any conditions to its exercise by the servicer.

For a more detailed description of the servicer’s clean up call, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’“ in the prospectus supplement.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:

•      the notes will be treated as debt, and

•      the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus and the prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or could limit your ability to resell them

If a secondary market for your notes does not develop, it could limit your ability to resell them.  This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue, it might be disrupted by events in the global financial markets or it might not be sufficiently liquid to allow you to resell your notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have any assets or sources of funds other than amounts received on the exchange note and the related property it owns and any external credit or payment enhancement described in the prospectus supplement.  Any credit or payment enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Payments on the notes depend on collections on the leases, the number of leases that default and proceeds from the sale of the leased vehicles

The trust will pay the notes only with amounts received on the exchange note.  The amount received on the exchange note will primarily depend on the collections on the leases in the reference pool, the number of leases that default and the proceeds from the sale of the leased vehicles on scheduled termination, early termination or default.  If there are decreased collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, you may have delays in payments or losses on your notes.

The market value of any leased vehicle may not be greater than or equal to its base residual value at the end of the lease.  If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it.  If the net sale proceeds from returned leased vehicles are less than their base residual values, you may have delays in payments or losses on your notes.

Performance of the reference pool is uncertain and depends on many factors and may worsen in an economic downturn and market factors may reduce used vehicle prices

The performance of the leases and leased vehicles in the reference pool depends on many factors, including general economic conditions, unemployment levels, the circumstances of individual lessees, Ford Credit’s underwriting standards at origination, the accuracy of ALG’s residual value forecasts, the success of Ford Credit’s servicing, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for vehicles, which in turn is affected by a number of factors including:

• consumer tastes and preferences, which are influenced by many factors including changes in technology and changes in fuel prices,

• the availability of financing to consumers and dealers for their purchase of used vehicles,

•      vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand,

• government actions, including actions that encourage consumers to purchase certain types of vehicles or manufacturers to sell certain types of vehicles,

• severe weather conditions that create delays in vehicle transportation or selling vehicles at auction,

• high volumes of lease terminations concentrated in specific locations or during specific periods of time that cause an excessive volume of used vehicles in the market, and

• other factors such as significant vehicle recalls and labor strikes.

None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  Changes in various factors could have disproportionate effects on the supply or demand for some vehicle types or models.  For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, such as full-sized trucks and SUVs and a decrease in fuel prices could disproportionately reduce the resale value of more fuel efficient vehicles such as hybrid electric, plug-in hybrid electric and battery electric vehicles.  Similarly, introduction of a new model by Ford may impact the resale value of similar, but older, models.  Consequently, no accurate prediction can be made of how the reference pool will perform.

In addition, if an economic downturn occurs, the performance of the leases and used vehicle pricing could worsen and result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of leases and leased vehicles, you should read “Transaction Parties — Servicer — Residual Performance” and “— Delinquencies, Repossessions and Credit Losses” in the prospectus supplement.

The timing of principal payments on your notes is uncertain

Faster than expected payments on the reference pool will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes.  Payments on the reference pool may be made earlier than expected if:

• lessees prepay the leases in full,

• lessees default on their leases and proceeds are received from the sale of the leased vehicles,

• lessees participate in early termination programs sponsored by Ford,

• proceeds from claims on any physical damage, credit life or other insurance policies covering the leases, leased vehicles or lessees are received,

• the servicer pays the trust to reallocate some leases and leased vehicles from the reference pool, or

• leases are terminated early and leased vehicles are returned and sold more quickly than expected.

A variety of economic, social and other factors will influence the rate of payments on the reference pool. No prediction can be made as to the actual rate of these payments.

Similarly, if the trust issues floating rate notes but does not enter into hedging arrangements and interest rates fall below the rates at the time of issuance of the floating rate notes, there will be additional excess spread available to pay principal on the notes.  If interest rates rise above the rates at the time of issuance of the floating rate notes, there will be less excess spread available to pay principal on the notes.

If you receive principal payments on your notes earlier than expected at a time when interest rates are lower than interest rates would otherwise have been had those principal payments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes.  Similarly, if principal payments on your notes are made later than expected, you may lose reinvestment opportunities.  In addition, if the notes were purchased at a discount and payments are slower than expected, your yield may be reduced.  You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition, your notes will be paid in full prior to maturity if the servicer exercises its clean up call.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce or delay payments on your notes

If another person acquires an interest in the exchange note or in any lease or leased vehicle in the reference pool that has priority over the trust’s interest, then collections on the exchange note, collections on the lease or the proceeds from the sale of the leased vehicle may not be available to make payments on your notes.  Another person could acquire an interest that has priority over the trust’s interest if:

•      the trust does not have a perfected security interest in the exchange note because its security interest was not properly perfected despite the delivery of the exchange note to the indenture trustee on the closing date for a securitization transaction,

•      the collateral agent does not have a perfected security interest in the assets in the reference pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in all leases and leased vehicles to the collateral agent on their acquisition by the titling companies and the application for a certificate of title for each leased vehicle naming the collateral agent as secured party,

•      the related titling company does not have proper evidence of its ownership of a leased vehicle in the reference pool despite the application for a certificate of title for the leased vehicle naming the related titling company as owner,

•      the collateral agent does not have a perfected security interest in the lease in the reference pool because the collateral agent has not maintained physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract, or

•      the collateral agent’s security interest in the lease or leased vehicle in the reference pool is impaired because holders of some types of liens, for instance a lien in favor of the Pension Benefit Guaranty Corporation, tax liens or mechanic’s liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

For more information about the security interests in the exchange note and the leases and leased vehicles in the reference pool, you should read “Some Important Legal Considerations — Security Interests in the Exchange Note and the Leases and Leased Vehicles” in this prospectus.

In addition, the collateral agent will not have a security interest in sale proceeds from the leased vehicles held by the qualified intermediary under the LKE program, which could result in losses on your notes if the servicer defaults in its obligation to deposit an amount equal to those proceeds in the collection account.

For more information about the LKE program, you should read “Sponsor and Servicer — Like-Kind Exchange” in this prospectus.

Subordination will cause some classes of notes to bear additional credit risk

The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as interest rate hedge counterparties.  If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes.  Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not be an Event of Default until its final scheduled payment date

The trust does not have an obligation to pay a specific amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date.  Failure to pay principal on a note will not be an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The trust will pledge the exchange note to the indenture trustee to secure payment of the notes.  The Controlling Class will be entitled to declare an Event of Default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest).  The Controlling Class may, in some circumstances, direct the indenture trustee to sell the exchange note after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full.  If your notes cannot be paid in full with the proceeds of the sale of the exchange note, you will suffer a loss.

The Controlling Class may terminate the servicer following a Servicer Termination Event and may waive Servicer Termination Events.

Noteholders that are not part of the Controlling Class will have no right to take any of these actions.  Only the Controlling Class will have these rights.  The Controlling Class may have different interests from the noteholders of other classes of the notes and will not be required to consider the effect of its actions on the noteholders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default and Remedies — Remedies Following Acceleration” and “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

The servicer’s ability to commingle collections with its own funds could result in delays in payments or losses on your notes

The servicer will be required to deposit collections on the reference pool in the trust’s collection account within two business days of applying the amounts to the lessee’s account or on a monthly basis, depending on its credit ratings.  Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the reference pool with its own funds.  If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes insolvent or is subject to a bankruptcy proceeding), you may have delays in payments or losses on your notes.

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections could be delayed.  This could cause payments on your notes to be delayed.  Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to a bankruptcy proceeding as described in this prospectus in “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer.”

The servicer has discretion over the servicing of the leases and leased vehicles which could impact the amount or timing of funds available to make payments on your notes

The servicer has discretion in servicing the leases and leased vehicles in the reference pool, including the ability to grant payment extensions and to determine the timing and method of collection, vehicle remarketing and whether it expects to recover a potential servicer advance and, therefore, whether or not to make that servicer advance.  The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the reference pool and consequently on the amount or timing of payments received by the trust on the exchange note.  If the servicer determines not to advance funds, or if other servicing procedures impact the amount or timing of the collections on the leases and leased vehicles in the reference pool, you may have delays in payments or losses on your notes.

Bankruptcy of Ford Credit could result in delays in payments or losses on your notes

If Ford Credit becomes subject to a bankruptcy proceeding, you may have delays in payments or losses on your notes.  A bankruptcy court could conclude that Ford Credit effectively still owns the exchange note because the sale of the exchange note by Ford Credit to the depositor and by the depositor to the trust, were not “true sales” or that the assets and liabilities of the titling companies, the holding companies that own membership interests in the titling companies and the depositor should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach either of these conclusions, you may have delays in payments or losses on your notes due to:

•      the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the transfer of the exchange note to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the exchange note or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of the exchange note by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust.  If a court were to decide that the transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause delays in payments or losses on your notes.

Any bankruptcy proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the exchange note is considered a “true sale.”  For example:

•      as noted above, the “automatic stay” may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to purchase leases and leased vehicles based on a breach of a representation, and/or

• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Matters Relating to Bankruptcy” in this prospectus.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

It is not clear whether the liquidation framework would apply to Ford Credit, the titling companies, the depositor or the trust.  The expectation is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that the framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime that would otherwise apply to Ford Credit, the titling companies, the depositor and the trust.

If the FDIC were appointed as receiver for Ford Credit, any titling company, the depositor or the trust, or if future regulations or FDIC actions are contrary to the FDIC guidance, you may have delays in payments or losses on your notes.

For more information about the new framework, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer

If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the total securitization value, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the reference pool because the amount of the servicing fee declines each month as the total securitization value declines but the servicing costs on each lease account remain essentially fixed.  This risk is greatest toward the end of a securitization transaction when a larger portion of collections will be attributable to sales of leased vehicles which have a higher cost of servicing than the collection and processing of monthly payments.  A delay or inability to find a replacement servicer would delay collection activities on the reference pool and could delay payments and reports to the noteholders and the indenture trustee, reduce amounts collected on the reference pool, including vehicle sale proceeds on returned or repossessed leased vehicles or amounts collected on defaulted leases.  As a result, you may have delays in payments or losses on your notes.

Ford Credit’s failure to reallocate from the reference pool any leases that do not comply with consumer financial protection laws could result in losses on your notes

If any lease does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting amounts due on the lease.  Ford Credit must reallocate from the reference pool any leases that do not comply in all material respects with applicable laws.  If Ford Credit fails to reallocate those leases, you may have delays in payments or losses on your notes.

For more information about consumer financial protection laws relating to the leases, you should read “Some Important Legal Considerations — Legal Considerations Relating to the Leases and the Leased Vehicles — Consumer Financial Protection Laws” in this prospectus.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through motor vehicle dealers throughout the world.  Ford Credit’s primary financing products are:

•      Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•      Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing and

•      Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases some receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•      payments on retail installment sale contracts and leases that it purchases,

•      interest supplements and other support payments from Ford and affiliated companies on special rate financing programs and

•      payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction and the administrator for the trust.  Ford Credit will be responsible for structuring each securitization transaction and selecting the transaction parties.  Ford Credit will be responsible for paying the costs of forming the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction costs.  Ford Credit will also select the leases and leased vehicles allocated to the reference pool for each securitization transaction.  The criteria used by Ford Credit to select the leases and leased vehicles for securitization will be described in the prospectus supplement.

Ford Credit is also the lender under the credit and security agreement, the servicer for the titling companies, the administrator for the titling companies and the collateral agent administrator and will be the indenture administrator.  As lender, Ford Credit advances funds to the titling companies for the purchase of leases and leased vehicles from Ford and Lincoln brand motor vehicle dealers in the United States in the ordinary course of its business.  As lender, Ford Credit will request that the titling companies create the exchange note issued for the securitization transaction in which the notes will be issued and will also be the initial holder of the exchange note and any other exchange notes issued under the credit and security agreement.  In addition, as lender, Ford Credit will have voting and other rights under the credit and security agreement.

As servicer of the reference pool, Ford Credit will make representations about the leases and leased vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note.  If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit must reallocate the lease or leased vehicle from the reference pool unless it cures the breach in all material respects by the end of any applicable grace period.

As servicer for the titling companies, Ford Credit is responsible for originating, purchasing and underwriting the leases and leased vehicles purchased by the titling companies.  Ford Credit is also responsible for servicing all of the leases and leased vehicles owned by the titling companies, including the leases and leased vehicles in the reference pool.

As administrator of the titling companies, Ford Credit performs administrative duties on behalf of each of the titling companies.  As collateral agent administrator, Ford Credit performs administrative duties on behalf of the collateral agent, including maintaining the lien and security interest granted to the collateral agent under the credit and security agreement and taking all necessary actions for the collateral agent and the certificates of title for the leased vehicles.  As indenture administrator, Ford Credit will perform administrative duties on behalf of the trust.  Ford Credit will receive a fee for the performance of its services as titling company administrator, collateral agent administrator and indenture administrator.

For more information about the representations and reallocation obligations, you should read “Reference Pool – Representations about the Reference Pool and Obligation to Reallocate Ineligible Leases and Leased Vehicles on Breach” in the prospectus supplement.

General Securitization Experience

Ford Credit has been securitizing its assets since 1988.

Ford Credit’s securitization programs are diversified among asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related leased vehicles.  Ford Credit and its affiliates participate in a number of international securitization markets, including Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) Mexico and most recently China.  Ford Credit has also participated in the securitization markets in Japan and Australia.

In the United States, Canada and some European markets, Ford Credit regularly sponsors lease securitizations in which securities backed by reference pools of leases and leased vehicles are sold in public and private transactions to purchasers, including large financial institutions and asset-backed commercial paper conduits.

Ford Credit securitizes its assets because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

U.S. Securitization Program for Leases

Ford Credit established a publicly registered securitization program for leases in 2011.  The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program.  Ford Credit first securitized leases in the mid-1990s and has had an active private securitization program for leases since 2004, including widely distributed transactions under Rule 144A beginning in 2009 and ending in 2011 when Ford Credit began its public lease securitization program.  Ford Credit has issued asset-backed securities in more than 25 transactions under its public and private lease programs.  Ford Credit has never received a demand to reallocate a lease and leased vehicle from a reference pool underlying the asset-backed securities offered in these programs due to a breach of representations about a lease and leased vehicle.  Reallocations of leases and leased vehicles due to Ford Credit’s discovery of a breach of representations have been immaterial in its public and private lease programs.  None of the asset-backed securities offered in these programs have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent losses on events of default.

Use of Titling Companies; Financing Purchases of Leases by Titling Companies

Ford Credit uses titling companies to facilitate its leasing business.  The titling companies purchase leases entered into between retail customers and motor vehicle dealers and the leased vehicles that are subject to those leases.  The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease.  Each titling company pays the purchase price of its leases and leased vehicles with funds borrowed from Ford Credit under a revolving credit facility established by the credit and security agreement and contributions to the titling company indirectly by Ford Credit.  The titling companies have agreed to repay amounts advanced under the revolving credit facility on a joint and several basis.

At any time, Ford Credit may request that the titling companies exchange all or a portion of the amounts outstanding under the revolving credit facility to a term note evidenced by an “exchange note.”

Amounts due to Ford Credit under the revolving credit facility and all amounts due under outstanding exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by a single security interest in favor of the collateral agent, on behalf of Ford Credit and any holder of an exchange note, on all leases and leased vehicles financed under the credit and security agreement and any proceeds of those leases and leased vehicles.  Under the credit and security agreement and in connection with the LKE program, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately prior to sale, provided that Ford Credit, as servicer, deposits those proceeds in the collection account under the servicing agreement.  Whenever a new exchange note is issued, some leases and leased vehicles are allocated as a reference pool for that exchange note and generally only the collections on those leases and leased vehicles will be used to make payments on that exchange note.  For more information about the reference pool, see “Reference Pool”  in this prospectus.

Origination, Purchasing and Underwriting

Ford Credit titling companies use funds borrowed from Ford Credit to purchase completed leases entered into between lessees and Ford and Lincoln brand motor vehicle dealers.  When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the price of the vehicle and the purchase of any insurance, service contracts and other products.  If the lessee elects to lease the vehicle through the dealer, the lessee and the dealer decide on the lease term, mileage allowance, residual value and payment terms for the lease.  The lessee also chooses the day on which scheduled monthly payments will be due, but the first scheduled monthly payment date must be within 21 to 35 days of completing the lease agreement.  The dealer will determine if the lessee is eligible for and will be using any marketing programs offered by Ford and Ford Credit that impact the terms of the lease.

The scheduled monthly payments or “base monthly payments” are set so that, over the lease term, the aggregate payments will cover the difference between the adjusted capitalized cost of the lease and the estimated value of the leased vehicle at the end of the lease term or the “contract residual value” plus lease charges.  The adjusted capitalized cost of the lease is generally equal to the negotiated price of the leased vehicle less any vehicle trade-in, down payment and cash payments from marketing programs offered by Ford and Ford Credit plus applicable taxes, insurance, service contracts, dealer installed accessories, outstanding balances on prior leases or trade-in vehicles and other fees and charges included in the lease.  Lease charges are based on an implicit interest rate, called a “lease factor.”  A lessee’s total monthly payment also includes any sales or use taxes imposed on the base monthly payment and an amount to cover applicable personal property taxes and similar government charges.

All of the leases are closed-end leases, so the lessee can return the leased vehicle at the end of the lease term with no obligation for the residual risk associated with the leased vehicle.  At the end of a closed-end lease, if the lessee elects not to purchase the leased vehicle, the lessee must return it.  If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value.  The related titling company, as the lessor, assumes all residual risk on the leased vehicle.

Ford Credit establishes a standard contract residual value and lease factor for each lease.  However, almost all leases purchased by the titling companies are originated under Ford-sponsored marketing programs.  Under these programs, the contract residual value is set higher and/or the lease factor is set lower than Ford Credit would otherwise have set them.  Ford Credit also allows lessees to reduce their lease factor by prepaying all their monthly payments in a single up-front payment.

Ford Credit makes credit and purchase decisions on behalf of the titling companies, as servicer for the titling companies.  Each lessee that elects to lease through the dealer completes a credit application.  If the dealer is requesting Ford Credit to purchase the lease, the dealer submits the credit application electronically to Ford Credit, typically through web-based systems, together with information about the proposed terms of the lease.  On receipt of a credit application, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other information.  Ford Credit generally selects a credit bureau based on its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area.  In some cases, the applicant is a business entity and a credit report from a commercial credit bureau is used as discussed in “– Commercial Accounts,” below.  In a small number of cases, a credit report is not available because an applicant does not have a sufficient credit history.  Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in some cases, other available credit information.

The first step Ford Credit takes on receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity and the applicant’s credit profile.  This classification determines the particular origination scoring model to be used.  Ford Credit’s proprietary origination scoring models assess the creditworthiness of the applicant using the information provided on the applicant’s credit application, the proposed terms of the lease, the applicant’s credit bureau data and other information obtained by Ford Credit.  The origination scoring models are statistical tools used to differentiate credit applicants based on their probability of fully paying the amounts due under their contracts.  The origination scoring models assign a proprietary risk score for each applicant that is used in Ford Credit’s evaluation process.  The origination scoring models update the applicant’s risk score in real time throughout the evaluation and purchasing process if any of the inputs to the score change.  Using the origination scoring models does not eliminate credit risk.

Ford Credit’s origination scoring models were developed internally using experience with its consumer portfolio databases of millions of leases originated over several decades to identify key variables that predict an applicant’s probability of fully paying the amount due under the lease.  Ford Credit regularly reviews its origination scoring models to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its lease portfolio.  Ford Credit develops new origination scoring models for its consumer, commercial and commercial line of credit applicants on a regular cycle plan.  Ford Credit may make adjustments to improve the performance of the origination scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables.

If an individual applicant has sufficient recent credit history, the credit bureau data used in Ford Credit’s origination scoring models includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation.  FICO® is a registered trademark of Fair Isaac Corporation.  Ford Credit uses FICO® scores designed specifically for automotive financing.  The FICO® score measures the likelihood that an applicant will become severely delinquent, and it is a significant factor in Ford Credit’s consumer origination scoring models.  FICO® scores range from 250 to 900.

After all information is obtained and a proprietary risk score has been generated, Ford Credit evaluates the application to determine whether to approve it.  Ford Credit’s decision process is based on a judgmental evaluation of the creditworthiness of the applicant, the credit application, the proposed terms of the lease, credit bureau information, proprietary risk score and other information.  The evaluation emphasizes the applicant’s ability to pay and creditworthiness focusing on payment, affordability, customer credit and stability as key considerations.  The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

To support consistent credit and purchase decisions and the overall quality of the portfolio, as discussed in “– Portfolio Quality” below, Ford Credit has established purchasing standards and procedures including purchase quality guidelines and risk factor guidelines to be used by its credit analysts.  Purchase quality guidelines establish targets for the purchase of lower and marginal quality leases and may be set at different levels for different Ford Credit business regions.  Risk factor guidelines provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures such as payment to income and debt to income ratios, FICO® score and lease term.  Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating the applications determine whether there may be other factors for an applicant that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, good residency and employment stability validated through appropriate investigation and eligibility for marketing programs offered by Ford and Ford Credit.  Ford Credit also uses performance monitoring software to improve process discipline and consistency of decisions.

All credit applications are automatically entered into Ford Credit’s electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently.  The electronic decisioning process separates credit applications into three categories – those to approve, those to reject and those to assign to a credit analyst for further evaluation.  Electronic approval and rejection decisions are made using models that generally replicate the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit’s experience have resulted in credit analyst approval or rejection.  Ford Credit regularly reviews its electronic decisioning strategy and adjusts it in response to market conditions and the performance of its portfolio or to expand or contract the percentage of applications evaluated through the electronic decisioning process.  These adjustments may result in an increase or a decrease to the percentage of credit applications approved or rejected electronically.  Applications not approved or rejected in the electronic decisioning process are automatically assigned to a credit analyst for further evaluation.  Failure to be approved through the electronic decisioning process does not mean that an application does not meet Ford Credit’s purchasing standards.  Many applications are evaluated and approved by a credit analyst although they were not approved by the electronic decisioning process.  The judgment of the credit analyst is the most important aspect of the process.

On receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit’s purchasing standards.  Each credit application is reviewed separately and the credit analyst makes an individual decision based on the analyst’s assessment of the strengths and weaknesses of the application and may work with the dealer to determine acceptable lease terms for applications that cannot be approved as originally submitted.  The credit analyst may condition approval on the addition of a qualified co-lessee or guarantor or a security deposit or on modifications to the lease terms, such as a higher cash down payment or a less expensive leased vehicle.  For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, Ford Credit may verify the identity, employment and other applicant information before the decision is made.

Each credit analyst is assigned a maximum approval level that is based on the applicant’s total outstanding balances with Ford Credit.  More experienced analysts are assigned higher approval levels.  Managers with higher approval authority review or approve any credit application that exceeds the analyst’s approval level or that contains specific characteristics or that have specific combinations of characteristics identified in Ford Credit’s risk factor guidelines.  Ford Credit’s credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve any credit application or purchase any lease that would not otherwise be approved or purchased through Ford Credit’s decision process.

Credit and purchase decisions are typically communicated to the dealer electronically.  Approvals and rejections made through the electronic decisioning process are communicated in seconds.  For credit applications not electronically approved or rejected, Ford Credit typically makes a decision within 20 minutes of receipt of an application.  Less creditworthy applicants may require additional investigation and take longer before a decision can be made.  Over 95% of Ford Credit’s decisions are made within one hour of receipt of an application.

For approved credit applications, dealers must submit leases, whether completed in a tangible or electronic format, on forms approved by Ford Credit.  After the dealer submits a completed lease, Ford Credit personnel and its origination system confirm that the terms of the lease are consistent with the application approval and check for specific errors apparent in the disclosures made by the dealer.  If the lease is consistent with the approval but contains minor errors, Ford Credit may approve the lease for purchase by the titling company and send a correction notice to the lessee or obtain a signed modification from the lessee.  If the lease is not consistent with the approval or has more significant errors not acceptable to Ford Credit, Ford Credit returns it to the dealer for correction or a new lease.  Each dealer signs an assignment agreement representing that it made all required disclosures and all disclosures made by the dealer are correct.  For disclosures that Ford Credit cannot review because the error would not be apparent in the lease, it relies on the representations made by the dealer in the assignment agreement.  The assignment agreement requires the dealer to apply immediately for a title for the leased vehicle naming the titling company as the owner of the leased vehicle and naming the collateral agent as secured party.  Ford Credit reviews each title received to confirm that a titling company is identified as owner and that the collateral agent’s security interest is noted.

As part of the approval process, Ford Credit establishes a lease factor that, in part, is used to calculate the lessee’s monthly payments.  The lease factor applicable to a particular transaction is based on a combination of Ford Credit’s proprietary risk score and the term of the lease.  If the dealer submits a lease with a lease factor exceeding the maximum allowed by Ford Credit, either the titling company will not purchase the lease or Ford Credit will adjust the lease factor to meet its guidelines.  Ford and Ford Credit may also offer marketing programs where the lease factor is determined primarily on the basis of specific applicant or lease characteristics, including the leased vehicle, rather than exclusively on the risk scores. These programs are generally offered to attract specific types of applicants or to promote sales of particular Ford and Lincoln vehicles.

A titling company pays the dealer a purchase price, or “acquisition cost,” for the lease equal to the adjusted capitalized cost less the acquisition fee, plus the portion of the lease charges that exceed the lease factor established by Ford Credit.  The acquisition fee is currently $645.  The portion of the lease charge earned by the dealer is generally calculated using the difference between the lease factor set by Ford Credit and the lease factor of the lease that is submitted by the dealer.

At the time the lessee completes the lease, the dealer must collect the first month’s lease payment.  Less creditworthy lessees may be required to make security deposits.  In these cases, the dealer collects a refundable security deposit equal to approximately one month’s payment.  The dealer also collects all required license fees, acquisition fees and other fees and taxes to register the vehicle that are not included in the lease.

The lessee agrees to maintain physical damage and liability insurance on the leased vehicle, and the dealer is required to provide Ford Credit with proof of insurance at the beginning of the lease.  The minimum amount of liability insurance required by the lease is generally equal to the minimum state law requirements.  The maximum allowable deductible is $1,000.  The titling company must be named as an additional insured and loss payee on all insurance policies.  Since lessees may choose their own insurers to provide the required coverage, the specific terms of the policies may vary.  Ford Credit generally does not track whether the lessee maintains the required insurance.

Almost all leases purchased by the titling companies are for new Ford and Lincoln vehicles and most are with individuals who lease vehicles for personal use.  The titling companies generally purchase leases with terms of 24, 27, 36 and 39 months, but will purchase leases with other terms.

Ford Credit classifies vehicles into categories.  The car category includes sedans, hatchbacks and coupes.  The light truck category includes vans, minivans and light pickup trucks.  The utility category includes wagons, sport utility vehicles (SUVs) and cross-over utility vehicles (CUVs).  Most of the vehicles have only a gasoline power source; hybrid electric vehicles, plug-in hybrid electric vehicles and battery electric vehicles have an electric power source.

Leases purchased by the titling companies are either completed in tangible, paper form and are physically signed by the lessee or are completed in electronic form and are electronically signed by the lessee.  Ford Credit, as custodian for the collateral agent, maintains possession of the tangible leases in secured areas or facilities with limited access through a third party vendor.  The electronic leases are stored in a specially-designed computer system maintained by a third party vendor that establishes Ford Credit’s control of the electronic leases as the custodian for the collateral agent.

Purchased leases and related documents are electronically imaged.  For electronic leases, a separate image of the original lease is created for servicing purposes.  Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted.  Additional documents obtained during servicing are also added to the imaged file.

Determination of Residual Values.  The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term.  The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment.  The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle.

Ford Credit uses proprietary residual value models and an internal review process to establish residual values.  These residual value models use a number of factors about a vehicle to determine its residual value, including the manufacturer’s suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal auction trends.  Ford Credit regularly reviews and updates its residual value models.  The internal review process considers the accuracy of the current residual value models as vehicles come off lease, any current or planned Ford and Ford Credit marketing programs, market acceptance of vehicles and competitive actions within the vehicle segment.  In a small number of cases, such as limited vehicle models or new vehicle models where there is not sufficient information available, the residual values are set using only the internal review process.  In establishing residual values for leased vehicles, Ford Credit also compares its residual values to historical auction values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, such as Automotive Lease Guide or “ALG.”

Ford Credit sets residual value percentages quarterly for each new Ford and Lincoln vehicle generally for lease terms of 24, 36 and 48 months.  Ford Credit may set residual value percentages for other lease terms to promote the use of the other lease terms to maximize auction values on returned leased vehicles and to more evenly spread out the termination dates of leases in its portfolio.  If Ford Credit has not set residual value percentages for a particular lease term, the dealer must contact Ford Credit to obtain a residual value percentage for that lease term.  Residual value percentages are also determined based on maximum mileage levels ranging from 10,500 to 19,500 miles per year.  Lessees may purchase additional mileage above 19,500 miles per year (subject to a total limit of 100,000 miles), which reduces the contract residual value, but the residual value percentage will not be adjusted.

Ford sponsors marketing programs on particular vehicles in order to lower a lessee’s monthly payment by increasing the contract residual value above the level that would otherwise be established by Ford Credit.  Vehicles that are leased under these marketing programs may be more likely to be returned at the end of the lease term because the price at which the lessee may purchase the vehicle is more likely to exceed the market value of the vehicle at that time.  For this reason, Ford Credit has established guidelines to limit the amount by which the residual value of a vehicle may be increased over the residual value that Ford Credit would otherwise set.

When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s contract residual value and there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s contract residual value.

Commercial Accounts.  Some of the leases purchased by the titling companies are for lessees who are either business entities or individuals who use the leased vehicles for commercial purposes.  Commercial lessees may have multiple leases with the titling companies.  Ford Credit’s origination scoring models for commercial applicants that are business entities include factors relevant to businesses and data available through commercial credit bureaus.  Consumer credit bureaus do not provide data or FICO® scores for business entities.  The origination scoring models for commercial applications that include individuals as the applicant, co-applicant or guarantor use the individual’s FICO® score, but still factor in the commercial use of the leased vehicle and commercial credit bureau data if the commercial applicant is a business entity.  For the majority of commercial applicants that are business entities, the commercial credit bureau data used in Ford Credit’s origination scoring models includes the applicant’s Small Business Credit Share, or SBCS® score, even if there is also a FICO® score because the commercial application included an individual.  SBCS® scores are generated using statistical models created by Experian and measure the likelihood that a commercial applicant will become severely delinquent.  SBCS® scores range from 0 to 100.  Ford Credit currently uses the SBCS® Acquisition Score.

Similar to purchase decisions for personal use applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles are often put to more demanding uses, which may reduce the resale value of the leased vehicle.  For these reasons, Ford Credit’s purchasing standards are often different for commercial applicants, for instance by requiring larger down payments.  Ford Credit does not allow the value of a specialized body added to a base vehicle to customize it for commercial purposes to be included in calculating the vehicle’s residual value.  As a result, the titling companies have few leased vehicles with specialty bodies.

A portion of commercial customers have lines of credit that allow the customer to enter into multiple leases up to the approved amount under pre-established terms subject to some conditions.  Credit decisions for lines of credit are performed annually, except that the highest quality customers may be reviewed up to every two years.  Approval of lines of credit may require guaranties of the leases entered into under the line of credit.

The most significant difference between commercial leases and other leases is that commercial leases may be included in a separate cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against some or all leases and leased vehicles with the same lessee even if payments for some of the leases are current.  Payments or other amounts, such as repossession sale proceeds, received that relate to a specific lease generally are applied first to that lease.  Excess amounts collected for one lease may be applied to other leases with the same lessee to reduce losses.

Portfolio Quality

Ford Credit uses its purchasing standards to manage the overall quality of its lease portfolio.  More senior personnel regularly review the purchase decisions of credit analysts after a lease has been purchased to ensure the purchase decisions are consistent with Ford Credit’s purchasing standards and to monitor and ensure purchase quality.  In addition, a specific auditing group within Ford Credit performs regular audits to review the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality leases, and to provide ongoing training for credit analysts.  These reports are generated at a number of levels including total company, geographic region, business center, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its lease portfolio to evaluate the effectiveness of its credit decisions and purchasing standards.  If external economic factors, credit loss or delinquency experience, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards and procedures, including purchase quality guidelines and risk factor guidelines, in order to change the quality of its portfolio or to achieve other goals and business objectives.

U.S. Servicing Experience

Ford Credit will service the leases and the securitization transaction.  Ford Credit has been the servicer for its public and private lease securitization programs since their inceptions.  None of the asset-backed securities in these programs have experienced any losses or events of default.  There have not been any instances of material noncompliance by Ford Credit with the servicing criteria in these programs.

Ford Credit services all the retail leases it originates, including leases included in securitizations.  Ford Credit uses technologies and has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all leases.  These technologies, practices and procedures are described in “— Servicing and Collections” below.  Servicing personnel do not know if a lease they are servicing has been included in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all leases, track application of payments and maintain relevant information on the lessees and account status.  The systems also capture communications with lessees and allow management to review collection personnel activities.

Ford Credit will be responsible for all servicing functions for the leases and leased vehicles in the reference pool.  As is customary in the servicing industry, Ford Credit engages vendors, including affiliates, to perform some servicing processes.  These processes include processing monthly lockbox payments from lessees, providing telephonic payment systems, reviewing titles of leased vehicles for accuracy, imaging lease documents, storing paper and electronic leases, providing customer communications and notifications and early stage collections support and performing data entry and administrative functions.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to lessee accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged-off accounts.  Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell returned and repossessed leased vehicles at auction.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors follow their own procedures.

As servicer of the securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General.  Ford Credit services the leases from its centralized business centers and specialty servicing centers in the United States.  Ford Credit’s servicing operations are divided into three areas — account services, collections and vehicle liquidations.  The account services area handles the processing of non-collection related customer requests.  The collections area has two main functions — early stage delinquency, which includes account maintenance, and late stage delinquency, which focuses on loss prevention.  The vehicle liquidations area manages the disposal of repossessed vehicles and returned vehicles under terminated leases.  Ford Credit has a specialty service center for charged-off accounts.  Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support.  Ford Credit uses specialty teams in its servicing operations for some functions such as total loss insurance claims, vehicle skip tracing, multiple account customers, accounts with bankrupt customers and repossession reinstatements.  One or more of these functions may be located in a single center.

Ford Credit encourages lessees to make payments electronically, including through direct debit or telephonic or online payment systems.  Lessees may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts.  Lessees who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.  Most banks convert checks into ACH items, which speeds up processing time.

Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to a lessee’s account on the day payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

Most of the leases are paid without any additional servicing or collection efforts.  Ford Credit uses behavior scoring models to assess the probability of payment default for each lease and implements collection efforts based on its determination of the credit risk associated with each lessee on the payment due date.  The behavior scoring models assess a number of variables including origination characteristics, customer account history, payment patterns, expected loss or severity and periodically updated credit bureau information.  Based on data from the behavior scoring models, leases are grouped by risk category for collection.  These categories determine how soon a lessee will be contacted after a payment becomes delinquent, how often the lessee will be contacted during the delinquency and how long the account will remain in early stage collections before it is transferred to late stage collections where a more experienced customer service representative follows the account until the delinquency is resolved.

Ford Credit develops new behavior scoring models on a regular cycle plan and regularly reviews the models to confirm the continued business significance and statistical predictability of the variables.  Ford Credit may make adjustments to improve the performance of the behavior scoring models between development cycles by uniformly changing the overall scores or modifying the weighting of select variables.

Ford Credit will attempt to contact a lessee with a delinquent account to determine the reason for the delinquency and identify the lessee’s plans to resolve the delinquency.  Most delinquent accounts are resolved because the lessee makes the past due payment.  In limited cases, Ford Credit may offer a payment extension to allow a lessee to continue to make the normal monthly payments or the lessee may request and process a payment extension online.  A payment extension defers one or more past due payments and moves the current scheduled lease end date by the number of months extended.  The mileage allowance and contract residual value, however, are not changed.  Payment extensions are typically granted for one month and are limited to a maximum of six months over the term of the lease.  Following a payment extension, the account generally is no longer considered delinquent.  Ford Credit’s guidelines for offering a payment extension generally require that the lessee’s payment problem is temporary, the lessee has an income source for making the next payment and the lessee has made at least one payment since lease inception and at least six payments between payment extensions.  Payment extensions are reviewed regularly by servicing managers.  When allowed by state law, Ford Credit usually collects a fee on payment extensions equal to 30% of the base monthly payment for each month the lease is extended.

From time to time, Ford Credit may offer promotional extensions to lessees whose leases meet the eligibility criteria established by Ford Credit, including limits on delinquency.  For example, an extension of up to three months may be offered to lessees who live in an area affected by a natural disaster.

A lessee may also request a term extension.  As a result of a term extension, the current scheduled lease end date is extended and the mileage allowance and leased vehicle’s residual value are changed.  During a term extension, the lessee makes additional monthly payments.  A term extension is typically approved if the lessee is awaiting delivery of a new Ford or Lincoln vehicle or the lessee has other special circumstances.  If the lessee does not return or purchase the leased vehicle by the 10th day after the lease’s current scheduled lease end date, the lessee may receive a one-month term extension.  Most term extensions are for one or two months and term and payment extensions in total may not exceed twelve months.  To be eligible for a term extension, the lessee cannot be in default.  If a term extension is granted, the lessee may return the vehicle at any time during the extension period without responsibility for the remaining extended term.

A lessee may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the day on which the lessee gets paid changes.  A due date change is not allowed for accounts more than 30 days delinquent.

Occasionally, a new lessee may assume the obligations under a lease with the original lessee either still liable or released from the terms of the lease.  In rare instances, substitution of the leased vehicle is permitted.

Ford Credit’s collection operations are supported by workforce scheduling software, call monitoring software, auto dialing technology, collection systems and workflow operating systems.  Ford Credit uses periodic management reports on delinquencies, extensions and other measurements and operating audits to maintain control over the use of collection actions.

Ford Credit’s servicing policies and procedures may change over time.  Ford Credit regularly tests new servicing procedures on controlled portions of its leases to develop and refine its servicing procedures.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.

Vehicle Maintenance; Excess Mileage and Excess Wear and Use.  The lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle during the term of the lease.  The lessee is also responsible if the vehicle is lost, stolen or seized by a government agency.

If the lessee returns the leased vehicle, the lessee is required to pay for any excess mileage and the estimated cost to repair any excess wear and use.  Excess mileage is a charge for each mile the vehicle has been driven in excess of the mileage limit in the lease.  Excess wear and use generally includes missing or inoperative equipment, parts or accessories or damage to the leased vehicle’s body, interior, lights, trim or paint.  If the lessee does not pay any excess mileage or excess wear and use charges when the vehicle is returned, Ford Credit will continue efforts to collect these amounts.  From time to time, Ford Credit may offer marketing programs to pay a limited portion of these amounts on behalf of a returning lessee who leases or buys a new vehicle and finances it through Ford Credit.

If the lessee buys an excess wear and use waiver contract at the beginning of the lease, the lessee will be released from the obligation to pay excess wear and use charges up to a stated amount, generally $4,000, but the amount may be up to $7,500 for luxury vehicles.  Ford Credit has an insurance policy under which it collects amounts that lessees are released from paying under these excess wear and use waiver contracts.

In a small number of leases, the lessee purchases prepaid mileage at the beginning of the lease.  In this case, if the lessee returns the leased vehicle, Ford Credit will refund to the lessee the cost of any unused prepaid miles.

Lease End Communication.  About four to five months prior to the current scheduled lease end date of a lease, Ford Credit will notify the lessee of the current scheduled lease end date, the lessee’s options and obligations at lease end, the vehicle inspection process and information about new Ford and Lincoln vehicles.  The dealer through which the lessee obtained the lease and/or Ford Credit may also contact the lessee near the current scheduled lease end date to determine whether the lessee intends to purchase the leased vehicle or to return the leased vehicle and to answer any lessee questions.

Because all of the leases are closed end leases, the titling company, not the lessee, assumes the residual risk on the leased vehicle.  The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease which equals the contract residual value plus a fee of up to $500 and all other amounts owed under the lease.  If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s current scheduled lease end date.

If the lessee does not return or purchase the vehicle by the 10th day after the lease’s current scheduled lease end date, the lessee may be responsible for additional monthly payments until the leased vehicle is returned, repossessed or purchased.

Vehicle Inspection.  If the lessee returns the leased vehicle, the vehicle is inspected to determine its condition.  An inspection may occur up to 45 days prior to the current scheduled lease end date and is usually conducted by a third party inspection company.  At the time of the inspection the lessee is typically provided a vehicle condition report that states the amount the lessee must pay for excess wear and use on the leased vehicle.  If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned.

Vehicle Disposal.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of returned vehicles and seeks to maximize net sale proceeds, which equal gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicles.  Ford Credit sells returned leased vehicles through two primary channels, over the internet directly to dealers and through physical auctions.  On average, returned leased vehicles are sold within 25 to 35 days of return.

Ford Credit uses a proprietary vehicle pricing model to establish an expected price for each vehicle based on recent prices of similar vehicles at physical auctions and taking into account options included on the vehicle, mileage, and any excess wear and use.  In a small number of cases, such as limited vehicle models or new vehicle models where there is not sufficient auction sale information available, prices are set using a manual pricing process with input from an experienced pricing analyst.  After the price is established, Ford Credit generally offers returned vehicles for sale first using an online remarketing application called Accelerate through which eligible dealers may purchase returned vehicles over the internet before they are shipped to auction.  Ford Credit may decide to ship vehicles more quickly to auction for a variety of reasons including insufficient space on dealer lots, which can be impacted by weather and the volume of returned vehicles.  In general, returned vehicles are sold through Accelerate within seven business days of their return.  By selling returned vehicles through Accelerate, the titling company receives a price similar to that expected at auction, without incurring transportation, reconditioning and auction expenses or waiting for the next scheduled physical auction.  If a vehicle is sold on Accelerate, Ford Credit collects the proceeds electronically.

Vehicles not sold on Accelerate are shipped to a Ford-sponsored auction in the United States.  Vehicles are typically shipped to the closest auction site, but Ford’s vehicle remarketing group uses a proprietary model to determine whether to ship the vehicle to another region to maximize net sale proceeds.  At each auction site, each vehicle is inspected by trained auction personnel.  As part of the inspection, the auction personnel provide an assessment of the condition of the vehicle and make recommendations for any repairs to improve the condition in order to maximize auction value.  The Ford vehicle remarketing area manager decides whether to make the repairs and oversees all vehicle repairs and reconditioning.  Most of the vehicles, including the ones in the best condition, are offered first in Ford-sponsored auctions open only to Ford dealers and may subsequently be offered in auctions open to all dealers.  The remarketing area manager may declare a ‘no sale’ for any vehicle because the bid amount did not match the minimum amount expected for a vehicle.  These vehicles are auctioned at a later date to maximize net sale proceeds.  The Ford-sponsored auctions also offer vehicles through an online remarketing process in between physical auctions and offer a real-time webcast of all physical auctions that allow internet bidders to participate.  After a vehicle is sold at auction, Ford Credit collects the net sale proceeds electronically.

Early Termination by Lessee.  A lessee may terminate a lease prior to making the originally scheduled number of payments.  If the lessee terminates the lease early, the lessee may either return or purchase the leased vehicle.

If the lessee returns the vehicle early, the lessee must pay all amounts owed under the lease, including any remaining monthly payments, plus any charges for excess mileage and excess wear and use.  Alternatively, the lessee may pay the amount by which the unpaid balance on the lease (including any remaining monthly payments and the contract residual value of the leased vehicle) exceeds the wholesale value of the vehicle, plus any applicable early termination fee.  At the lessee’s option, the vehicle’s wholesale value is determined by negotiation between the dealer and the lessee, by appraisal or by selling the vehicle at wholesale.  If the dealer negotiates a price with the lessee, the dealer must purchase the vehicle for the unpaid balance on the lease.

Ford Credit may offer programs that allow the estate of a deceased lessee to terminate the lease early by returning the vehicle without requiring additional payments.

Early Termination Program.  In order to encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, Ford may from time to time allow selected lessees to terminate their leases early without making a specified number of remaining monthly payments.  These programs are generally offered to lessees based on the vehicle model they lease and the period during which their lease is scheduled to terminate.  To be eligible to participate, a lessee must lease or buy a new Ford or Lincoln vehicle and finance it through Ford Credit.  If a lessee accepts the offer, the dealer must pay Ford Credit the total of the monthly payments that are waived under the program.  The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges.  Ford reimburses the dealer for the dealer payment.  A dealer is under no obligation to participate in the program.

Repossession and Charge Off.  Ford Credit makes reasonable efforts to collect on delinquent leases and to keep leases current.  Repossession is considered only after other collection efforts have failed.  While some lessees voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually occurs by an independent contractor taking possession of the leased vehicle.  On average, Ford Credit repossesses the vehicle when the account is between 55 and 70 days delinquent, but may repossess earlier or later depending on the risk of the account or other circumstances.  Following repossession, the lessee may reinstate its lease in some states under a mandatory reinstatement right before the vehicle is sold.  In order to minimize credit losses, Ford Credit may allow lessees to reinstate their leases even in states where the reinstatement right does not apply.

The vast majority of repossessed vehicles are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the lease.  As with returned vehicles, Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds.  On average, vehicles are sold at auction within 30 to 40 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the lessee.  In a limited number of cases, a lessee or a leased vehicle cannot be located after skip tracing and the lease is charged off as a skip account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged-off accounts.  Collection activities generally are continued until the lease is paid or settled in full, the lease is determined to be uncollectable due to bankruptcy of the lessee or for other reasons or the applicable statute of limitations expires.  Ford Credit may sell charged-off leases as a final effort to realize value.

Ford Credit may relinquish ownership of the leased vehicle and release the title to an insurer to receive proceeds from insurance covering the vehicle or following repossession of the vehicle, discounted settlement of the lease or abandonment of its rights in the leased vehicle, in each case according to its policies and procedures.

Total Loss – Deficiency Waiver.  An account is considered a total loss when the vehicle has been damaged beyond repair or stolen.  When a lessee maintains proper insurance, Ford Credit waives the lessee’s responsibility for any deficiency between the amount remaining due on the lease and the insurance settlement.  A lessee is only responsible for the insurance deductible, any past-due monthly payments, prior unrepaired damage, plus any other amount due prior to the date of loss.  If the lessee does not maintain proper insurance or the claim is denied, the deficiency will not be waived and the lessee will be responsible for all amounts due.

Bankruptcy Accounts.  When Ford Credit is notified that a lessee has filed for bankruptcy, the account is moved to its specialty team for accounts with bankrupt lessees.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, generally prohibit Ford Credit from taking any collection action against the lessee or the leased vehicle without court approval.  In both Chapter 7 and Chapter 13 bankruptcies, most lessees must assume their obligations under the lease in order to retain the leased vehicle.  If a lease is assumed in a Chapter 7 bankruptcy, the lessee is bound by the lease after completion of the Chapter 7 bankruptcy and the lease is returned to normal servicing.  If a lease is assumed as part of a Chapter 13 bankruptcy, the lessee and the leased vehicle remain subject to bankruptcy protection for the length of the plan.  The typical plan of reorganization in a Chapter 13 bankruptcy lasts from three to five years.  The payments required on an assumed lease will be the same as the original lease payments.  No modifications of a lease are permitted.  In some Chapter 13 cases, a debtor may be given a period of time in which to cure pre-bankruptcy payment defaults, typically six to twelve months.  A debtor who assumes a lease as part of a Chapter 13 bankruptcy may be held responsible for excess wear and use charges or any deficiency balance on the lease.

Like-Kind Exchange Program

Ford Credit and the titling companies engage in a like-kind exchange program, or “LKE program,” for the lease portfolio.  The LKE program is designed to permit Ford Credit to defer recognition of taxable gain on the sale of a returned or repossessed leased vehicle.  The documents governing the LKE program require the net sale proceeds to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to Ford Credit, as servicer.  The qualified intermediary uses the net sale proceeds to purchase additional leased vehicles on behalf of the titling companies.  Under the credit and security agreement, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately prior to sale, if Ford Credit, as servicer, deposits an amount equal to the net proceeds in the collection account under the servicing agreement.  The LKE program is therefore not anticipated to have any impact on the amount and timing of any payment of net sale proceeds to be received by the holder of any exchange note.  The LKE program will terminate on the occurrence of any servicer termination event.

DEPOSITOR

Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company created in October 2006.  Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing exchange notes from Ford Credit and selling exchange notes to trusts for securitization transactions.

The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the exchange note and other trust assets.

The depositor will pay the administrator’s annual fees and indemnify the underwriters against some civil liabilities as described in this prospectus in “Plan of Distribution.”  If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.

Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.  The depositor may also retain all or a portion of any class of notes issued by a trust.

ISSUING ENTITY

The depositor will create a separate issuing entity for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The purposes of the trust will be to:

•     acquire and hold the exchange note and other trust assets,

•     issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•     make payments on the notes,

•     issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•     engage in other related activities to accomplish these purposes.

The trust may not engage in any other activities and may not invest in any other securities or make loans to any persons.

The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest in the trust (a) certifies that the amendment will not have a material adverse effect on the notes and (b) delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust or any titling company to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.  The trust agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately, except that the Class A notes will vote together as a single class).

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.  These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of Events of Default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to perform its duties and obligations under the credit and security agreement and the servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The depositor will pay the administrator an annual administration fee.

The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee and, in some circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

OWNER TRUSTEE

The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee’s main duties will be:

•     creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•     maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•     executing documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to begin, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any other indemnities due to the owner trustee, to the extent the amounts have not been paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the owner trustee on each payment date, along with similar amounts owed to the indenture trustee and expenses incurred by the trust under the transaction documents, up to the limit stated in the prospectus supplement before the trust makes any other payments.  The trust will pay the owner trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account are made.  Following an Event of Default, however, all owner trustee fees, expenses and indemnities due will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or specific rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not paid by the trust, the depositor will pay the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate when:

•     the trust has paid all the notes in full and all other amounts payable by it under the transaction documents, or

•     the exchange note has been redeemed after the last lease in the reference pool has been paid in full, settled, sold or charged off, the last related leased vehicle has been sold and all collections have been applied.

On termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

INDENTURE TRUSTEE

The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee’s main duties will be:

•     holding the security interest in the exchange note and other trust assets on behalf of the noteholders,

•     administering the transaction bank accounts,

•     enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•     acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•     acting as note paying agent to make payments from the transaction bank accounts to the noteholders and others, and

•     notifying the noteholders of an Event of Default.

Except in limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, begin proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, begin foreclosure proceedings and, in some circumstances, sell the exchange note.

The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the indenture trustee.  Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any interest rate hedge counterparties.

For a description of the rights and duties of the indenture trustee after an Event of Default and on acceleration of the notes, you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

The indenture trustee must mail an annual report to the noteholders if events stated in the Trust Indenture Act have occurred during the prior calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest described in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, spend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable payment, indemnity or other protections satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors of judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent the amounts are not otherwise paid or reimbursed by the depositor or administrator.  The trust will pay these amounts to the indenture trustee on each payment date, along with similar amounts owed to the owner trustee and expenses incurred by the trust under the transaction documents, up to the limit stated in the prospectus supplement before the trust makes any other payments.  The trust will pay the indenture trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made.  Following an Event of Default, however, all indenture trustee fees, expenses and indemnities due will be paid first.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the exchange note.

The indenture trustee may resign at any time by notifying the trust.  The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or specific rating conditions.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not otherwise paid by the trust, the depositor will pay the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

TITLING COMPANIES

The “titling companies,” CAB East LLC and CAB West LLC, each a Delaware limited liability company, were created by Ford Credit for the limited purpose of purchasing leases and the related leased vehicles from dealers.  Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC.  CAB West Holdings, LLC is the sole member of CAB West LLC.  The limited liability company agreement of each titling company contains substantial restrictions on the activities of the titling company that are similar to those applicable to other “bankruptcy-remote” special purpose entities.  These restrictions include limitations on activities, incurrence of indebtedness and affiliated transactions.  Each titling company’s purposes and powers are limited to owning the leases and leased vehicles, issuing certificates or notes, borrowing on a revolving basis or otherwise from Ford Credit to finance the purchase of leases and leased vehicles and engaging in other activities related to owning the leased vehicles.

Under the credit and security agreement, the titling companies will repay amounts advanced to them by Ford Credit on a joint and several basis and may at any time, at the request of Ford Credit, exchange all or a portion of amounts outstanding under the revolving credit facility to one or more term notes which will be evidenced by an exchange note.  The titling companies will be responsible for making payments on the exchange note under the credit and security agreement.  The titling companies have appointed the collateral agent to hold the security interest in the leases and leased vehicles according to the credit and security agreement.

COLLATERAL AGENT

HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement.  U.S. Bank National Association is the sole member of HTD.  HTD’s limited liability company agreement contains substantial restrictions on its activities.  HTD’s purposes and powers are limited to holding the security interest granted to it, as collateral agent, for the benefit of Ford Credit, as lender, and the holders of the exchange notes and some related activities.  Neither HTD nor U.S. Bank National Association receives title to or possession of any leases or leased vehicles.  HTD is not permitted to incur indebtedness, issue securities or other interests (other than the membership interest held by U.S. Bank National Association) or hold substantial assets.

The titling companies have agreed to pay HTD a fee for its services and to indemnify HTD for all liabilities and damages arising out of HTD’s performance of its duties unless caused by HTD’s willful misconduct, bad faith or negligence.

ADMINISTRATIVE AGENT

U.S. Bank is the administrative agent under the credit and security agreement.  The administrative agent is responsible for performing, on behalf of the collateral agent, administrative tasks under the credit and security agreement.  These tasks include (1) causing certificates of title for the leased vehicles to reflect the lien of the collateral agent and (2) causing those liens to be released and removed from the certificates of title on termination of the related leases and disposition of the leased vehicles, which duties may be performed by Ford Credit in its capacity as collateral agent administrator.  The collateral agent has granted a power of attorney to the administrative agent in order to allow the administrative agent to perform these functions.

Under the credit and security agreement, Ford Credit, as lender, may remove U.S. Bank as the administrative agent, with or without cause, and designate a successor administrative agent.  Any successor administrative agent or its parent entity must have a combined capital and surplus of at least $50 million, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and may not be Ford Credit or an affiliate of Ford Credit.

If U.S. Bank is removed or resigns, and a successor is designated, U.S. Bank will be required to transfer to the successor, and the successor will be required to acquire, the entire membership interest in HTD and all rights under HTD’s limited liability company agreement.  Ford Credit and its affiliates may not be a successor administrative agent and may not acquire HTD or any rights under HTD’s limited liability company agreement.

REFERENCE POOL

Trust Assets

The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit under the credit and security agreement.  The exchange note will be backed by a “reference pool” of car, light truck and utility vehicle leases and leased vehicles purchased by the titling companies from dealers.  On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit, Ford Credit will sell the exchange note and other related assets to the depositor, and the depositor will sell the exchange note and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any interest rate hedge counterparties.

The trust assets will be:

•    the exchange note,

•     funds and investments in bank accounts of the trust,

•     rights to funds from the reallocation of ineligible leases and other leases and leased vehicles from the reference pool,

•     rights for servicer advances, and

•     rights under the transaction documents, including rights to any credit or payment enhancements described in the prospectus supplement, and

•     all proceeds of the above.

Additional Information About the Reference Pool

The prospectus supplement will contain additional information about the leases in the reference pool, including:

•     the total securitization value and the residual portion of the securitization value,

•     the aggregate base residual value,

•     the weighted average original and remaining terms, and

•     the geographic distribution, credit score distribution, make, model and vehicle type distribution and other composition characteristics for the reference pool.

For a detailed description of how the securitization value of a lease is calculated, you should read the definition of securitization value in the “Glossary of Terms” in the prospectus supplement.

Vintage Originations Information

Ford Credit will provide information about leases that it originated in prior periods in an annex to the prospectus supplement.

Static Pool Information — Prior Securitized Pools

Ford Credit will provide static pool information about some of its prior comparable securitized pools of leases in an annex to the prospectus supplement.

SERVICING THE REFERENCE POOL AND THE SECURITIZATION TRANSACTION

Servicing Duties

Under the servicing agreement and the servicing supplement to the servicing agreement for the reference pool, or the “servicing supplement,” the servicer’s main duties will be:

•     collecting and applying all payments made on the leases in the reference pool,

•     processing returns of leased vehicles in the reference pool and then selling returned leased vehicles,

•     investigating delinquencies,

•     sending invoices and responding to inquiries of lessees,

•     paying taxes related to payments on leases or to the leased vehicles in the reference pool,

•     processing requests for extensions and modifications,

•     administering payoffs, defaults and delinquencies,

•     repossessing and then selling leased vehicles,

•     maintaining accurate and complete accounts and computer systems for the servicing of the leases in the reference pool,

•     furnishing monthly investor reports and instructions to the indenture trustee, and

•     providing the custodian with updated records for the lease files.

Servicing Fees

The servicer will earn a servicing fee each month for servicing of the reference pool equal to 1/12 of 1% of the total securitization value as of the first day of the month, unless another percentage is stated in the prospectus supplement.  In addition, the servicer will retain any late fees and other administrative fees received from lessees and will receive investment earnings on funds in the transaction bank accounts.  If stated in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged-off leases.  The servicer will be entitled to reimbursement for (i) fees, fines or other amounts paid by the servicer on behalf of a lessee, (ii) amounts spent by the servicer and charged to the account of the lessee, (iii) amounts paid to third parties for repossession and disposition of leased vehicles, (iv) amounts required to be refunded to a lessee and (v) external costs of collection activities on charged-off leases.  The servicer may net these fees and expenses from collections deposited to the collection account.

Obligations to Reallocate Leases and Leased Vehicles

The servicer will follow its policies and procedures in servicing the leases and processing returned leased vehicles in the reference pool.  As part of its normal collection efforts, the servicer may waive or modify the terms of any lease, including granting payment extensions and rebates and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees.  The servicer will reallocate any lease and related leased vehicle from the reference pool if it (a) changes the amount of the base monthly payment owed by the lessee or (b) grants a payment or term extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust.  However, the servicer will not be required to reallocate any modified lease and related leased vehicle from the reference pool if the action was required by law or court order, including by a bankruptcy court.  The servicer will reallocate a modified lease and the related leased vehicle from the reference pool on or before the payment date following the month during which the modification occurs.

For more information about the servicer’s policies and procedures for servicing the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections” in this prospectus.

The servicer must maintain perfection of the collateral agent’s security interest in each lease and leased vehicle in the reference pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until immediately prior to the time the leased vehicle is sold.  For a charged-off lease, the servicer may release the security interest in a sale of charged-off leases and as permitted by the servicer’s policies and procedures.  If the servicer fails to maintain perfection of the collateral agent’s security interests in a lease and leased vehicle or otherwise impairs the rights of the collateral agent in the lease and leased vehicle (other than according to its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month in which a responsible person obtained actual knowledge, or was notified, of the impairment, the servicer must reallocate the lease and leased vehicle from the reference pool.

For more information about the servicer’s policies and procedures for releasing the security interest in the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections — Repossession and Charge Off” in this prospectus.

The servicer must deposit in the collection account for each reallocation an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Transaction Bank Accounts

For each trust, the servicer will establish a collection account and will deposit all collections on the reference pool and amounts relating to the reallocation of leases and leased vehicles from the reference pool by the servicer in the collection account.  The servicer may also establish additional bank accounts, including a reserve account or accounts from which payments to the noteholders will be made.  All transaction bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which the collections are to be distributed.  Funds in a reserve account will be invested in these highly rated short-term investments.  Investment earnings on funds in the transaction bank accounts will be paid to the servicer each month.  The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default.  The trust may invest the funds in the transaction bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.

The servicer will have no access to the funds in the transaction bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the trust, as holder of the exchange note, payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Advances

If there is a shortfall in the base monthly payment on a lease in the reference pool, after applying any payments made in advance by the related lessee, the servicer generally will advance an amount equal to the shortfall by depositing that amount in the collection account.  The servicer is only required to make an advance to cover base monthly payment shortfalls to the extent that the servicer determines that the advance will be recoverable from collections on the lease.  Any advance must be made no later than the payment date immediately following the month for which the base monthly payment was due.  The servicer will be reimbursed for outstanding advances on a lease from collections and recoveries on that lease or from collections on other leases.

Deposit of Collections

On or before each payment date, the servicer will deposit all collections on the leases and leased vehicles in the reference pool for the prior month in the collection account.  In general, Ford Credit will deposit collections in the collection account within two business days of applying them to the lessees’ accounts.  If Ford Credit’s short-term unsecured debt is rated equal to or higher than “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by S&P, as applicable, for each rating agency hired to rate the notes, and if no Servicer Termination Event has occurred, Ford Credit may deposit these amounts in the collection account on the business day before each payment date.  Until deposited in the collection account, these amounts may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit these amounts in the collection account each month net of the servicing fee and advance reimbursement amounts payable to the servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.

Reporting Obligations of Servicer

Monthly Investor Report.  The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the reference pool, as described in the prospectus supplement.

Annual Compliance Reports.  The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the titling companies and will maintain a lease file for each lease in the reference pool.  A lease file will include originals or copies of the lease, credit application, certificate of title and other documents relating to the lease, the leased vehicle and the lessee.  Each lease file will be maintained separately, but will not be segregated from other similar lease files or stamped or marked to reflect the pledge to the collateral agent while Ford Credit is servicing the leases.

Delegation of Duties

While Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or affiliates of Ford.  The servicer or custodian may perform any of its duties through subcontractors.  No delegation or subcontracting will relieve Ford Credit of responsibility for its duties and Ford Credit will remain responsible for its duties.  Ford Credit will be responsible for paying the fees of any contractors it employs.

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties.  The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it any expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its duties as servicer.

Amendments to the Servicing Agreement and the Servicing Supplement

The owner trustee and the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, must consent to any amendment to the servicing agreement or the servicing supplement that would adversely affect the rights or obligations of the noteholders.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer for the trust that will issue the notes unless it is no longer permitted to perform its duties under law.  If the servicer resigns, it will continue to perform its duties as servicer until the later of (1) the date 45 days from the delivery of notice of its resignation and (2) the date on which the servicer is legally unable to act as servicer.

Each of the following events will be a “Servicer Termination Event” under the servicing agreement:

•     failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the administrative agent or a responsible person of the servicer learns of the failure, unless:

—     the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the lender, the administrative agent, the trust, the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to correct it, or

—     the failure relates to an amount no greater than 0.05% of the outstanding amount of the exchange note and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of the failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

•     failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the administrative agent or the related exchange noteholder and continues for 90 days after it receives notice of the failure from the administrative agent or the owner trustee,

•     bankruptcy of the servicer, and

•     any other event described in the prospectus supplement.

If a Servicer Termination Event has occurred as a result of a bankruptcy of the servicer, the holders of a majority of the note balance of all exchange notes (voting as a single class) may terminate the servicer for all reference pools and the revolving credit facility.  Exchange notes owned by the servicer or any of its affiliates that do not serve as security for a securitization will not be included for purposes of this vote.  If the holders of a majority of the note balance of all exchange notes decide not to terminate the servicer as servicer for all reference pools and the revolving credit facility, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer for the reference pool for the related transaction.

If a Servicer Termination Event has occurred for any other reason and has not been corrected, the indenture trustee or the holders of a majority of the note balance of the Controlling Class, may terminate the servicer for the related reference pool.  If a successor servicer is not appointed by the date indicated in the notice of termination, the administrative agent will appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of car, truck and utility vehicle leases and the related leased vehicles.

If a bankruptcy trustee or similar official is appointed for the servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the administrative agent, the indenture trustee or the noteholders from replacing the servicer.

The servicer will agree to cooperate to effect an orderly servicing transfer and make available its records on payments on the leases and the lease files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the exchange note from Ford Credit and for any other purpose described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of each note is uncertain because it generally will be determined by the rate at which principal payments on the exchange note are made, which will be determined based on the rate at which the leases in the reference pool are paid and the rate at which returned or repossessed leased vehicles in the reference pool are sold.  “Prepayments” on the leases will occur in the following circumstances:

•     Prepayments — proceeds may be received upon the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying all amounts due under their leases,

•     Defaults — proceeds may be received upon the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease,

•     Early termination programs — proceeds may be received upon the sale of leased vehicles returned by lessees participating in early termination programs sponsored by Ford,

•     Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles,

•     Reallocation of leases — Ford Credit may be required to reallocate from the reference pool ineligible and other leases and leased vehicles, and

•     Exchange note acceleration — proceeds may be received upon the liquidation of all or a portion of the reference pool following a facility default or an exchange note default under the credit and security agreement or the exchange note supplement.

In Ford Credit’s experience, prepayments on lease contracts occur primarily when lessees decide to purchase or lease new cars, trucks and utility vehicles, lessees participate in Ford-sponsored early termination programs, defaulted contracts are liquidated or insurance proceeds are received after a leased vehicle is determined to be a total loss.  Unlike some other asset classes, such as residential mortgage loans, leases for cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.

Any reinvestment risk resulting from a faster or slower rate of prepayment of leases will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in this prospectus.

DESCRIPTION OF THE EXCHANGE NOTES

Ford Credit finances the titling companies’ purchase of leases and leased vehicles under the credit and security agreement as described under “Sponsor and Servicer — Use of Titling Companies; Financing Purchases of Leases by Titling Companies” in this prospectus.  At any time, Ford Credit may request that the titling companies exchange all or a portion of the amount outstanding under the credit and security agreement to one or more term notes evidenced by an “exchange note” and that a portion of the leases and leased vehicles that are subject to the credit and security agreement be allocated to that exchange note.  No exchange note issued for any securitization transaction in which the notes will be issued will represent an ownership or beneficial interest in the leases and leased vehicles in the “reference pool” allocated to such exchange note.

On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”

The prospectus supplement will contain additional information about the exchange note, including:

•     the determination of collections on the reference pool,

•     the priority of payments under the exchange note supplement, and

•     how principal and interest on the exchange note are calculated and paid.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the holders of the notes.  The exchange note is secured by a security interest in all of the leases and leased vehicles owned by the titling companies and financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  Under the credit and security agreement and in connection with the LKE program, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately prior to sale, provided that Ford Credit, as servicer, deposits an amount equal to those proceeds in the collection account under the servicing agreement.  However, the trust will agree that it will have recourse solely to the reference pool, the reserve account and, to the extent available, shared amounts allocated to the exchange note from other reference pools.  The trust will also agree that any claim it may have against the assets of the titling companies other than the reference pool allocated to the exchange note held by the trust will be subordinate to the payment in full of the claims of Ford Credit, as the lender under the credit and security agreement, the holders, if any, of all other exchange notes and all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling companies, and all related hedging arrangements.  However, the trust will be able to accelerate the maturity of the exchange note on default and then bring suit and obtain a judgment against either of the titling companies on the exchange note.

The trust will also agree that, prior to the date which is one year and one day after payment in full of all obligations under the credit and security agreement, including all exchange notes, it will not begin or join in bankruptcy proceedings against the titling companies.

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.

For a detailed description of the exchange note, you should read “Description of the Exchange Note” in the prospectus supplement.

Amendments to the Credit and Security Agreement and the Exchange Note Supplement

The exchange note supplement may be amended without the consent of the noteholders or of the trust, as holder of the exchange note, and the credit and security agreement may be amended without the consent of any noteholder or any holder of an exchange note, including the trust as holder of the exchange note, to:

•     further protect the collateral agent’s interest in the leases and leased vehicles or the indenture trustee’s interest in the exchange note or other trust property,

•     add any covenants for the benefit of the secured parties,

•     transfer or pledge any property to the collateral agent,

•     cure any ambiguity in or to correct or supplement any provision in the exchange note supplement or the credit and security agreement,

•     evidence the acceptance of the appointment under the credit and security agreement of a successor administrative agent or successor collateral agent, or

•     make any amendment to the exchange note supplement or the credit and security agreement that does not materially adversely affect the interests of any exchange noteholder (other than exchange noteholders who have consented to the amendment).

The credit and security agreement may also be amended in any other way with the consent of each exchange noteholder.

The exchange note supplement may also be amended in any other way with the consent of the trust, as directed by the holders of a majority of the note balance of the Controlling Class.

Facility Defaults and Exchange Note Defaults; Rights on Default

Each of the following events will be a “facility default” under the credit and security agreement:

•     bankruptcy or dissolution of any of the titling companies, and

•     bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment.

If a facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.

Each of the following events will be an “exchange note default:”

•     failure to pay interest due on the exchange note within five business days after the due date,

•     failure to pay the principal amount of the exchange note in full by its final scheduled payment date,

•     failure by the titling companies to observe or perform any covenant or agreement made in the credit and security agreement or the exchange note supplement, which failure materially and adversely affects the rights of the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies, and

•     any representation of the titling companies made in the credit and security agreement or the exchange note supplement was untrue when made which materially and adversely affects the trust, as holder of the exchange note, and is not corrected for a period of 60 days after notice was given to the titling companies.

If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may accelerate the exchange note and declare the exchange note to be immediately due and payable.  Under some circumstances, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may rescind this declaration.

If a facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment and (2) direct the collateral agent to (a) begin foreclosure proceedings on the leases and leased vehicles in the reference pool and/or (b) exercise any other remedies of a secured party.  If all or a portion of the reference pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.

DESCRIPTION OF THE NOTES

The following summary describes some terms of the notes and the indenture.  The trust will issue one or more classes of notes under to the indenture between the trust and the indenture trustee identified in the prospectus supplement.  A form of the indenture is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Fixed and Floating Rate Notes

Each class of fixed rate notes will bear interest at the interest rate stated in the prospectus supplement.  Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may state a different day count basis.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread stated in the prospectus supplement.  The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes.  The calculation agent will determine LIBOR for each interest period on the second London business day prior to the interest period but the prospectus supplement may identify a different LIBOR determination date.  All determinations of LIBOR by the calculation agent, in the absence of obvious error, will be conclusive for all purposes and binding on the noteholders.  Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may identify a different day count basis.

If the trust issues floating rate notes, it may provide additional enhancement or enter into interest rate hedges, caps and/or floors with counterparties to hedge the potential mismatch between the level monthly payments on the leases and the floating interest rates on the floating rate notes.  The material terms of the additional enhancement or hedging arrangements and information about the interest rate hedge counterparties will be described in the prospectus supplement.

Principal and Interest Payments on the Notes

Payments on the notes on any payment date will be made from amounts paid to the trust on the exchange note on that payment date.

Each class of notes will have a stated principal amount and will bear interest at the interest rate stated in the prospectus supplement.  The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement.  Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes.  Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.

Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class.  One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call to purchase the exchange note.

The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the prior month).

Credit and Payment Enhancement

Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and payment enhancements may not protect against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes.  If losses on the leases and leased vehicles in a reference pool exceed the credit enhancement available, the noteholders will bear their share of the loss, starting with the noteholders of the most junior class of notes outstanding.  The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.

“Credit enhancements” may include:

•    A reserve account available to cover the servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes if collections on the reference pool and shared amounts were insufficient.  Any amounts remaining in the reserve account after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

•     “Overcollateralization,” which is the amount by which the total securitization value exceeds the principal amount of the notes.

•     “Excess spread” for the exchange note for any payment date will be the amount by which the collections on the reference pool during the prior month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account.  “Excess spread” for the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee, senior amounts owing to any interest rate hedge counterparty and interest due on the notes.  The amount of excess spread will depend on factors such as the interest rates on the exchange note and the notes, prepayments and losses.

•     Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

•     “Turbo” payments for a class of notes, where excess spread is used to repay the principal of the class and no amounts are released to the holder of the residual interest until the class is paid.

“Payment enhancements” include:

•     Interest rate hedges where the trust makes fixed payments on a monthly or other basis to an interest rate hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to an interest rate hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate stated in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•     Third party payments, guarantees, surety bonds or letters of credit that would pay amounts stated in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.

Events of Default and Remedies

Events of Default.  Each of the following events will be an “Event of Default” under the indenture:

•     failure to pay interest due on the notes of the Controlling Class within the time period stated in the prospectus supplement,

•     failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•     failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the Controlling Class, or

•     bankruptcy or dissolution of the trust.

If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an Event of Default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an Event of Default.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.

The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (a) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due only because of the acceleration of the notes) or (b) in respect of a covenant or provision of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

The “Controlling Class” for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise stated in the prospectus supplement.

Acceleration of the Notes.  If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.  If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:

•     notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•     the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•     all Events of Default (other than the nonpayment of amounts due only because of the acceleration of the notes), are corrected or waived by the holders of a majority of the note balance of the Controlling Class.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:

•     file a lawsuit for the collection of the notes and enforce any judgment obtained,

•     begin foreclosure proceedings on the exchange note, and

•     take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee, the noteholders and any interest rate hedge counterparties.

However, the indenture trustee is only permitted to sell the exchange note if the following conditions are met, which depend on which Event of Default has occurred:

•     If an Event of Default occurs because of the late payment of interest or principal of any note, the indenture trustee may sell the exchange note without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the exchange note and apply collections as they are received, except that the indenture trustee will sell the exchange note if directed by the holders of a majority of the note balance of the Controlling Class.

•     If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the exchange note unless:

—     all of the noteholders of the Controlling Class consent to the sale,

—     the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties, or

—     the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66 2/3% of the note balance of the Controlling Class.

•     If an Event of Default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the exchange note unless:

—     all of the noteholders consent to the sale, or

—     the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties.

The indenture trustee will notify the noteholders at least 15 days before any sale of the exchange note.  Any noteholder, the depositor, the servicer and any interest rate hedge counterparty may submit a bid to purchase the exchange note.

Payments Following Any Sale of the Exchange Note.  Following an acceleration of the notes and any sale of the exchange note, any amounts collected by the indenture trustee will be paid according to the post-acceleration priority of payments described in the prospectus supplement.

Standard of Care of the Indenture Trustee Following an Event of Default.  If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

Limitation on Suits.  No noteholder will have the right to begin any legal proceeding for any remedy under the indenture unless:

•     the noteholder has given notice to the indenture trustee of a continuing Event of Default,

•     the holders of at least 25% of the note balance of the Controlling Class have requested the indenture trustee to begin a legal proceeding,

•     the requesting noteholders have offered reasonable indemnity to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•     the indenture trustee has failed to begin the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•     the holders of a majority of the note balance of the Controlling Class have not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the right to begin at any time a proceeding to enforce its right to receive principal and interest due to it under its note, and this right may not be impaired without the consent of the noteholder.

The indenture trustee and the noteholders will agree not to begin a bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document.

List of Noteholders

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•     the indenture trustee has received all notes for cancellation or, with specific limitations, funds sufficient to pay all notes in full,

•     the trust has paid all other amounts payable by it under the transaction documents, and

•     the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•     further protect the indenture trustee’s interest in the exchange note and other trust assets under the lien of the indenture,

•     add to the covenants of the trust for the benefit of the noteholders,

•     transfer or pledge any trust assets to the indenture trustee,

•     correct any ambiguity or mistake or add any provision that is not inconsistent with any other provision of the indenture, if it will not have a material adverse effect on the notes or the rights of any interest rate hedge counterparty, and

•     modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as described below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the indenture administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes, or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class.  In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust or any titling company to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•     change the provisions for amending the indenture or voting or consent under the indenture,

•     change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call by the servicer or the percentage of the initial note balance at which the clean up call may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•     impair the right of noteholders to begin suits to enforce the indenture,

•     change the definition of Controlling Class, or

•     permit the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make payments on the notes or to make any other required payments or deposits according to the priority of payments described in the prospectus supplement.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:

•     the depositor delivers an officer’s certificate that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

•     the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be given to the noteholders.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC’s rules and procedures.

Investors should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payment and tax withholding applicable to their purchase of the notes.  In particular, investors should note that DTC’s rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•     the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•     the administrator terminates the book-entry system through DTC, or

•     after the occurrence of an Event of Default or a Servicer Termination Event, the holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive notes will be made only on presentation and surrender of the definitive note at the address stated in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge related to any transfer or exchange.

Computing the Outstanding Principal Amount of the Notes

The monthly investor report described in the prospectus supplement will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

SOME IMPORTANT LEGAL CONSIDERATIONS

Matters Relating to Bankruptcy

Sale of the Exchange Note by Ford Credit to the Depositor and by the Depositor to the Trust.  The sale of the exchange note by Ford Credit to the depositor and then by the depositor to the trust will each be done to minimize the possibility that a bankruptcy proceeding of Ford Credit or the depositor will adversely affect the trust’s rights in the exchange note.  Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will be a “true sale.”  The depositor and the trust also intend that the sale of the exchange note by the depositor to the trust will be a “true sale.”  Neither the depositor nor the trust will have recourse to Ford Credit, as seller of the exchange note, other than the limited obligation to reallocate specific leases and leased vehicles from the reference pool.

On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that in a bankruptcy of Ford Credit or the depositor:

•     the exchange note and the collections on the exchange note would not be property of Ford Credit’s or the depositor’s bankruptcy estate, as applicable, under U.S. federal bankruptcy laws, and

•     the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the exchange note to the depositor or the trust.

This opinion will be subject to assumptions and qualifications and a court in a bankruptcy proceeding of Ford Credit or the depositor may not reach the same conclusion.

Structure of the Holding Companies, the Titling Companies and the Depositor; Risk of Substantive Consolidation.  Each of the holding companies, the titling companies and the depositor is organized as a special purpose entity and is restricted by its limited liability company agreement or articles of incorporation to activities designed to make it “bankruptcy-remote.”  These restrictions limit the nature of its activities and prohibit the depositor from incurring additional indebtedness, making it unlikely that the depositor will have any creditors.  Each limited liability company agreement or articles of incorporation also restricts the special purpose entity from beginning a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers or board of directors, including independent managers or directors, who are specifically instructed to take into account the interests of creditors of the special purpose entity and, in the case of the depositor, the trusts created by the depositor, as well as the interests of the special purpose entity, in any vote to allow the special purpose entity to file for bankruptcy.  Each limited liability company agreement or articles of incorporation also contains covenants meant to preserve the separate identity of the special purpose entity from Ford Credit and to avoid substantive consolidation of the special purpose entity and Ford Credit.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself as liable for debts of the other and not commingle its assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to begin a bankruptcy proceeding against the holding companies, the titling companies or the depositor related to any obligations under the notes or the transaction documents.

On the closing date for a securitization transaction, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor, any of the holding companies or any of the titling companies so as to cause substantive consolidation of the assets and liabilities of (1) the depositor, any of the holding companies or any of the titling companies with the assets and liabilities of Ford Credit or (2) any holding company with the assets and liabilities of the related titling company, in each case, in a manner prejudicial to the noteholders.  This opinion will be subject to assumptions and qualifications, including an assumption that the depositor, each of the holding companies, each of the titling companies and Ford Credit comply with its limited liability company agreement or articles of incorporation.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, the assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  Similarly, if the separate legal existence of Ford Credit and the holding companies or of Ford Credit and the titling companies were disregarded and the assets and liabilities of Ford Credit and the titling companies or of Ford Credit and the holding companies were consolidated, the leases and leased vehicles in the reference pool could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Assuming that the sale of the exchange note by Ford Credit to the depositor is a “true sale,” the sale of the exchange note by the depositor to trust is a ‘“true sale,” the depositor and the titling companies are not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor and the titling companies are not in bankruptcy, the trust generally will have uninterrupted access to amounts received on the reference pool (other than any collections on the reference pool held by Ford Credit as servicer at the time a bankruptcy proceeding is begun).

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer.  The depositor does not intend to begin, and Ford Credit will agree that it will not cause the depositor to begin, a voluntary bankruptcy proceeding while the depositor is solvent.

The bankruptcy of the servicer will result in a Servicer Termination Event.  If no other Servicer Termination Event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the indenture trustee or the noteholders from terminating the servicer.

Payments made by Ford Credit or the depositor to purchase leases and leased vehicles under the servicing agreement may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding in respect of Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,”  established the Orderly Liquidation Authority, or “OLA,”  under which the Federal Deposit Insurance Corporation, or “FDIC,”  is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several respects.  In addition, because the legislation is subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on a particular company, including Ford Credit, the titling companies, the depositor or the trust, or the company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects.  There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  The titling companies, the depositor or the trust could, under some circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If the titling companies were to become subject to OLA, there is an interpretation under OLA that previous pledges of the leases and leased vehicles by the titling companies to the collateral agent perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case, the leases and leased vehicles in the reference pool securing the exchange note, which in turn secures the notes, could be reclaimed by the FDIC and the exchange note may become unsecured.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws.  Based on these rules, the pledge of the leases and leased vehicles by the titling companies to Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•     that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the titling companies, the depositor and the trust, and

•     that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company prior to the end of the applicable transition period of any future regulation, provided that the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will be a “true sale” between separate legal entities under applicable state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the exchange note using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any transition period adopted to implement any future regulation addressing the FDIC’s repudiation authority under OLA.  However, the FDIC may not address its repudiation authority under OLA in future regulations.  Additionally, future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the titling companies, the depositor or the trust may be contrary to this opinion.

If the titling companies or the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the exchange note issued by the titling companies or the notes issued by the trust, as applicable.  In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the exchange note plus accrued interest or the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the exchange note or the notes is greater than the principal amount of the exchange note and any accrued interest or the principal amount of the notes and any accrued interest, as applicable, through the date of repudiation or disaffirmance, that accrued interest.

Security Interests in the Exchange Note and the Leases and Leased Vehicles

The sale and assignment of the exchange note to the trust, the perfection of the security interest pledged in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the Uniform Commercial Code, or “UCC,” in effect in each state.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders.  The exchange note will be secured by a first priority security interest in all of the leases and leased vehicles financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  Under the credit and security agreement and in connection with the LKE program, the security interest of the collateral agent in a leased vehicle and the net sale proceeds is released immediately prior to sale, provided that Ford Credit, as servicer, deposits an amount equal to those proceeds in the collection account under the servicing agreement.  This security interest is for the benefit of Ford Credit, as lender, and all holders of exchange notes, including the trust as holder of the exchange note for the securitization transaction in which the notes will be issued.  Although the exchange note for the securitization transaction in which the notes will be issued will be secured by all of the leases and leased vehicles financed under the credit and security agreement, the trust, as holder of the exchange note, will agree that it will not have recourse to any leases and leased vehicles other than the leases and leased vehicles in the reference pool and any shared amounts from other reference pools.

The parties to the securitization transactions will take the following steps to effect the perfection of these security interests.

Security Interest in the Exchange Note.  Ford Credit will sell the exchange note to the depositor and the depositor will perfect its interest in the exchange note by filing a UCC financing statement.  The depositor will then sell the exchange note to the trust and the trust will perfect its interest in the exchange note by filing a UCC financing statement.  The trust will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a UCC financing statement and by taking possession of the exchange note.

Security Interest in the Leases.  The leases, both tangible and electronic, purchased by the titling companies are “chattel paper” for purposes of the UCC.  The sale, assignment and pledge of “chattel paper” may be perfected either by taking physical possession of tangible leases and taking and maintaining “control” (within the meaning of the UCC) of electronic leases or by the filing of financing statements under the UCC.  The collateral agent has perfected its security interest in the leases securing the revolving credit facility and the exchange notes by filing a UCC financing statement against each titling company and by taking physical possession, in the case of tangible leases, or taking and maintaining “control,” in the case of electronic leases.  The collateral agent has appointed Ford Credit to serve as custodian of the leases.  The tangible leases are physically held by Ford Credit or by a third party vendor.  The electronic leases are stored in a specially-designed computer system maintained by a third party vendor that establishes Ford Credit’s “control” of the electronic leases.  Ford Credit will not segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and Ford Credit, as lender.

Security Interest in the Leased Vehicles.  As servicer, Ford Credit follows procedures to apply for a certificate of title for each leased vehicle in the name of a titling company and to perfect the collateral agent’s security interest in each leased vehicle securing the revolving credit facility and the exchange notes by noting the lien of the collateral agent on the certificate of title for the leased vehicle under state motor vehicle laws.  Generally, these procedures require the dealer to apply for a title that includes the titling company’s ownership and the collateral agent’s lien immediately after a titling company’s purchase of a leased vehicle.  The procedures to obtain title in the name of the titling company and to perfect the collateral agent’s lien on the leased vehicle depend on the actions of third parties, including dealers and state and local motor vehicle registration authorities.  If the collateral agent obtains a validly perfected security interest in the leased vehicle on a timely basis, the trust, as holder of the exchange note, will also have the benefits of this security interest in most states.  If the collateral agent does not obtain a perfected security interest in the leased vehicle due to fraud, forgery, negligence or administrative error of a third party, the collateral agent’s security interest could be subordinated to subsequent purchasers of the leased vehicle and subsequent lenders with a perfected security interest.  If the collateral agent does not have a perfected security interest in a leased vehicle, the trust’s ability to realize on the leased vehicle following an exchange note default would be adversely affected.  As collateral agent administrator, Ford Credit must take appropriate steps to maintain perfection of the collateral agent’s security interest in the leased vehicles and under the servicing agreement, the servicer must reallocate the leased vehicle from the reference pool if the collateral agent fails to obtain a perfected first priority security interest in the leased vehicle and the lease or leased vehicle is materially and adversely affected.

In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling companies, Ford Credit, as collateral agent administrator, files a UCC financing statement against each titling company, on behalf of the collateral agent, because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

The revolving credit facility and all exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by all of the leases and leased vehicles financed by the titling companies under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable UCC financing statement, as described in “— Security Interests in Exchange Note and the Leases and Leased Vehicles — Security Interest in the Exchange Note” above.

In some circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.  In addition, if a leased vehicle is seized by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement.  Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to reallocate any lease or leased vehicle from the reference pool in these circumstances.

PBGC Liens.  Under ERISA, the Pension Benefit Guaranty Corporation, or “PBGC”, will have the ability to place a lien on any of the assets of the Ford controlled group if:

•     a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the Ford controlled group or the PBGC, and the pension plan is underfunded at the time of termination,

•     any member of the Ford controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member is a substantial employer, and the pension plan is underfunded at the time of withdrawal, or

•     the members of the Ford controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with all other unpaid contributions, exceeds $1 million.

The titling companies, the depositor and the trust are all members of the Ford controlled group.  In addition, while a PBGC lien could attach to any of the assets of the Ford controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the Ford controlled group, including Ford Credit, that is the subject of a bankruptcy proceeding at the time the PBGC lien arises.  Assuming the titling companies, the depositor and the trust are not subject to bankruptcy proceedings and that neither the reference pool nor the exchange note are consolidated with the bankruptcy estate of Ford Credit, the PBGC would be able to levy on those assets to satisfy the pension obligations of the Ford controlled group unless the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien.

The securitization transactions in which the notes will be issued will be structured so that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date for a securitization transaction.

Under state law, the priority of the collateral agent’s security interest in a lease is established under the UCC on the date the collateral agent filed its UCC financing statements.  The priority of the collateral agent’s security interest in a leased vehicle and identifiable cash proceeds is established on the date the certificate of title for the leased vehicle was filed with the proper state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the UCC applies).  The priority of the indenture trustee’s security interest in the exchange note will be established under the UCC when the indenture trustee files its financing statements.

The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law.  Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien.  Under the UCC, the priority of a security interest will relate back to the date that the security interest was perfected, even if the property subject to the security interest does not exist at that time.  Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date the security interest was perfected under state law if the property subject to the security interest does not exist at that time.  Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence.  As a result, the security interest of the collateral agent in the leases in the reference pool and any proceeds received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the applicable titling company’s right to receive those monthly payments existed before the PBGC filed the notice of lien.

On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and all identifiable cash proceeds (including the collections received after a filing of a lien by the PBGC) would be prior to any lien of the PBGC if the notice of lien is filed after the closing date for a securitization transaction.  This opinion will be subject to assumptions and qualifications and a court may not reach the same conclusion.

Legal Considerations Relating to the Leases and the Leased Vehicles

Repossession of Leased Vehicles; Notice of Sale and Cure Rights.  If a lessee defaults on its lease, the servicer will have all the remedies of a secured party under the UCC, except where limited by other state laws.  These remedies include the right to perform self-help repossession unless it would be a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford

Credit in most cases and usually is done by an independent contractor taking possession of the leased vehicle.  In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If a lessee is in default on its lease, some states require that the secured party notify the lessee of the default and give the lessee a time period to correct the default prior to repossession.  In Ford Credit’s experience, this right to correct is exercised by only a limited number of lessees.

On repossession of a vehicle, the UCC and other state laws require the secured party to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held.  The lessee has the right to correct the default under the lease prior to sale by paying the secured party the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.

Deficiency Judgments.  Ford Credit generally is required to apply the proceeds of sale of a repossessed leased vehicle to the expenses of sale and repossession and then to the satisfaction of the amounts due under the lease.  If the net proceeds from sale do not cover the full amount due under the lease, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit deficiency judgments.  Because a deficiency judgment is an unsecured personal judgment against the lessee for the shortfall, in many cases it is not worthwhile to seek one.  If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect.

Consumer Financial Protection Laws.  Numerous federal and state consumer protection laws and related regulations impose substantial requirements on lessors and servicers involved in consumer leasing, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions.  The federal Consumer Leasing Act of 1976 and Regulation M, for example, require that a number of disclosures be made at the time a vehicle is leased, including all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning about possible charges for early termination.  All states have adopted Article 2A of the UCC, which provides protection to lessees through implied warranties and the right to cancel a lease contract relating to defective goods.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation to recover deficiency balances.  These equitable principles may relieve a lessee from some or all of the legal consequences of a default.

Ford Credit will represent that each lease complies in all material respects with applicable requirements of law and that each lease is not subject to claims or defenses of the lessee.  This representation is based on Ford Credit’s review of form lease terms, its review of completed leases for errors apparent in the lease, and dealer representations of lease disclosure accuracy in agreements between Ford Credit and the dealer.  If a lessee has a claim for any violation of law related to a lease, the violation would be a breach by Ford Credit and if the breach has a material adverse effect on any lease and leased vehicle, Ford Credit would have to reallocate the lease and leased vehicle from the reference pool unless the breach is cured in all material respects by the end of the applicable grace period.

Under the terms of the Servicemembers Civil Relief Act or similar state laws, a lessee who enters military service after entry into a lease may be entitled to relief on specific payment obligations, and Ford Credit must suspend any attempts to self-help repossess the related leased vehicle.  Furthermore, a lessee may terminate a lease at any time if the lessee subsequently enters into military service or receives military orders for a permanent change of station outside the continental U.S. or to deploy with a military unit.  No early termination charges may be imposed on the lessee for such termination.  Leases with lessees who are in the military or who subsequently enter the military may be included in the reference pool and Ford Credit will not be required to reallocate from the reference pool a lease and leased vehicle that become subject to these laws.

Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the trust to realize on collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount due under the lease to the market value of the leased vehicle at the time of bankruptcy, leaving the lessor as a general unsecured creditor for the remainder of the amount owed by the lessee.  A bankruptcy court may also reduce the monthly payments due under a lease or change the time of payment of the lease.  Ford Credit will not be required to reallocate from the reference pool any lease that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX CONSIDERATIONS

General

Below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This discussion is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  The IRS may challenge the conclusions described in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This discussion is directed only to prospective investors who:

•     purchase notes in the initial distribution,

•     are citizens or residents of the United States, and

•     hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•     a citizen or resident of the United States,

•     a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•     an estate whose income is subject to U.S. federal income tax regardless of its source, or

•     a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this discussion, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them.

Prospective investors are encouraged to consult with their tax advisors about the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trusts

At the time that one or more classes of notes are issued by a trust, tax counsel to the depositor will give an opinion that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as stated in the related prospectus supplement, tax counsel will also give an opinion that the offered notes will be treated as debt for U.S. federal income tax purposes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that any class of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor.  Nonetheless, treatment of notes as equity interests in “a publically traded partnership” could have adverse tax consequences to some noteholders.  For example, income to “some tax-exempt entities” (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt.  For a class or classes of notes, except for any class or classes which are identified as receiving different tax treatment in the related prospectus supplement, tax counsel will give an opinion that the offered notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be treated as debt.  The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.  Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trusts” above.

Treatment of Stated Interest.  The stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued according to each noteholder’s method of tax accounting.

Original Issue Discount.  If the prospectus supplement states that a class of notes is to be treated as issued with original issue discount, or “OID,” a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method.

Disposition of Notes.  If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income for the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder for the note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  If the FATCA withholding tax, as described under “—Payments to Foreign Financial Institutions and Certain Other Foreign Entities” below, does not apply, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•     is signed under penalties of perjury by the beneficial owner of the note,

•     certifies that the beneficial owner is not a U.S. noteholder, and

•     provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN or W-8BEN-E, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Under some circumstances, an IRS form W-BEN or W-8BEN-E can remain effective indefinitely.  The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income from its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax if:

•     the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•     in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Foreign Entities.  A 30% withholding tax generally will apply to payments of interest (including OID) and, after December 31, 2018, to payments of gross proceeds from the disposition of notes that are made to foreign financial institutions and certain non-financial foreign entities.  This withholding tax, imposed under sections 1471 through 1474 of the Code, or “FATCA,” generally will not apply where the payments are made to (i) a foreign financial institution that enters into an agreement with the IRS or otherwise complies with an applicable intergovernmental agreement to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.  Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions under FATCA.

State Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective investors are encouraged to consult their tax advisors about state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  Under ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•     whether the investment is permitted under the plan’s governing documents,

•     whether the fiduciary has the authority to make the investment,

•     whether the investment is consistent with the plan’s funding objectives,

•     the tax effects of the investment,

•     whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of a trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•     whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase, holding and/or disposition of the notes offered by this prospectus and the prospectus supplement.  Unless otherwise stated, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of an interest or participation in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be paid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan.  In this case, exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase, hold or dispose of a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:

•     prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•     PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•     PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•     PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•     PTCE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions in these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases, holds or disposes of notes of any class will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  However, these plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of the plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a violation of those similar laws or regulations.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement.  In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a stated principal amount of one or more classes of notes, as described in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement) will state the price at which each class of notes will be offered to the public and any concessions that may be offered to some dealers participating in the offering of the notes or state that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.  After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date for a securitization transaction.

The depositor and Ford Credit will indemnify the underwriters for specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•     over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•     stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a stated maximum,

•     syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•     penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  Any of these transactions may be discontinued at any time.

LEGAL OPINIONS

Counsel for the trust, the depositor and the servicer identified in the prospectus supplement will review or provide legal opinions on some legal matters relating to the notes, including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions on enforceability.  Counsel for the underwriters identified in the prospectus supplement will review or provide legal opinions on some legal matters relating to the notes and other matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-173928 under the Securities Act of 1933, for the notes offered by this prospectus.  You may read and copy the registration statement and any notices, reports, information, statements and other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find notices, reports, information, statements and other materials for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

The servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  A copy of reports may be obtained by a noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF SPECIFIC DOCUMENTS BY REFERENCE

The trust “incorporates by reference” some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements of the Securities Act of 1933).

The depositor will provide without charge to each person to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

Requests for such copies should be directed to:

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 0802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Email:  FSPEMgt@ford.com

INDEX OF DEFINED TERMS

ALG	21	Ford Credit	4
base monthly payments	17	HTD	33
clean up call	6	lease factor	17
contract residual value	17	LIBOR	43
Controlling Class	45	LKE program	28
credit enhancement	44	OID	58
depositor	29	OLA	51
Dodd-Frank Act	51	overcollateralization	44
DTC	49	payment enhancement	44
ERISA	60	plans	60
Event of Default	44	Prepayments	39
excess spread	44	PTCE	62
exchange note	17	reference pool	5, 40
exchange note default	42	SEC	3
exchange note supplement	40	servicer	6
facility default	42	Servicer Termination Event	38
FATCA	60	titling companies	33
FDIC	51	trust	4
Ford	4	UCC	53

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on its date.  Ford Credit is not offering the notes in any state where their offer is not permitted.

Ford Credit Auto Lease Trust 2015-B Issuing Entity or Trust
Ford Credit Auto Lease Two LLC Depositor Ford Motor Credit Company LLC Sponsor and Servicer	$160,000,000 $217,000,000 $170,000,000	Class A-1 0.43000% Asset Backed Notes Class A-2a 1.04% Asset Backed Notes Class A-2b Floating Rate Asset Backed Notes
	$247,000,000 $108,000,000 $ 50,700,000	Class A-3 1.38% Asset Backed Notes Class A-4 1.54% Asset Backed Notes Class B 1.92% Asset Backed Notes
PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

Bradesco BBI Credit Agricole Securities Goldman, Sachs & Co. J.P. Morgan SMBC Nikko UniCredit Capital Markets